                 SUBJECT TO COMPLETION, DATED JANUARY 12, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                   Filed pursuant to Rule 424(a)
                                                            (File No. 333-37595)
PROSPECTUS

                                2,400,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

    Response USA, Inc., a Delaware corporation (the "Company"), hereby offers 2,400,000 shares of common stock, par value $0.008 per share (the "Common Stock") (after giving effect to the one-for-three reverse stock split effective January 9, 1998). The Company has applied for listing of the Common Stock on the Nasdaq National Market under the symbol "RSPN." The Common Stock is currently being traded on the Nasdaq SmallCap Market under the symbol "RSPND," and commencing February 9, 1998 the Common Stock will be traded under the symbol "RSPN." On January 9, 1998, the closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market was $8.50 per share. See "Price Range of Common Stock."

    SEE "RISK FACTORS" LOCATED ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                            A CRIMINAL OFFENSE.

                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND        PROCEEDS TO
                                                            PRICE TO PUBLIC      COMMISSIONS(1)      COMPANY(2)(3)
Per Share................................................          $                   $                   $
Total....................................................          $                   $                   $

(1) Does not include additional consideration to Gruntal & Co., L.L.C. and Hampshire Securities Corporation, the representatives (the "Representatives") of the several underwriters named herein (the "Underwriters"), consisting of (i) a non-accountable expense allowance and
    (ii) warrants to purchase up to an aggregate of 240,000 shares of Common Stock (the "Representatives' Warrants"). The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of this offering payable by the Company estimated
    at $         , including non-accountable expense allowance described in note
    (1) above ($         in the event of the exercise in full of the
    Underwriters' over-allotment option).

(3) The Company has granted the Underwriters a 45-day option to purchase up to an additional 360,000 shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be
    $         , $         , and $         , respectively. See "Underwriting."

    The shares of Common Stock are being offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by them, and subject to their right to reject orders in whole or in part, and to certain other matters. It is expected that delivery of the certificates representing shares of Common Stock will be made against payment therefor at the
offices of Gruntal & Co., L.L.C., on or about             , 1998.

                           --------------------------

GRUNTAL & CO., L.L.C.                           HAMPSHIRE SECURITIES CORPORATION
                             ---------------------

                  THE DATE OF THIS PROSPECTUS IS       , 1998

Center picture of the Company's central monitoring station surrounded by the Company's logo and five pictures depicting the Company's products and services.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING SYNDICATE COVERING TRANSACTIONS, PENALTY BIDS AND SHORT SALES. FOR A DESCRIPTION OF THESE ACTIVITIES; SEE "UNDERWRITING."

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) MAY ENGAGE IN PASSIVE MARKET-MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS (I) GIVES EFFECT TO THE ONE-FOR-THREE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK EFFECTIVE JANUARY 9, 1998, (II) ASSUMES AN ESTIMATED OFFERING PRICE OF $8.25 PER SHARE, WHICH ASSUMED PRICE HAS BEEN ESTIMATED SOLELY FOR PURPOSES OF MAKING CERTAIN PRO FORMA AND USE OF PROCEEDS CALCULATIONS AND IS BASED UPON THE MARKET PRICE OF THE COMMON STOCK IN RECENT PERIODS, HOWEVER THE ACTUAL OFFERING PRICE WILL BE DETERMINED BY NEGOTIATION BETWEEN THE REPRESENTATIVES AND THE COMPANY BASED UPON THE ACTUAL MARKET PRICE OF THE COMMON STOCK AT THE TIME OF THE OFFERING, (III) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION AND (IV) ASSUMES THE REDEMPTION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK (THE "PREFERRED STOCK") AND COMPLIANCE WITH ALL OTHER PROVISIONS OF THE SETTLEMENT AGREEMENT BETWEEN THE COMPANY AND THE HOLDERS OF THE PREFERRED STOCK. SEE "DESCRIPTION OF SECURITIES -- SERIES A CONVERTIBLE PREFERRED STOCK." EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. AS USED IN THIS PROSPECTUS, THE TERM "COMPANY" MEANS, UNLESS THE CONTEXT REQUIRES OTHERWISE, THE COMPANY AND ITS WHOLLY-OWNED SUBSIDIARIES, UNITED SECURITY SYSTEMS, INC. ("USS"), EMERGENCY RESPONSE SYSTEMS, INC. ("ERS") RESPONSE ABILITY SYSTEMS, INC. ("SYSTEMS") AND, HEALTHLINK, LTD. ("HEALTHLINK"), AN ENTITY IN WHICH THE COMPANY HAS A 50% EQUITY INTEREST. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS."

                                  THE COMPANY

    The Company is a fully-integrated security systems provider engaged in the monitoring, sale, installation and maintenance of residential and commercial security systems and personal emergency response systems ("PERS"). The Company is a regional provider of security alarm monitoring services for residential and small business subscribers operating in the states of New York, New Jersey, Pennsylvania, Delaware and Connecticut. The Company is also a nationwide provider of PERS products which enable individual users, such as elderly or disabled persons, to transmit a distress signal using a portable transmitter. The Company currently has an aggregate of approximately 48,000 alarm and PERS subscribers for which it provides monitoring services. As a result of the Company's acquisitions of subscriber account portfolios, the Company's monthly recurring revenue ("MRR") has grown by 60%, to approximately $800,000 for the month ended September 30, 1997 from approximately $500,000 for the month ended June 30, 1995. According to a May 1997 report published by Security Distributing and Marketing ("SDM"), an organization which publishes industry reports, as of December 31, 1996, the Company is the 31st largest electronic security company in the United States, based on total revenues, and the 25th largest electronic security company, based on recurring annual revenues.

    The Company's electronic security systems business utilizes electronic systems installed in businesses and residences to provide (i) detection of events such as intrusion or fire, (ii) surveillance and (iii) control of access to property. The detection devices are currently monitored by a third-party monitoring station located in Euclid, Ohio (the "Monitoring Station"). The Monitoring Station personnel verify the nature of the emergency and contact the appropriate emergency authorities in the user's area. In some instances, commercial customers may monitor these devices at their own premises or the devices may be connected to local fire or police departments. The products and services marketed in the electronic security services industry range from residential systems that provide basic entry and fire protection to more sophisticated commercial systems.

    The Company's PERS is an electronic device which is designed to monitor, identify and electronically report emergencies requiring medical, fire or police assistance, to help elderly, disabled and other individuals. When activated by the pressing of a button, or automatically, in the case of certain environmental temperature fluctuations, the transmitter sends a radio signal to a receiving base installed in the user's home. The receiving base relays the signal over telephone lines to the Monitoring Station which provides continuous monitoring services. In addition, this signal establishes two-way voice communication between the user and the Monitoring Station personnel directly through the PERS unit, thereby avoiding any need for the user to access a telephone.

    The electronic security services industry is highly fragmented and the Company's strategy is to grow by acquisition, as well as by offering new products and services. According to an industry report published in 1996, there are approximately 12,000 separate security services companies nationally, and according to the May 1997 SDM Report, the electronic security industry generates an aggregate of approximately $13 billion in revenues annually. The Company believes that there is an industry-wide trend towards consolidation due, in part, to the relatively high fixed costs of maintaining a centralized monitoring station and the relatively low incremental cost of servicing additional subscribers. The Company completed the acquisition of an aggregate of 38 subscriber account portfolios (a total of approximately 25,000 subscriber accounts) during the three fiscal years ended June 30, 1997.

    The Company has entered into an agreement with Triple A Security Systems, Inc. ("Triple A"), pursuant to which the Company will acquire substantially all of the assets of Triple A upon the consummation of this offering. Triple A is engaged in the monitoring, sale and installation of residential and commercial security systems, principally in northeastern Pennsylvania. Triple A currently services approximately 14,000 subscriber accounts which are monitored by its central monitoring station, and the Company anticipates transferring all of its subscriber accounts from the Monitoring Station to Triple A's monitoring station following consummation of the Triple A acquisition. See "Business -- Pending Acquisitions."

    In March 1997, the Company acquired a 50% interest in HealthLink. HealthLink markets a low-cost PERS product containing basic one-way transmission features (the "HealthLink System"). The HealthLink System is distributed nationally through retail stores, including Target Stores ("Target") (808 stores), Long's Drugs, a west-coast regional chain (305 stores), Fred Myer, a northwest regional chain (104 stores), Fry's, a southwest regional chain (51 stores) and Bergen Brunswick's west-coast Good Neighbor Pharmacies (429 stores), accounting for distribution through a total of approximately 1,700 stores as of the date of this Prospectus. The Company is negotiating with several other chain stores to further increase distribution. The Company provides monitoring and related services to HealthLink System customers, is responsible for billing and collecting from such customers and receives a portion of the recurring revenue as a fee for providing these services.

    In November 1996, the Company entered into a two-year agreement granting it the exclusive worldwide distribution rights within the health care industry to WanderWatch,-TM- a monitoring system designed to assist in the care of patients with Alzheimer's disease, autism, head injury, dementia or other diseases or injuries which may involve memory loss. WanderWatch-TM- is similar to PERS, except that the transmitter is designed to be continuously activated and transmits a signal to the base unit. If the base unit does not receive the requisite number of transmissions, it indicates that the patient may have wandered outside the "safety range," and triggers an alarm in the home base unit. If the alarm is not disabled, a signal is automatically transmitted to the Monitoring Station, whose personnel will then place calls based upon a set protocol established by the caregivers. The license agreement for WanderWatch-TM- provides for automatic one-year renewals and the Company's exclusive rights to the license are subject to forfeiture under certain circumstances. WanderWatch-TM- is currently being test-marketed by the Company and the Company does not anticipate commencing distribution of the product prior to July 1, 1998.

    The Company is a Delaware corporation, organized in March 1992. The Company's principal executive offices are located at 11-H Princess Road, Lawrenceville, New Jersey 08648, and its telephone number is 609-896-4500.

                                  THE OFFERING

Common Stock offered by the
  Company...........................  2,400,000 shares
Common Stock outstanding prior to
  this offering.....................  2,212,596 shares(1)
Common Stock outstanding after this
  offering..........................  4,612,596 shares(1)(2)
Use of Proceeds.....................  To consummate the acquisition of Triple A and to reduce certain indebtedness and other obligations of
                                      the Company. See "Use of Proceeds."
Risk Factors........................  The purchase of the shares of Common Stock is speculative and involves substantial risk.
                                      Prospective investors should carefully review and
                                      consider the information set forth under "Risk
                                      Factors."
Nasdaq SmallCap Market Symbol.......  RSPND (RSPN commencing February 9, 1998)
Proposed Nasdaq National Market
  Symbol............................  RSPN

------------------------

(1) Does not include up to (i) 1,156,016 shares of Common Stock issuable upon exercise of outstanding options granted to officers, directors, employees and consultants of the Company, at exercise prices ranging from $.03 to $13.35 per share, including 422,800 shares of Common Stock issuable upon exercise of outstanding options granted to certain officers and directors at an exercise price of $0.03 per share, 200,000 shares of Common Stock issuable upon exercise of outstanding options granted to two officers of USS, one of whom is a director of the Company at an exercise price of $4.50 per share, 500,000 shares of Common Stock issuable upon exercise of options to be granted to certain officers and directors at an exercise price equal to the public offering price and 33,216 shares of Common Stock issuable upon exercise of outstanding options granted to employees and consultants at exercise prices ranging from $.30 to $13.35 per share, (ii) 1,708,750 shares of Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $6.00 to $24.00 per share, including 114,833 and 147,250 shares of Common Stock issuable upon exercise of outstanding warrants granted to the holders of the Company's Preferred Stock at exercise prices of $6.00 and $10.125 per share, respectively (the "Preferred Warrants"), 411,127 shares of Common Stock issuable upon exercise of the Company's publicly-traded Class A Warrants at an exercise price of $7.50 per share (the "Class A Warrants"), 493,983 shares of Common Stock issuable upon exercise of the Company's publicly-traded Class B Warrants at an exercise price of $9.75 per share (the "Class B Warrants"), 16,567 shares of Common Stock issuable upon exercise of the Company's Class C Warrants at exercise prices ranging from $9.78 to $16.875 per share (the "Class C Warrants"), 150,000 shares issuable upon exercise of a warrant granted to BKR, Inc. in connection with the Company's investment in HealthLink at an exercise price of $9.00 per share and 375,000 shares of Common Stock issuable upon exercise of outstanding warrants granted to consultants and placement agents at exercise prices ranging from $13.50 to $24.00 per share, (iii) 102,320 shares of Common Stock issuable upon conversion of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), (iv) 240,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants to be issued to the Representatives on the closing of this offering, and (v) 100,000 shares of Common Stock issuable upon exercise of options which may be granted pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") which was adopted by the stockholders of the Company on January 6, 1998. See "Management" and "Description of Securities."

(2) Does not include shares of Common Stock to be issued upon consummation of two pending acquisitions, based upon the market price of the Common Stock at the time of the consummation. Assuming the estimated public offering price of $8.25 per share, an aggregate of 397,055 shares of Common Stock would be issued upon consummation of such acquisitions. See "Business--Pending Acquisitions."

          SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA INFORMATION

                                                                                   PRO FORMA
                                                        HISTORICAL               AS ADJUSTED(3)        HISTORICAL
                                            -----------------------------------  --------------  -----------------------
                                               YEAR ENDED JUNE 30,                  THREE MONTHS ENDED SEPTEMBER 30,
                                            ----------------------------------------------------------------------------
                                               1995        1996        1997           1997          1996         1997
                                            ----------  ----------  -----------  --------------  -----------  ----------
INCOME STATEMENT DATA:
  Revenues:
    Product Sales.........................  $4,520,062  $2,352,449  $ 2,938,618   $  4,726,515   $   656,128  $  662,846
    Monitoring and Related Services.......   4,812,474   8,515,247    9,784,285     14,776,735     2,386,239   2,585,038
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Revenues......................   9,332,536  10,867,696   12,722,903     19,503,250     3,042,367   3,247,884
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Cost of Revenues:
    Product Sales(1)......................   2,635,674   1,718,689    1,970,158      3,364,629       451,535     398,442
    Monitoring and Related Services(2)....   1,125,123   1,779,490    2,127,257      4,438,081       747,025     768,739
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Cost of Revenues..............   3,760,797   3,498,179    4,097,415      7,802,710     1,198,560   1,167,181
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Gross profit............................   5,571,739   7,369,517    8,625,488     11,700,540     1,843,807   2,080,703
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Operating Expenses:
    Selling, General and Administrative...   6,327,622   6,416,486    9,126,641     11,266,985     1,421,984   1,615,635
    Compensation--Options/Employment
      Contracts...........................      --          --        3,689,700      3,689,700       862,500    (450,000)
    Depreciation and Amortization.........   1,302,208   2,200,894    2,976,433      4,535,493       662,719     837,539
    Interest..............................   1,220,618   3,185,603    1,349,480      1,449,080       503,470     643,780
    Litigation Settlement.................     240,000      --          --             --            --           --
    Recovery of Termination Benefits
      Cost................................    (392,699)     --          --             --            --           --
    Recovery of Restructuring Charges.....     (52,920)     --          --             --            --           --
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Operating Expenses............   8,644,829  11,802,983   17,142,254     20,941,258     3,450,673   2,646,954
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Loss from Operations..................  (3,073,090) (4,433,466)  (8,516,766)    (9,240,718)   (1,606,866)   (566,251)
Other Income (Expense):
    Interest Income.......................      42,260      21,568       12,176         27,504         7,939       1,708
    Joint Venture Loss....................      --          --         (123,325)      (123,325)      --         (130,138)
                                            ----------  ----------  -----------  --------------  -----------  ----------
Loss Before Extraordinary Item............  (3,030,830) (4,411,898)  (8,627,915)    (9,336,539)   (1,598,927)   (694,681)
  Extraordinary Item Loss on Debt
    Extinguishment........................      --          --        2,549,708      2,549,708     2,549,708      --
                                            ----------  ----------  -----------  --------------  -----------  ----------
Net Loss..................................  (3,030,830) (4,411,898) (11,177,623)   (11,886,247)   (4,148,635)   (694,681)
Dividends and Accretion on Preferred
Stock.....................................      --          --       (6,876,521)       --         (6,125,549)   (335,272)
                                            ----------  ----------  -----------  --------------  -----------  ----------
Net Loss Applicable to Common
Shareholders..............................  $(3,030,830) $(4,411,898) $(18,054,144)  $(11,886,247) $(10,274,184) $(1,029,953)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Loss per Common Share:
    Loss Before Extraordinary Item........  $   (15.07) $    (8.61) $     (5.80)  $      (2.18)  $     (1.23) $    (0.33)
    Extraordinary Item....................      --          --            (1.71)         (0.59)        (1.96)     --
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Net Loss..............................  $   (15.07) $    (8.61) $     (7.51)  $      (2.77)  $     (3.19) $    (0.33)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Net Loss Applicable to Common
      Shareholders........................  $   (15.07) $    (8.61) $    (12.14)  $      (2.77)  $     (7.89) $    (0.48)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Weighted Average Number of Common Shares
    Outstanding...........................     201,064     512,179    1,487,574      4,284,629     1,302,284   2,132,533
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------

                                              PRO FORMA
                                            AS ADJUSTED(3)
                                            --------------

                                                 1997
                                            --------------
INCOME STATEMENT DATA:
  Revenues:
    Product Sales.........................    $1,071,442
    Monitoring and Related Services.......     4,032,063
                                            --------------
      Total Revenues......................     5,103,505
                                            --------------
  Cost of Revenues:
    Product Sales(1)......................       762,719
    Monitoring and Related Services(2)....     1,397,054
                                            --------------
      Total Cost of Revenues..............     2,159,773
                                            --------------
  Gross profit............................     2,943,732
                                            --------------
  Operating Expenses:
    Selling, General and Administrative...     2,206,395
    Compensation--Options/Employment
      Contracts...........................      (450,000)
    Depreciation and Amortization.........     1,238,836
    Interest..............................       667,650
    Litigation Settlement.................        --
    Recovery of Termination Benefits
      Cost................................        --
    Recovery of Restructuring Charges.....        --
                                            --------------
      Total Operating Expenses............     3,662,881
                                            --------------
    Loss from Operations..................      (719,149)
Other Income (Expense):
    Interest Income.......................         4,026
    Joint Venture Loss....................      (130,138)
                                            --------------
Loss Before Extraordinary Item............      (845,261)
  Extraordinary Item Loss on Debt
    Extinguishment........................        --
                                            --------------
Net Loss..................................      (845,261)
Dividends and Accretion on Preferred
Stock.....................................        --
                                            --------------
Net Loss Applicable to Common
Shareholders..............................    $ (845,261)
                                            --------------
                                            --------------
  Loss per Common Share:
    Loss Before Extraordinary Item........    $    (0.17)
    Extraordinary Item....................        --
                                            --------------
    Net Loss..............................    $    (0.17)
                                            --------------
                                            --------------
    Net Loss Applicable to Common
      Shareholders........................    $    (0.17)
                                            --------------
                                            --------------
  Weighted Average Number of Common Shares
    Outstanding...........................     4,929,588
                                            --------------
                                            --------------

                                                            HISTORICAL                               PRO FORMA
                                                       YEAR ENDED JUNE 30,           HISTORICAL    AS ADJUSTED(3)
                                                ----------------------------------  SEPTEMBER 30,  SEPTEMBER 30,
                                                   1995        1996        1997         1997            1997
                                                ----------  ----------  ----------  -------------  --------------
CERTAIN SUBSCRIBER DATA:
  MRR(4)......................................  $  500,000  $  720,600  $  800,000   $   800,000    $  1,067,000
  Number of Retail Subscribers................      28,628      34,173      37,770        37,592          47,592
  Number of Wholesale Subscribers.............       9,440      11,132       9,639         7,720          11,720
  Total Number of Subscribers.................      38,068      45,305      47,409        45,312          59,312
  MRR per Retail Subscriber(5)................  $    16.93  $    20.25  $    20.27   $     20.55    $      21.56
  MRR per Wholesale Subscriber(5).............  $     1.63  $     2.22  $     3.50   $      3.55    $       3.50

                                                                                          SEPTEMBER 30, 1997
                                                                                     -----------------------------
                                                                                                      PRO FORMA
                                                                                      HISTORICAL    AS ADJUSTED(3)
                                                                                     -------------  --------------
CONSOLIDATED BALANCE SHEET DATA:
  Working Capital (Deficit)........................................................  $    (841,753)  $   (327,913)
  Total Assets.....................................................................     30,296,434     44,532,441
  Long-Term Debt, Net of Current Portion(6)........................................     12,944,996     13,834,440
  Preferred Stock..................................................................      6,818,055             31
  Total Stockholders' Equity.......................................................     11,100,411     23,546,498

------------------------

(1) Includes cost of goods sold and installation expenses.

(2) Includes monitoring costs, time and material expenses and patrol costs.

(3) Pro forma to reflect (i) the acquisitions of Triple A and The Jupiter Group, Inc. d/b/a Triple A Patrol ("Jupiter") as if they had occurred on July 1, 1996; and 397,055 shares of Common Stock to be issued to Triple A and Jupiter in connection with the acquisitions (assuming a $8.25 per share offering price) (ii) the sale by the Company of 2,400,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom and
    (iii) the redemption of the Preferred Stock. The pro forma financial information is unaudited and may not be indicative of the results that actually would have occurred if the acquisition had occurred on July 1, 1996. See "Use of Proceeds," "Capitalization" and "Description of Securities."

(4) MRR is monthly recurring revenue which the Company is entitled to receive under contracts in effect at the end of the period. MRR is a term commonly used in the industry as a measure of the size of a company but not as a measure of profitability or performance, and does not include any allowance for future attrition or allowance for doubtful accounts. The Company does not have sufficient information as to the attrition of acquired subscriber accounts to predict the amount of MRR that will be realized in future periods or the impact of the attrition of acquired subscriber accounts on the Company's overall rate of attrition. A retail subscriber is a subscriber who contracts directly with the Company for monitoring services. A wholesale subscriber is a subscriber who contracts through a third party for monitoring services provided by the Company. See "Risk Factors--Attrition of Subscriber Accounts."

(5) MRR at the end of the period divided by the number of retail or wholesale (as the case may be) subscribers at the end of the period.

(6) Includes $12,660,000 of borrowings under the Credit Line (as defined herein). As of January 7, 1998, actual borrowings under the Credit Line were $14,410,000.

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OF COMMON STOCK BEING OFFERED HEREBY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, TOGETHER WITH OTHER MATTERS REFERRED TO HEREIN, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, THE FOLLOWING RISK FACTORS. IT MUST BE RECOGNIZED THAT OTHER UNFORSEEN RISKS MIGHT ARISE IN THE FUTURE AND AFFECT THE COMPANY TO A GREATER EXTENT THAN COULD EVER BE ANTICIPATED.

    THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, WITH RESPECT TO (I) THE COMPANY'S ACQUISITION AND FINANCING PLANS, (II) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS,
(III) THE IMPACT OF COMPETITION AND (IV) THE EXPANSION OF CERTAIN OPERATIONS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE INFORMATION UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

HISTORY OF SIGNIFICANT LOSSES; WORKING CAPITAL DEFICIT; UNCERTAIN FUTURE
  PROFITABILITY;
  ASSETS ENCUMBERED; HIGHLY-LEVERAGED STRUCTURE

    The Company has incurred net losses of $3,030,830, $4,411,898, $18,054,144 and $1,029,953 (inclusive of dividends and accretion on preferred stock of $6,876,521 and $335,272 for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, respectively) for the three fiscal years ended June 30, 1995, 1996 and 1997, and the three months ended September 30, 1997, respectively and an accumulated deficit of $32,471,902 at September 30, 1997. It is anticipated that such losses will continue for the foreseeable future. The Company had a net working capital deficit of $1,023,805 as at June 30, 1997 and $841,753 as at September 30, 1997. In addition, the Company's future plans are subject to known and unknown risks and uncertainties that may cause the Company to continue to incur substantial losses from operations. There can be no assurance that the Company's operations will ever become profitable or that, if it is successful in doing so, it will be able to maintain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    On June 30, 1996, the Company completed a restructuring of its long-term debt and obtained a $15,000,000 credit line (the "Credit Line") from Mellon Bank, N.A. (the "Bank"). As of January 7, 1998, $590,000 was available for borrowing under the Credit Line. On December 10, 1997, the Bank issued a committment letter to the Company to increase the Credit Line to $18,000,000. The increase in the Credit Line is subject to the satisfaction of a number of conditions, including the Company's receipt of a minimum of $7,000,000 of net proceeds from this offering (after giving effect to the redemption of the Preferred Stock), and there can be no assurance that all of such conditions will be satisfied or that the Company will receive such increase in the Credit Line. The Company intends to use a portion of the net proceeds of this offering to pay down a portion of the outstanding indebtedness under the Credit Line and intends to subsequently borrow approximately $7,060,000 to redeem the Preferred Stock, assuming the redemption occurs on February 2, 1998, which does not include payments of $795,150 on each of December 15, 1997 and January 15, 1998, which the Bank has consented to allow the Company to make using cash flow from operations and funds available under the Credit Line. See "Use of Proceeds" and "Description of Securities-- Series A Convertible Preferred Stock." At September 30, 1997, after giving pro forma effect to the receipt and application of the net proceeds from this offering and the redemption of the Preferred Stock, the Company's pro forma consolidated long-term indebtedness would have been approximately $13,834,440. As a result of such borrowings, the Company's capital structure is highly leveraged. The Company's indebtedness requires that a significant amount of its cash flow from operations be applied to the payment of interest, and there can be no assurance that the Company's operations will generate sufficient cash flow to service this indebtedness. Borrowings under the Credit Line are at variable rates of interest, which subjects the Company to fluctuations in interest rates.

    The Credit Line is secured by all of the assets of the Company, and includes financial and other covenants that restrict the operational and financial flexibility of the Company, including restrictions on indebtedness, liens, acquisitions and other significant corporate events. Failure to comply with certain covenants would, among other things, permit the Bank to accelerate the maturity of the obligations thereunder and could result in cross-defaults permitting the acceleration of debt under other Company agreements and the foreclosure on all of the assets of the Company. In addition, the Company is required to obtain the consent of the Bank under the Credit Line and to maintain certain financial ratios in order to undertake significant acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company's highly-leveraged capital structure could impair its ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, or other purposes, to compete effectively or to operate successfully in the future. As of March 31, 1997, June 30, 1997 and September 30, 1997, the Company was not in compliance with certain financial covenants under the Credit Line. The Company subsequently entered into amendments to the Credit Line which amended the covenants for the third and fourth quarters of the fiscal year ended June 30, 1997 and the first quarter of fiscal 1998 such that the Company was then in compliance with the Credit Line. While the Company believes that it will be able to maintain compliance with the financial covenants under the Credit Line, there can be no assurance that the Company will maintain compliance with such financial covenants, or that the Company will be able to obtain necessary consents, waivers or amendments to the Credit Line in the future.

RISK RELATED TO GROWTH THROUGH ACQUISITIONS

    Since fiscal year end 1994, substantially all of the Company's growth has been through acquisitions. One of the Company's primary strategies is to continue to increase its revenues and the markets it serves through the acquisition of other companies in the electronic security services industry and portfolios of alarm monitoring accounts. During the fiscal years ended June 30, 1995, 1996 and 1997, the Company consummated eight acquisitions (an aggregate of 10,700 subscriber accounts), 16 acquisitions (an aggregate of 9,200 subscriber accounts) and 14 acquisitions (an aggregate of 5,300 subscriber accounts), respectively. In the event that the Company targets larger acquisitions, such as the acquisition of Triple A, such acquisitions can be expected to involve significant expenditures of capital and time, whether or not consummated. In addition, the acquisition of electronic security service companies may become more expensive in the future, to the extent that demand and competition increases. There can be no assurance that the Company will be able to identify acquisition candidates, successfully consummate such acquisitions, acquire or profitably manage such acquisition candidates or successfully integrate such businesses into its operations without substantial costs, delays or other problems. In addition, the Company is unable to predict the size or frequency of any future acquisitions, and there can be no assurance that any businesses acquired will be profitable at the time of their acquisition or will achieve sales and profitability that justify the investment therein or that the Company will be able to realize expected operating and economic efficiencies following such acquisitions. Acquisitions may involve a number of special risks, including
(i) adverse effects on the Company's reported operating results, (ii) diversion of management's attention, (iii) increased burdens on the Company's management resources and financial controls, (iv) dependence on retention and hiring of key personnel, (v) risks associated with unanticipated problems or legal liabilities and (vi) amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance. Furthermore, significant acquisitions, such as the acquisition of Triple A, require consent of the Bank under the Credit Line and there can be no assurance that the Bank will consent to such acquisitions. Failure to receive any such consent of the Bank could have a material adverse effect on the Company's operations and financial performance.

    The Company has entered into an agreement to acquire Jupiter, a company engaged in the patrol service business. The Company has no experience in the patrol service business and such industry may involve risks and uncertainties which are unknown to the Company and which could have a material adverse effect on the Company's financial condition and results of operations. In addition, the patrol service business has a significantly lower profit margin than the other services provided by the Company, which could also have a material adverse effect on the Company's results of operations and financial performance. See "Business--Pending Acquisitions."

    Since the Company's primary consideration in making an acquisition is the amount of MRR associated with the seller's subscriber accounts, the price paid by the Company is customarily directly tied to such MRR. No audited historical financial information was available for any of the Company's acquisitions made since 1994, except Triple A and Jupiter, which financial statements are included in this Prospectus, if consummated. Therefore, the actual MRR acquired may be less than the Company anticipated. Thus, the Company must rely on management's knowledge of the industry, due diligence procedures, and representations and warranties of the sellers. In the event the Company's assessment of the MRR of an acquired company is higher than actual MRR for an acquired company, the Company's financial condition and results of operations could be materially adversely affected.

    A difference between the accounting treatment of the purchase of subscriber accounts and the accounting treatment of the generation of subscriber accounts through direct sales by the Company's sales force has a significant impact on the Company's results of operations. The costs of monitoring contracts (acquired either through the Company's dealer program or through the acquisition of subscriber account portfolios) are capitalized and amortized over estimated lives ranging from five to ten years on a straight-line basis for alarm and PERS accounts. Included in capitalized costs are acquisition transition costs that reflect the Company's estimate of costs associated with incorporating the acquired subscriber accounts into its operations. In contrast, all of the Company's costs related to the marketing, sales and installation of new alarm monitoring systems generated by its sales force are expenses in the period in which such activities occur. The Company's marketing, sales and installation expenses for new systems generally exceed installation revenues. Such accounting treatment could adversely affect the Company's financial condition and results of operations. See "Business."

POTENTIAL NEED FOR ADDITIONAL FINANCING

    Based on the Company's operating plan, the Company believes that the net proceeds of this offering, together with cash on hand and available debt financing under the Credit Line, will be sufficient to satisfy its current capital requirements for at least 12 months following this offering. However, in the event that the Company were to make significant acquisitions for cash consideration, the Company may require additional capital before such time. Sources of funds may include the issuance of Common Stock or preferred stock sold in a public offering or in private placements, debt securities or bank financing. There can be no assurance that the Company would be able to obtain capital on a timely basis, on favorable terms, or at all. If the Company is unable to obtain such financing, or generate funds from operation sufficient to meet it needs, the Company may be unable to implement its current plans for expansion and development. See "Use of Proceeds."

ATTRITION OF SUBSCRIBER ACCOUNTS

    The Company is heavily dependent on its recurring monitoring and service revenues. Given the relatively fixed nature of monitoring and service expenses, increases and decreases in monitoring and service revenues have a significant impact on the Company's financial performance. Substantially all of the Company's monitoring and service revenues are derived from recurring charges to subscribers for the provision of various services. Although no single subscriber represents more than one-half of one percent of the Company's recurring revenue base, the Company is vulnerable to subscribers canceling their contracts. In recent years, lost recurring revenues from such cancellations have exceeded the new recurring revenues added by the Company's internal sales efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    At September 30, 1997, the cost of subscriber accounts and intangible assets, net of previously accumulated amortization, was $18,045,284, which constituted 59.6% of the book value of the Company's total assets. The Company's acquired subscriber accounts are amortized on a straight-line basis over the estimated life of the related revenues. The Company's assumed attrition rate for all of its subscriber accounts, expressed as total accounts lost per year, net of new accounts from subscribers who move into premises previously occupied by Company subscribers and accounts for which the Company is reimbursed by virtue of a guarantee by the seller of the account, is approximately 10%. It is the Company's policy to review periodically actual account attrition and, when necessary, adjust the remaining estimated lives of the Company's acquired accounts to reflect assumed future attrition (see Note 1 of Notes to Consolidated Financial Statements of the Company). There could be a material adverse effect on the Company's results of operations and financial condition if actual account attrition significantly exceeds assumed attrition and the Company has to make further adjustments with respect to the amortization of acquired subscriber accounts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Subscriber Attrition."

COMPETITION

    The electronic security services industry is highly competitive and fragmented. The Company competes with national and regional companies, as well as smaller local companies, in all of its operations. Furthermore, new competitors continue to enter the industry and the Company may encounter additional competition from such future industry entrants. Subject to regulatory compliance, certain companies engaged in the telephone and cable business are competing in the electronic security services industry and other such companies may, in the future, enter the industry. Certain of the Company's current competitors have, and new competitors may have, substantially greater financial resources than the Company. There can be no assurance that the Company will be able to compete successfully in the electronic security services industry. The Company's principal competitors with respect to its PERS are other national or regional emergency response providers and burglar alarm companies that offer medical emergency features in addition to their home protection systems. Many of these companies have greater financial resources than the Company and may enjoy a particular competitive advantage due to their access to a larger client base. There can be no assurance that the Company will be able to compete successfully in the PERS industry. See "Business--Competition."

DEPENDENCE ON THE MONITORING STATION

    The Company is dependent on an independent third-party monitoring station to monitor substantially all of its subscriber accounts. The Company's agreement with the Monitoring Station expires in April 2000 and is terminable sooner under certain circumstances. Although the Company believes that alternative monitoring stations are available on commercially reasonable terms, any termination or temporary interruption of services by the Monitoring Station for any reason including a catastrophic event such as tornado, hurricane, earthquake, fire or other disaster which rendered the Monitoring Station temporarily or permanently inoperable could adversely affect the Company's financial condition and results of operations. The Company anticipates transferring all of its subscriber accounts from the Monitoring Station to Triple A's monitoring station following consummation of the Triple A acquisition.

DEPENDENCE ON SUPPLIERS AND MANUFACTURERS

    The Company does not manufacture any of the equipment or components that it designs and installs. Although the Company believes that a variety of alternative sources of supply are available on commercially reasonable terms, the Company has no guaranteed supply arrangements with its suppliers and purchases components pursuant to purchase orders placed from time to time in the ordinary course of business. There can be no assurance that shortages of components will not occur in the future. Failure of sources of supply and the inability of the Company to develop alternative sources of supply, if required in the future, could have a material adverse effect on the Company's operations. See "Business--Suppliers, Manufacturing and Assembly."

PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE

    The nature of the security services provided by the Company potentially exposes it to greater risk of liability claims for employee acts or omissions or system failure than may be inherent in many other service businesses. Although
(i) substantially all of the Company's customers have subscriber agreements which contain provisions for limited liability and predetermined liquidated damages and (ii) the Company carries insurance which provides coverage against certain of such liabilities, there can be no assurance that such existing arrangements will prevent the Company from being adversely affected as a result of damages arising from the acts of its employees, defective equipment, the acts or omissions of the Monitoring Station or because some jurisdictions prohibit or restrict limitations on liabilities and liquidated damages. In addition, certain of the Company's insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive damages and for certain other kinds of damages arising from employee misconduct. In addition, in some states, the contractual limitation on liability and indemnification provisions may be ineffective in cases of gross negligence or intentional misconduct and in certain other situations. See "Business--Risk Management."

    The sale and service of the Company's products entails the risk of product liability claims. In addition, many of the companies with which the Company does or may do business may require financial assurances of product reliability. The Company has product liability insurance, but may be required to pay higher premiums associated with new product development. Product liability insurance is expensive and there can be no assurance that additional insurance will be available on acceptable terms, if at all, or that it will provide adequate coverage against potential liabilities. The inability to obtain additional insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit commercialization of the Company's products. A successful claim brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company.

POSSIBLE ADVERSE EFFECT OF "FALSE ALARMS" ORDINANCES AND GOVERNMENT REGULATIONS

    The Company believes that approximately 97% of alarm activations that result in the dispatch of police or fire department personnel are not emergencies, and thus are "false alarms." Significant concern has arisen in certain municipalities about this high incidence of false alarms. This concern could cause a decrease in the likelihood or timeliness of police response to alarm activations and thereby decrease the propensity of consumers to purchase or maintain alarm monitoring services.

    A number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms. Such measures include (i) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms and (v) requiring further verification of an alarm signal before the police will respond. Enactment of such measures could adversely affect the Company's future business and operations. See "Business--Government Regulation."

    The Company's operations are also subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements. Many of the states in which the Company operates, as well as certain local authorities, require the Company to obtain licenses or permits to conduct a security alarm services business. Certain governmental entities also require persons engaged in the security alarm services business to be licensed and to meet certain standards in the selection and training of employees and in the conduct of business. The loss of such licenses, or the imposition of conditions on the granting or retention of such licenses, could have a material adverse effect on the Company.

    The Company's advertising and sales practices are regulated by both the Federal Trade Commission (the "FTC") and state consumer protection laws. Such regulations include restrictions on the manner in which the Company promotes the sale of its products and the obligation of the Company to provide purchasers of its products with certain rights. While the Company believes that it has complied with these regulations in all material respects, there can be no assurance that none of these regulations were violated in connection with the solicitation of the Company's existing subscriber accounts, particularly with respect to accounts acquired from third parties, or that no such violations will occur in the future. See "Business-- Governmental Regulation."

GEOGRAPHIC CONCENTRATION

    The Company's existing alarm subscriber base is geographically concentrated in New York, New Jersey, Connecticut, Delaware and Pennsylvania. Accordingly, the performance of the Company may be adversely affected by regional or local economic conditions. The Company may from time to time make acquisitions in regions outside of its current operating area. The acquisition of companies in other regions, or in metropolitan areas in which the Company does not currently have subscribers, requires an investment by the Company. In order for the Company to expand successfully into a new area, the Company must acquire companies with a sufficient number and density of subscriber accounts in such area to support the investment. There can be no assurance that the Company will find such opportunities or that an expansion into new geographic areas will generate operating profits.

DEPENDENCE ON KEY PERSONNEL

    The Company's success depends to a significant degree upon the continuing contributions of its senior management and other key employees, including Richard M. Brooks, the Company's Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board, and Ronald A. Feldman, the Company's Chief Operating Officer, Vice President, Secretary and Treasurer. It is an event of default under the Credit Line if Messrs. Brooks and Feldman or Todd Herman, President of USS, are not employed in certain management positions. The Company has key-man life insurance policies on the lives of Messrs. Brooks and Feldman in the amount of $3,000,000 and $1,000,000, respectively. See "Management."

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

    Upon the consummation of this offering, the Company's directors and executive officers will beneficially own approximately 15.5% of the outstanding shares of Common Stock (excluding shares of Common Stock to be issued to one of the directors upon consummation of the Triple A and Jupiter acquisitions) and, accordingly, will have substantial influence over the outcome of any matter submitted to a vote of stockholders, including the election of directors and the approval of significant corporate transactions (such as acquisitions of the Company or its assets). Such influence could delay or prevent a change of control of the Company. See "Principal Stockholders" and "Description of Securities."

POSSIBLE VOLATILITY OF STOCK PRICE

    The stock market has from time to time experienced extreme price and volume fluctuations that have been unrelated to the operating performance of particular companies. The market price of the Common Stock may be significantly affected by quarterly variations in the Company's operating results, changes in financial estimates by securities analysts or failure by the Company to meet such estimates, litigation involving the Company, general trends in the security alarm industry, actions by governmental agencies, national economic and stock market conditions, industry reports and other factors, many of which are beyond the control of the Company. See "Price Range of Common Stock."

SUBSTANTIAL DILUTION

    Investors purchasing shares in this offering will incur immediate and substantial dilution of approximately $3.13 (38%) per share between the adjusted net tangible book value per share of Common Stock after this offering and the estimated public offering price of $8.25 per share.

NO DIVIDENDS

    The Company has never paid any cash or other dividends on its Common Stock. Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. For the foreseeable future, the Board intends to retain future earnings, if any, to finance its business operations and does not anticipate paying any cash dividends with respect to the Common Stock. Pursuant to the terms of the Credit Line, the Company may not declare any dividends while any outstanding balance exists under the Credit Line. See "Management's Discussion and Analysis and Results of Operations--Liquidity and Capital Resources" and "Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE; EFFECT OF PREVIOUSLY ISSUED OPTIONS;
  REGISTRATION RIGHTS

    Upon the consummation of this offering, the Company will have outstanding 4,612,596 shares of Common Stock, of which the 2,400,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act. An additional 2,105,333 shares of Common Stock are also freely tradeable. The remaining approximately 107,263 shares of Common Stock are "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. The holders of 107,263 shares of Common Stock have demand and "piggyback" registration rights. In general, under Rule 144, as currently in effect, a person (including a person who may be deemed an "affiliate" of the Company as that term is defined under the Securities Act) who has beneficially owned such shares for at least one year would be entitled to sell within any three-month period a number of shares beneficially owned for at least one year that do not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or
(ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are further subject to certain restrictions relating to the manner of sale, notice and the availability of current public information about the Company. After two years have elapsed from the date of the issuance of restricted securities by the Company or their acquisition from an affiliate, such shares may be sold without limitation by persons who have not been affiliates of the Company for at least three months. Commencing approximately 12 months following the date of this Prospectus, substantially all of such securities would become eligible for sale in the public market pursuant to Rule 144. The beneficial owners of 1,107,723 shares of Common Stock (including shares of Common Stock issuable upon exercise of options) have agreed not to sell such shares for a period of 12 months after this offering without the consent of the Representative. The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering pursuant to Rule 144 or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.

    The Company has reserved from the authorized, but unissued, Common Stock, 2,967,086 shares of Common Stock issuable upon exercise of options, warrants and convertible securities. The existence of such outstanding securities may prove to be a hindrance to future financings, since the holders of such securities may be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Description of Securities."

    The holders of the Representatives' Warrants will have certain demand and "piggyback" registration rights with respect to the shares of Common Stock underlying such warrants, commencing one year after the effective date of this offering. If the Representatives should exercise registration rights to effect the distribution of the securities underlying the Representatives' Warrants, it will be unable to make an active market in the Company's securities prior to and during such distribution. If it ceases making a market in the Common Stock, the market and market prices for the Common Stock may be materially adversely affected, and holders thereof may be unable to sell or otherwise dispose of the Common Stock. In addition, the holders of the Preferred Warrants have demand and "piggyback" registration rights. No prediction can be made as to the effect, if any, that sales of such securities, or the availability of such securities for sale, will have on the market prices prevailing from time to time for the Common Stock. However, even the possibility that a substantial number of the Company's securities may, in the near future, be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible For Future Sale," "Description of Securities" and "Underwriting."

DELAWARE ANTI-TAKEOVER STATUTE; LIMITATION OF LIABILITY OF DIRECTORS AND
  OFFICERS; POSSIBLE ADVERSE EFFECTS ASSOCIATED WITH THE ISSUANCE OF "BLANK CHECK" PREFERRED STOCK

    The Company is a Delaware corporation and is subject to the prohibitions imposed by Section 203 of the Delaware General Corporate Law ("DGCL"), which is generally viewed as an anti-takeover statute. In general, this statute will prohibit the Company from entering into certain business combinations without the approval of its Board of Directors and, as accordingly, could prohibit or delay mergers or other attempted takeovers or changes in control with respect to the Company. Such provisions may discourage attempts to acquire the Company. A change of control of the Company would also cause a default under the Credit Line which could accelerate the maturity of the obligations thereunder.

    The Company's Certificate of Incorporation includes provisions to eliminate, to the full extent permitted by the DGCL as in effect from time to time, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the Company's Bylaws (the "Bylaws") require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. As a result of such provisions in the Certificate of Incorporation and the Bylaws, stockholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the Company and its stockholders.

    In addition, the Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue up to 250,000 shares (of which 239,430.42 remain available) of "blank check" preferred stock, from time to time, in one or more series, solely on the authorization of its Board of Directors. The Board of Directors will thus be authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could, among other results, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. See "Description of Securities--Preferred Stock."

CERTAIN NON-CASH CHARGES

    The Company may incur certain non-cash charges (i) of up to $900,000 for the fiscal year ended June 30, 1998, as deferred compensation expense relating to certain performance options granted to two officers of USS, based upon fluctuations in the market price of the Common Stock, and (ii) for the fiscal year ended June 30, 1998 in connection with the issuance of a certain performance warrant issued to BKR, Inc. in connection with the Company's investment in HealthLink, based upon the value of such warrant. Such charges could have a material adverse effect on the Company's results of operations. See "Management," "Business--HealthLink" and Notes 3 and 14 of Notes to Consolidated Financial Statements of the Company.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the 2,400,000 shares of Common Stock being offered by the Company are estimated to be approximately $17,820,000, ($20,493,000 if the Underwriters' over-allotment is exercised in full), after deducting the underwriting discounts and estimated offering expenses payable by the Company, assuming a public offering price of $8.25 per share.

    Of such net proceeds, it is anticipated that approximately $10,000,000 will be used to consummate the acquisition of substantially all of the assets of Triple A, which acquisition is expected to be consummated upon the consummation of this offering. Triple A is a provider of residential and commercial security systems, principally in northeastern Pennsylvania. See "Business--Pending Acquisitions."

    The Company intends to use the remaining approximately $7,820,000 of such net proceeds to reduce amounts outstanding under the Credit Line and intends to subsequently borrow approximately $7,060,000 under the Credit Line to redeem the Preferred Stock, assuming the redemption occurs on February 2, 1998, which does not include payments of $795,150 on each of December 15, 1997 and January 15, 1998, which the Bank has consented to allow the Company to make using cash flow from operations and funds available under the Credit Line. See "Description of Securities--Series A Preferred Stock." Funds from the Credit Line were utilized to repay prior existing indebtedness to the lender which had financed the acquisition of certain subscriber account portfolios, inventory and working capital purposes. Pending application of the net proceeds, the Company intends to invest the net proceeds in short-term investment grade, interest-bearing securities. Amounts outstanding under the Credit Line bear interest at the Bank's prime rate plus 1 3/4% per annum and are due on June 30, 2000. The Company may borrow up to $15,000,000 under the Credit Line and, as of January 7, 1998, $14,410,000 was outstanding under the Credit Line. On December 10, 1997, the Bank issued a committment letter to the Company to increase the Credit Line to $18,000,000. The increase in the Credit Line is subject to the satisfaction of a number of conditions, including the Company's receipt of a minimum of $7,000,000 of net proceeds from this offering (after giving effect to the redemption of the Preferred Stock), and there can be no assurance that all of such conditions will be satisfied or that the Company will receive such increase in the Credit Line. The Company expects that additional proceeds from any exercise of the Underwriters' over-allotment option will be used similarly or to supplement working capital.

    Based on the Company's operating plan, the Company believes that the net proceeds of this offering, together with cash on hand and available debt financing under the Credit Line, will be sufficient to satisfy its current working capital requirements for at least 12 months following this offering. Such belief is based upon certain assumptions (including assumptions as to the Company's contemplated operations and business plan and economic and industry conditions) and there can be no assurance that such resources will be sufficient for such purpose. Furthermore, in the event that the Company were to make significant acquisitions for cash consideration, the Company may require additional capital. In addition, contingencies may arise which may require the Company to obtain additional capital. There can be no assurance that the Company will be able to obtain such capital on favorable terms or at all. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                          PRICE RANGE OF COMMON STOCK

    The Company's Common Stock is currently being traded in the over-the-counter market on the Nasdaq SmallCap Market under the trading symbol "RSPND," and commencing February 9, 1998, the Common Stock will be traded under the symbol "RSPN." The Company has applied for listing of the Common Stock on the Nasdaq National Market under the symbol "RSPN." The following table sets forth, for the quarters indicated, the high and low bid and asked prices for the Company's Common Stock in the over-the-counter market (as adjusted to reflect the one-for-three reverse stock split). Such prices reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                            BID                   ASK
                     ------------------    ------------------
                      HIGH        LOW       HIGH        LOW
                     -------    -------    -------    -------
FISCAL YEAR ENDING
  JUNE 30, 1998:
First Quarter....... $12        $ 6 3/4    $12 3/4    $ 8 7/16
Second Quarter......  11 7/16     7 1/2     12          8 1/8
Third Quarter
 (through January 6,
 1998)..............   9 3/16     9 3/16     9 3/4      9 3/4
FISCAL YEAR ENDED
  JUNE 30, 1997:
First Quarter....... $26 5/8    $ 9 3/8    $27 3/8    $ 9 3/4
Second Quarter......  15 3/8      7 1/8     16 1/8      7 7/8
Third Quarter.......  16 1/8      8 1/16    16 7/8      8 5/8
Fourth Quarter......   9          4 5/16     9 3/8      4 11/16
FISCAL YEAR ENDED
  JUNE 30, 1996:
First Quarter....... $21 9/16   $11 1/4    $23 7/16   $13 1/8
Second Quarter......  18         12 3/4     18 3/4     13 7/8
Third Quarter.......  18 3/8     14 1/4     18 3/4     15
Fourth Quarter......  25 1/2     15 3/8     26 1/4     15 3/4

    On January 9, 1998, the closing bid price of the Company's Common Stock as reported on the Nasdaq SmallCap Market was $8.50 per share. As of January 7, 1998 there were 227 stockholders of record of the Common Stock.

                                DIVIDEND POLICY

    The Company has not paid dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to retain earnings, if any, for the development and expansion of its business. The declaration of dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. The Company is prohibited from declaring dividends while any outstanding balance exists under the Credit Line.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at September 30, 1997, and as adjusted to reflect (i) the sale of the 2,400,000 shares of Common Stock of the Company offered hereby (after giving effect to the one-for-three reverse stock split effective January 9, 1998) at an assumed offering price of $8.25 per share, (ii) the application of the estimated net proceeds therefrom, (iii) the redemption of the Preferred Stock, (iv) the issuance of the Series B Preferred Stock and (v) the issuance of 397,055 shares in connection with two pending acquisitions. This table below should be read in conjunction with the financial statements and related notes appearing elsewhere in this Prospectus.

                                                                                       AT SEPTEMBER 30, 1997
                                                                                  -------------------------------
                                                                                                    PRO FORMA
                                                                                                        AS
                                                                                    ACTUAL(1)     ADJUSTED(2)(3)
                                                                                  -------------  ----------------
Short-Term Debt, Including Capital Lease Obligations:...........................  $     157,815   $      235,309
Long-Term Debt, Net of Current Portion:.........................................     12,944,996       13,834,440
Stockholders' Equity:
  Preferred stock--Par value $1,000
    Authorized 250,000 shares
      Issued and outstanding 5,890 shares--Series A, actual; none, pro forma as
        adjusted................................................................      6,818,055               --
      Issued and outstanding 3,069.58 shares--Series B..........................             31               31
  Common stock--Par value $.008
    Authorized 37,500,000 shares
      Issued and outstanding 2,212,596 shares, actual; 5,009,651, pro forma as
        adjusted................................................................         17,515           39,890
Additional Paid-in Capital......................................................     36,755,462       55,996,838
Unrealized Holding Losses on Available For Sale Securities......................        (18,750)         (18,359)
Deficit.........................................................................    (32,471,902)     (32,471,902)
                                                                                  -------------  ----------------
Total Stockholders' Equity......................................................     11,100,411       23,546,498
                                                                                  -------------  ----------------
    Total Capitalization........................................................  $  24,045,407   $   37,380,938
                                                                                  -------------  ----------------
                                                                                  -------------  ----------------

------------------------

(1) Reflects the one-for-three reverse stock split as if it had occurred at September 30, 1997. See Note 16 of Notes to Consolidated Financial Statements of the Company.

(2) Pro forma to reflect (i) the 2,400,000 shares of Common Stock offered hereby and the application of the net proceeds thereof, (ii) the redemption of 5,890 shares of Series A Preferred Stock and (iii) the acquisition of Triple A and Jupiter as if they had occurred prior to September 30, 1997, including the issuance of 397,055 shares of Common Stock to be issued upon the consummation of the acquisition (based upon a market price of $8.25 per share at the time of the consummation of the acquisitions). See "Description of Securities" and Note 16 of Notes to Consolidated Financial Statements of the Company.

(3) Does not include up to (i) 240,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants to be issued to the Representatives on the closing of this offering and (ii) 2,967,086 shares of Common Stock issuable upon the exercise of options and warrants at exercise prices ranging from $0.03 to $24.00 per share and upon conversion of convertible securities.

                         SELECTED FINANCIAL INFORMATION

    The following table presents, for the periods and dates indicated, selected historical and pro forma as adjusted financial data and other data of the Company. The historical statement of operations data and the balance sheet data of the Company for and at the year ended June 30, 1997 are derived from the Company's financial statements, which have been audited by Deloitte & Touche LLP, independent certified public accountants, and which appear elsewhere in this Prospectus. The historical statement of operations data and the balance sheet data of the Company for and at the years ended June 30, 1995 and 1996 are derived from the Company's financial statements, which have been audited by Fishbein and Company, PC, independent certified public accountants, and which appear elsewhere in this Prospectus. The Selected Financial Data presented below as of September 30, 1997, and for the three months ended September 30, 1996 and 1997, are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for this period, applied on a basis consistent with the audited financial statements. The unaudited pro forma as adjusted statement of operations and the balance sheet data of the Company give effect to (i) the consummation of this offering and the application of the net proceeds therefrom, as set forth in "Use of Proceeds," (ii) the acquisitions of Triple A and Jupiter and (iii) the effects of certain pro forma adjustments to the historical financial statements described below, as if such events occurred prior to September 30, 1997. This information should be read in conjunction with the Company's financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Capitalization," included elsewhere in this Prospectus. The pro forma as adjusted information is not necessarily indicative of what the actual results would have been had the transactions occurred prior to September 30, 1997, nor does it purport to indicate the results of future operations. The pro forma as adjusted information reflects the acquisition of Triple A and Jupiter and does not reflect any other acquisitions of the Company occurring after September 30, 1997, which acquisitions were not deemed to be material acquisitions by the Company.

                                                                                   PRO FORMA
                                                        HISTORICAL               AS ADJUSTED(3)        HISTORICAL
                                            -----------------------------------  --------------  -----------------------
                                               YEAR ENDED JUNE 30,                  THREE MONTHS ENDED SEPTEMBER 30,
                                            ----------------------------------------------------------------------------
                                               1995        1996        1997           1997          1996         1997
                                            ----------  ----------  -----------  --------------  -----------  ----------
INCOME STATEMENT DATA:
  Revenues:
    Product Sales.........................  $4,520,062  $2,352,449  $ 2,938,618   $  4,726,515   $   656,128  $  662,846
    Monitoring and Related Services.......   4,812,474   8,515,247    9,784,285     14,776,735     2,386,239   2,585,038
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Revenues......................   9,332,536  10,867,696   12,722,903     19,503,250     3,042,367   3,247,884
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Cost of Revenues:
    Product Sales(1)......................   2,635,674   1,718,689    1,970,158      3,364,629       451,535     398,442
    Monitoring and Related Services(2)....   1,125,123   1,779,490    2,127,257      4,438,081       747,025     768,739
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Cost of Revenues..............   3,760,797   3,498,179    4,097,415      7,802,710     1,198,560   1,167,181
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Gross profit............................   5,571,739   7,369,517    8,625,488     11,700,540     1,843,807   2,080,703
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Operating Expenses:
    Selling, General and Administrative...   6,327,622   6,416,486    9,126,641     11,266,985     1,421,984   1,615,635
    Compensation--Options/Employment
      Contracts...........................      --          --        3,689,700      3,689,700       862,500    (450,000)
    Depreciation and Amortization.........   1,302,208   2,200,894    2,976,433      4,535,493       662,719     837,539
    Interest..............................   1,220,618   3,185,603    1,349,480      1,449,080       503,470     643,780
    Litigation Settlement.................     240,000      --          --             --            --           --
    Recovery of Termination Benefits
      Cost................................    (392,699)     --          --             --            --           --
    Recovery of Restructuring Charges.....     (52,920)     --          --             --            --           --
                                            ----------  ----------  -----------  --------------  -----------  ----------
      Total Operating Expenses............   8,644,829  11,802,983   17,142,254     20,941,258     3,450,673   2,646,954
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Loss from Operations..................  (3,073,090) (4,433,466)  (8,516,766)    (9,240,718)   (1,606,866)   (566,251)
Other Income (Expense):
    Interest Income.......................      42,260      21,568       12,176         27,504         7,939       1,708
    Joint Venture Loss....................      --          --         (123,325)      (123,325)      --         (130,138)
                                            ----------  ----------  -----------  --------------  -----------  ----------
Loss Before Extraordinary Item............  (3,030,830) (4,411,898)  (8,627,915)    (9,336,539)   (1,598,927)   (694,681)
  Extraordinary Item Loss on Debt
    Extinguishment........................      --          --        2,549,708      2,549,708     2,549,708      --
                                            ----------  ----------  -----------  --------------  -----------  ----------
Net Loss..................................  (3,030,830) (4,411,898) (11,177,623)   (11,886,247)   (4,148,635)   (694,681)
Dividends and Accretion on Preferred
Stock.....................................      --          --       (6,876,521)       --         (6,125,549)   (335,272)
                                            ----------  ----------  -----------  --------------  -----------  ----------
Net Loss Applicable to Common
Shareholders..............................  $(3,030,830) $(4,411,898) $(18,054,144)  $(11,886,247) $(10,274,184) $(1,029,953)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Loss per Common Share:
    Loss Before Extraordinary Item........  $   (15.07) $    (8.61) $     (5.80)  $      (2.18)  $     (1.23) $    (0.33)
    Extraordinary Item....................      --          --            (1.71)         (0.59)        (1.96)     --
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Net Loss..............................  $   (15.07) $    (8.61) $     (7.51)  $      (2.77)  $     (3.19) $    (0.33)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
    Net Loss Applicable to Common
      Shareholders........................  $   (15.07) $    (8.61) $    (12.14)  $      (2.77)  $     (7.89) $    (0.48)
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------
  Weighted Average Number of Common Shares
    Outstanding...........................     201,064     512,179    1,487,574      4,284,629     1,302,284   2,132,533
                                            ----------  ----------  -----------  --------------  -----------  ----------
                                            ----------  ----------  -----------  --------------  -----------  ----------

                                              PRO FORMA
                                            AS ADJUSTED(3)
                                            --------------

                                                 1997
                                            --------------
INCOME STATEMENT DATA:
  Revenues:
    Product Sales.........................    $1,071,442
    Monitoring and Related Services.......     4,032,063
                                            --------------
      Total Revenues......................     5,103,505
                                            --------------
  Cost of Revenues:
    Product Sales(1)......................       762,719
    Monitoring and Related Services(2)....     1,397,054
                                            --------------
      Total Cost of Revenues..............     2,159,773
                                            --------------
  Gross profit............................     2,943,732
                                            --------------
  Operating Expenses:
    Selling, General and Administrative...     2,206,395
    Compensation--Options/Employment
      Contracts...........................      (450,000)
    Depreciation and Amortization.........     1,238,836
    Interest..............................       667,650
    Litigation Settlement.................        --
    Recovery of Termination Benefits
      Cost................................        --
    Recovery of Restructuring Charges.....        --
                                            --------------
      Total Operating Expenses............     3,662,881
                                            --------------
    Loss from Operations..................      (719,149)
Other Income (Expense):
    Interest Income.......................         4,026
    Joint Venture Loss....................      (130,138)
                                            --------------
Loss Before Extraordinary Item............      (845,261)
  Extraordinary Item Loss on Debt
    Extinguishment........................        --
                                            --------------
Net Loss..................................      (845,261)
Dividends and Accretion on Preferred
Stock.....................................        --
                                            --------------
Net Loss Applicable to Common
Shareholders..............................    $ (845,261)
                                            --------------
                                            --------------
  Loss per Common Share:
    Loss Before Extraordinary Item........    $    (0.17)
    Extraordinary Item....................        --
                                            --------------
    Net Loss..............................    $    (0.17)
                                            --------------
                                            --------------
    Net Loss Applicable to Common
      Shareholders........................    $    (0.17)
                                            --------------
                                            --------------
  Weighted Average Number of Common Shares
    Outstanding...........................     4,929,588
                                            --------------
                                            --------------

                                                            HISTORICAL                               PRO FORMA
                                                       YEAR ENDED JUNE 30,                         AS ADJUSTED(3)
                                                ----------------------------------  SEPTEMBER 30,  SEPTEMBER 30,
                                                   1995        1996        1997         1997            1997
                                                ----------  ----------  ----------  -------------  --------------
CERTAIN SUBSCRIBER DATA:
  MRR(4)......................................  $  500,000  $  720,600  $  800,000   $   800,000    $  1,067,000
  Number of Retail Subscribers................      28,628      34,173      37,770        37,592          47,592
  Number of Wholesale Subscribers.............       9,440      11,132       9,639         7,720          11,720
  Total Number of Subscribers.................      38,068      45,305      47,409        45,312          59,312
  MRR per Retail Subscriber(5)................  $    16.93  $    20.25  $    20.27   $     20.55    $      21.56
  MRR per Wholesale Subscriber(5).............  $     1.63  $     2.22  $     3.50   $      3.55    $       3.50

                                                                                          SEPTEMBER 30, 1997
                                                                                     -----------------------------
                                                                                                      PRO FORMA
                                                                                      HISTORICAL    AS ADJUSTED(3)
                                                                                     -------------  --------------
CONSOLIDATED BALANCE SHEET DATA:
  Working Capital (Deficit)........................................................  $    (841,753) $     (327,913)
  Total Assets.....................................................................     30,296,434      44,532,441
  Long-Term Debt, Net of Current Portion(6)........................................     12,944,996      13,834,440
  Preferred Stock..................................................................      6,818,055              31
  Total Stockholders' Equity.......................................................     11,100,411      23,546,498

------------------------

(1) Includes cost of goods sold and installation expenses.

(2) Includes monitoring costs, time and material expenses and patrol costs.

(3) Pro forma to reflect (i) the acquisitions of Triple A and Jupiter as if they had occurred on July 1, 1996; and 397,055 shares of Common Stock to be issued to Triple A and Jupiter in connection with the acquisitions (assuming a $8.25 per share offering price) (ii) the sale by the Company of 2,400,000 shares of Common Stock offered hereby and the application of the net proceeds therefrom and (iii) the redemption of the Preferred Stock. The pro forma financial information is unaudited and may not be indicative of the results that actually would have occurred if the acquisition had occurred on July 1, 1996. See "Use of Proceeds," "Capitalization" and "Description of Securities."

(4) MRR is monthly recurring revenue which the Company is entitled to receive under contracts in effect at the end of the period. MRR is a term commonly used in the industry as a measure of the size of a company but not as a measure of profitability or performance, and does not include any allowance for future attrition or allowance for doubtful accounts. The Company does not have sufficient information as to the attrition of acquired subscriber accounts to predict the amount of MRR that will be realized in future periods or the impact of the attrition of acquired subscriber accounts on the Company's overall rate of attrition. A retail subscriber is a subscriber who contracts directly with the Company for monitoring services. A wholesale subscriber is a subscriber who contracts through a third party for monitoring services provided by the Company. See "Risk Factors--Attrition of Subscriber Accounts."

(5) MRR at the end of the period divided by the number of retail or wholesale (as the case may be) subscribers at the end of the period.

(6) Includes $12,660,000 of borrowings under the Credit Line. As of January 7, 1998, actual borrowings under the Credit Line were $14,410,000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto.

GENERAL

    Since fiscal year end 1994, substantially all of the Company's growth has been through the acquisition of smaller alarm companies.

    During the fiscal year ended June 30, 1995 ("Fiscal 1995"), the Company consummated eight acquisitions, purchasing approximately 10,700 subscriber accounts for an aggregate consideration of $5,218,944 in cash and 48,090 shares of Common Stock.

    During the fiscal year ended June 30, 1996 ("Fiscal 1996"), the Company consummated 16 acquisitions, purchasing approximately 9,200 subscriber accounts for an aggregate consideration of $5,638,637 in cash and 98,014 shares of Common Stock. As part of the acquisitions, the Company also issued 5,000 shares of Common Stock valued at $70,311 as payment of financing costs to the lender that financed the acquisitions.

    During the fiscal year ended June 30, 1997 ("Fiscal 1997"), the Company consummated 14 acquisitions, purchasing approximately 5,300 subscriber accounts for an aggregate consideration of $3,424,712 in cash and 8,334 shares of Common Stock. The Company typically acquires only the subscriber accounts, and not the facilities or liabilities, of acquired companies. As a result, the Company is able to obtain gross margins on the monitoring of acquired subscriber accounts that are similar to those that the Company currently generates on the monitoring of its existing subscriber base. In addition, the Company may increase the monitoring charges paid by those subscribers if it is determined that those currently being paid do not reflect the market area rates. The Company anticipates continuing its acquisition program which may subject the Company to certain risks and uncertainties. In addition, the Company's financial information for Fiscal 1997 reflects the Company's investment in a joint venture with BKR, Inc. to form HealthLink in March 1997 (see Note 3 of Notes to Consolidated Financial Statements of the Company). See "Risk Factors--Risk Related to Growth Through Acquisitions."

    In July 1996, the Company completed a restructuring of its long-term debt. The Company obtained the $15,000,000 Credit Line from the Bank and issued $7,500,000 of its Preferred Stock to institutional and individual domestic and foreign investors. The proceeds were used to reduce the Company's long-term indebtedness and resulted in a substantial decrease in the Company's interest expense (see Notes 7 and 9 of Notes to Consolidated Financial Statements of the Company).

    A majority of the Company's revenues are derived from monthly recurring payments for the monitoring, rental and servicing of both electronic security systems and PERS, pursuant to contracts with initial terms up to five years. Service revenues are derived from payments under extended warranty contracts and for service calls performed on a time and material basis. The remainder of the Company's revenues are generated from the sale and installation of security systems and PERS. Monitoring and service revenues are recognized as the service is provided. Sale and installation revenues are recognized when the required work is completed. All direct installation costs, which include materials, labor and installation overhead, and selling and marketing costs are expensed in the period incurred. Alarm monitoring and rental services generate significantly higher gross margins than do the other services provided by the Company.

    The Company has significantly expanded its operations during the two years ended June 30, 1997. Its alarm subscriber base has grown to over 25,000 customers and the Company's total account base is in excess of an aggregate of approximately 48,000 alarm and PERS subscribers as of the date of this Prospectus.

RESULTS OF OPERATIONS

    The following table summarizes the components of the Company's revenues and cost of revenues for the fiscal years ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997:

                                                                                            THREE MONTHS ENDED SEPTEMBER
                                              YEAR ENDED JUNE 30,                                        30,
                       ------------------------------------------------------------------  -------------------------------
                               1995                  1996                   1997                   1996            1997
                       --------------------  ---------------------  ---------------------  --------------------  ---------
Operating revenues:
  Product sales......  $4,520,062      48.4% $2,352,449       21.6% $2,938,618       23.1% $ 656,128       21.6% $ 662,846
  Monitoring and
    Related
    Services.........  4,812,474       51.6%  8,515,247       78.4%  9,784,285       76.9% 2,386,239       78.4% 2,585,038
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
                       9,332,536      100.0% 10,867,696      100.0% 12,722,903      100.0% 3,042,367      100.0% 3,247,884
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
Cost of Revenues*:
  Product sales......  2,635,674       28.2%  1,718,689       15.8%  1,970,158       15.5%   451,535       14.8%   398,442
  Monitoring and
    Related
    Services.........  1,125,123       12.1%  1,779,490       16.4%  2,127,257       16.7%   747,025       24.6%   768,739
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
  Total Cost of
    Revenues.........  3,760,797       40.3%  3,498,179       32.2%  4,097,415       32.2% 1,198,560       39.4% 1,167,181
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
  Gross Profit.......  $5,571,739      59.7% $7,369,517       67.8% $8,625,488       67.8% $1,843,807      60.6% $2,080,703
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
                       ---------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------


Operating revenues:
  Product sales......       20.4%
  Monitoring and
    Related
    Services.........       79.6%
                       ---------
                           100.0%
                       ---------
Cost of Revenues*:
  Product sales......       12.3%
  Monitoring and
    Related
    Services.........       23.6%
                       ---------
  Total Cost of
    Revenues.........       35.9%
                       ---------
  Gross Profit.......       64.1%
                       ---------
                       ---------

------------------------

*   As a percentage of total revenues

    THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED
     SEPTEMBER 30, 1996:

    Operating revenues increased by $205,517 or 7% for the quarter ended September 30, 1997 ("Fiscal 1998") as compared to the quarter ended September 30, 1996 ("Fiscal 1997"). An increase in sales of electronic security systems to both residential and commercial customers totaling approximately $45,000, was offset by a decrease in sales of personal emergency response systems (PERS) to private label wholesalers of approximately $45,000. The growth in monitoring and service revenues of $198,799 or 8% for Fiscal 1998 as compared to Fiscal 1997, was due to the acquisition of monitoring contracts and the success of the Company's extended warranty program.

    Gross Profit for Fiscal 1998 was $2,080,703, which represents an increase of $236,896, or 13%, over the $1,843,807 of gross profit recognized in Fiscal 1997. The increase was due primarily to an increase in monitoring and service revenues, and the success of the extended warranty program, which is concurrent with the increase in the Company's subscriber base. The Gross Profit Margin
(GPM), as a percentage of sales, was 61% for the quarter ended September 30, 1996, as compared to 64% for the quarter ended September 30, 1997. The GPM on product sales rose from 31% in Fiscal 1997 to 40% for Fiscal 1998. The increase is due to increased revenues derived from the installation of electronic security systems to commercial customers as opposed to residential customers and the utilization of in-house labor in lieu of subcontractors for the installation of electronic security systems. The GPM on monitoring and service revenues increased slightly from 69% to 70% for the periods ended September 30, 1996 and 1997, respectively.

    Selling, general and administrative expenses (excluding compensation expense (benefit) in connection with employment agreements of $862,500 and $(450,000), and the amortization of transition costs of $91,047 and $11,178, for Fiscal 1997 and Fiscal 1998, respectively) grew to $1,626,813 for the three months ended September 30, 1997, which represents an increase of $113,782 or 7%, over selling, general and administrative expenses for the three months ended September 30, 1996. Selling, general and administrative expenses, as a percentage of total operating revenues, remained at 50% for the comparative periods ended September 30, 1996 and 1997. The increase in selling, general and administrative expenses was primarily due to increases in corporate overhead expenses incurred to assimilate newly acquired customers into the Company's customer base, to support the larger subscriber base, and sales and marketing expenses associated with the test-marketing of WanderWatch. While selling, general and administrative expenses, as a percentage of revenues, remained the same for Fiscals 1997 and 1998, monitoring and service revenues increased by 8% between comparable periods, reflecting efficiencies realized in the Company's corporate offices. The Company anticipates that its current level of selling general and administrative expenses, as a percentage of sales, will decrease as a result of the Company's operating revenues growing substantially due to increases in monitoring and service revenues from ongoing acquisitions.

    During the quarter ended September 30, 1996, the Company recorded a deferred compensation liability with a corresponding charge to selling, general and administrative expense in the amount of $862,500, pursuant to employment contracts. As of September 30, 1997, due to increases in the market value of the Company's common stock, the Company reduced both the deferred compensation liability and selling, general and administrative expense by $450,000 pursuant to the same employment contracts. Increases in the Company's stock price result in a decreasing obligation on behalf of the Company and also are the cause for the compensation benefit in 1997.

    Amortization and depreciation expenses increased by $174,820, from $662,719 to $837,539 for the three months ended September 30, 1996 and 1997, respectively. This increase in amortization and depreciation expense is the result of the Company's acquisition of approximately 5,000 monitoring contracts and the purchase of property and equipment of approximately $630,000 (including equipment used for rentals) during the past twelve months.

    Interest expense increased by $140,310 or 28% for the three months ended September 30, 1997, as compared to the same period ended September 30, 1996. The increase in interest expense is due to an increase in borrowings of approximately $4.7 million during the past twelve months, which was used primarily for acquisitions and other capital expenditures.

    On March 4, 1997, the Company entered into a joint venture agreement with BKR, Inc. to acquire a 50% interest in HealthLink Ltd. Healthlink Ltd. subcontracts its production of the HealthLink System to a third-party foreign manufacturer. The HealthLink System, a low cost PERS product, will be distributed nationally through retail stores. For the quarter ended September 30, 1997, the Company has realized a loss from joint venture of $130,138.

    The net loss for the three months ended September 30, 1997 was $694,681 or ($.33) per share based on 2,132,533 shares outstanding, as compared to a net loss of $4,148,635 or ($3.19) per share based on 1,302,284 shares outstanding for the three months ended September 30, 1996. The net loss applicable to common shareholders (net loss adjusted for dividends and accretion on preferred stock) for the periods ended September 30, 1996 and 1997 were $10,274,184 or ($7.89) per share based on 1,302,284 shares outstanding; and $1,029,953 or ($.48) per share based on 2,132,533 shares outstanding, respectively. Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding charges for the loss on debt extinguishment, compensation expense (benefit) - employment agreements, and the loss on joint venture was $421,823 for the quarter ended September 30, 1996 as compared to $465,068 for the quarter ended September 30, 1997.

    YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30, 1996:

    Operating revenues increased by $1,855,207, or 17.1%, for Fiscal 1997, as compared to Fiscal 1996. Product sales increased by $586,169, or 24.9%, for Fiscal 1997, as compared to Fiscal 1996. The increase in product sales was due primarily to the sale of PERS to home health care agencies, private label wholesalers and sales of electronic security systems to commercial customers. The significant growth in monitoring and service revenues of $1,269,038, or 14.9%, for Fiscal 1997, as compared to Fiscal 1996, was due to the acquisition of monitoring contracts and the success of the Company's extended warranty program.

    Gross Profit for Fiscal 1997 was $8,625,488, which represents an increase of $1,255,971, or 17.0%, over the $7,369,517 of gross profit recognized in Fiscal 1996. The increase was due primarily to an increase in monitoring and service revenues, and the success of the extended warranty program, which was concurrent with the increase in the Company's subscriber base. The Gross Profit Margin ("GPM"), as a percentage of sales, was 67.8% for both Fiscal 1996 and Fiscal 1997. The GPM on product sales rose from 26.9% for Fiscal 1996 to 33.0% for Fiscal 1997. The increase was due to increased revenues derived from the installation of electronic security systems to commercial customers as opposed to residential customers and the utilization of in-house labor in lieu of subcontractors for the installation of electronic security systems. The GPM on monitoring and service revenues decreased slightly to 78.3% for Fiscal 1997 from 79.1% for Fiscal 1996.

    Selling, general and administrative expenses (excluding charges incurred for legal fees in connection with the preferred stock litigation of $475,000, the non-cash charge of $689,000 for consulting fees and the non-cash loss recognized on available-for-sale securities of $218,000) grew to $7,744,641 for Fiscal 1997, which represents an increase of $1,328,155, or 20.7%, over selling, general and administrative expenses for Fiscal 1996. Selling, general and administrative expenses (excluding such charges and losses in the aggregate amount of $1,382,000), as a percentage of total operating revenues, increased slightly from 59.0% for Fiscal 1996 to 60.9% for Fiscal 1997. The increase in selling, general and administrative expenses was due primarily to increases in corporate overhead expenses incurred to assimilate newly acquired customers into the Company's customer base and to support the larger subscriber base.

    On December 16, 1996, the Company granted to employees non-qualified stock options at $.30 per share, expiring November 27, 2001, and, on June 27, 1997, reduced the exercise price of options granted to certain officers and directors of the Company from $4.50 to $.03 and, as a result thereof, the Company recorded compensation expense of $2,032,200 for Fiscal 1997. In addition, the Company recorded deferred compensation expense of $1,657,500 for Fiscal 1997, in connection with two employment contracts with officers of USS. (See Note 14 of Notes to Consolidated Financial Statements of the Company.)

    Amortization and depreciation expenses increased by $775,539, from $2,200,894 to $2,976,433 for Fiscal 1996 and Fiscal 1997, respectively. This increase in amortization and depreciation expense is the result of the Company's purchase of monitoring contracts totaling $4,168,525 and property and equipment totaling $636,659 (including equipment held for lease of $150,000) during Fiscal 1997.

    Interest expense decreased by $1,836,123, or 57.6%, for Fiscal 1997, as compared to Fiscal 1996. In July 1996, the Company completed a restructuring of its long-term debt. The Company obtained the $15,000,000 Credit Line from the Bank and issued $7,500,000 of its Preferred Stock to institutional and individual domestic and foreign investors. The proceeds of the financing were utilized to reduce the Company's long-term indebtedness. The restructuring resulted in an extraordinary charge of $2,549,708 for early extinguishment of debt in Fiscal 1997.

    Equity in loss of joint venture consists of the Company's share ($123,325) of HealthLink's losses for Fiscal 1997.

    The net loss applicable to common shareholders (net loss adjusted for dividends and accretion on Preferred Stock) for Fiscal 1997 was $18,054,144, or $(12.14) per share, based on 1,487,574 shares outstanding. The net loss for Fiscal 1997, excluding the following nonrecurring charges: (i) loss on early debt extinguishment of $2,549,708; (ii) compensation expense recognized from the grant of stock options and from employment contracts of $3,689,700; (iii) legal fees incurred in connection with the preferred stock litigation of $475,000;
(iv) the non-cash charge of $689,000 for consulting fees; and (v) loss realized on available-for-sale securities of $218,000, was $3,556,215, or $(2.39) per share, based on 1,487,574 shares outstanding, as compared to a net loss of $4,411,898, or $(8.61) per share, based on 512,179 shares outstanding for Fiscal 1996. The net losses for Fiscal 1996 and Fiscal 1997 are attributable to depreciation, amortization and interest expense totaling $5,386,497 and $4,325,913, respectively. Earnings before interest, taxes, depreciation and amortization ("EBITDA"), excluding nonrecurring charges and the loss on the HealthLink joint venture, was approximately $950,000 for Fiscal 1996, as compared to approximately $880,000 for Fiscal 1997. The decrease was due primarily to the write-down of inventory used to service outdated electronic security systems acquired from other alarm dealers, and an increase in the Company's provision for doubtful accounts, along with direct write-offs to bad debt expense totaling approximately $830,000.

    YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995:

    The Company significantly expanded its operations for Fiscal 1996. Its alarm subscriber base grew to over 21,000 customers, an increase of approximately 62.0% over the number of subscribers as of Fiscal 1995. The substantial increase in operating revenues and monitoring service revenues resulted primarily from acquisitions totaling over 9,200 monitoring accounts from other dealers and companies, and the sale of the Company's PERS products to hospitals and home health care agencies. The Company's account base totaled in excess of 45,000 monitoring subscribers as of June 30, 1996.

    Operating revenues increased by $1,535,160, or 16.4%, for Fiscal 1996 as compared to Fiscal 1995. Product sales decreased by $2,167,613, or 48.0%, for Fiscal 1996 as compared to Fiscal 1995. The decline in product sales was due to the Company's strategy of expanding primarily through the acquisition of monitoring contracts, as opposed to direct sales of security systems. Sales of electronic security systems decreased by approximately $2,500,000 for Fiscal 1996 as compared to Fiscal 1995. Revenues from the sale of PERS products increased by approximately $300,000 for Fiscal 1996 as compared to Fiscal 1995. The significant growth in monitoring and service revenues of $3,702,773, or 76.9%, for Fiscal 1996, as compared to Fiscal 1995, was due to the acquisition of monitoring contracts and the success of the Company's extended warranty program and the acquisition of the Medical Alert Systems Monitoring Division of ERS in November 1994.

    Gross Profit for Fiscal 1996 was $7,369,517, which represents an increase of $1,797,778, or 32.3%, over the $5,571,739 of gross profit recognized in Fiscal 1995. The increase was due primarily to an increase in monitoring and service activities and the success of the extended warranty program, which is related to the increase in the Company's subscriber base by approximately 9,200 subscribers. Gross Profit, as a percentage of operating revenues, increased from 59.7% for Fiscal 1995 to 67.8% for Fiscal 1996. The increase was caused primarily by an increase in monitoring and service revenues as a percentage of total revenues from 51.6% in Fiscal 1995 to 78.4% in Fiscal 1996. The cost of product sales rose from 58.3% for Fiscal 1995 to 73.1% for Fiscal 1996. An increase in competition, including the advertisement of free security systems, resulted in a lower average selling price for the Company's security systems, causing a decline in the Gross Profit Margin in Fiscal 1996.

    Selling, general and administrative expenses rose to $6,416,486 in Fiscal 1996, which represents an increase of $88,864, or 1.4%, over selling, general and administrative expenses for Fiscal 1995. Selling, general and administrative expenses, as a percentage of total operating revenues, declined from 67.8% for Fiscal 1995 to 59.0% for Fiscal 1996. Sales and marketing expenses declined from $2,000,000 for Fiscal 1995 to $700,000 for Fiscal 1996, a decrease of $1,300,000, or 65.0%. Sales and marketing expenses declined due to the Company's strategy to grow through acquisitions as opposed to new system installations. General and administrative expenses rose from $4,327,622 in Fiscal 1995 to $5,716,486 in Fiscal 1996, representing an increase of $1,388,864, or 32.1%. The increase in general and administrative expenses was caused by increases in corporate overhead expenses incurred to support a larger subscriber base.

    Amortization and depreciation expenses increased by $898,686, or 69.0% from $1,302,208 for Fiscal 1995 to $2,200,894 for Fiscal 1996. This increase in amortization expense is the result of the Company's purchase of monitoring contracts totaling $7,996,459.

    Interest expense increased by $1,964,985, to $3,185,603 for Fiscal 1996, from $1,220,618 for Fiscal 1995. The primary reason for the increase was additional interest expense on long-term debt incurred by the Company in connection with its acquisitions and purchases of monitoring contracts. In July 1996, the Company obtained the $15,000,000 Credit Line from the Bank, of which $10,500,000 was used to repay existing notes payable collateralized by monitoring contracts.

    In June 1994, an employee resigned and, pursuant to the severance agreement, he was to receive annual compensation of $120,000 plus benefits through October 31, 1997. In connection with this severance agreement, a charge of $409,673 was recorded as termination benefits for the fiscal year ended June 30, 1994, representing the present value of the obligation based on an interest rate of 8.5%. During Fiscal 1995, the Company renegotiated this agreement, resulting in a recovery of $392,699 of termination benefits cost.

    In April 1994, the Company initiated a plan of restructuring designed to reduce costs, improve operational efficiencies and increase overall future profitability as the Company refocused sales and marketing efforts on security and fire alarm systems for residential and commercial properties. As a result, the Company streamlined its organization and closed its manufacturing and monitoring facilities. During Fiscal 1995, the Company recorded a recovery of $52,920 of these costs, resulting from an over-accrual at June 30, 1994.

    The net loss for Fiscal 1996 was $4,411,898, or $(8.61) per share, based on 512,179 shares outstanding, as compared to a net loss for Fiscal 1995 of $3,030,830, or $(15.07) per share, based on 201,064 shares outstanding. The net loss for the period is attributable primarily to $5,386,497 in amortization and interest expense related to the Company's acquisition of subscribers from other dealers and increased selling, general and administrative expenses incurred in connection with the expansion of the Company's subscriber monitoring account base. EBITDA improved by approximately $1,500,000, to approximately $950,000 for Fiscal 1996, as compared to a loss before interest, taxes, depreciation and amortization of approximately $550,000 for Fiscal 1995.

ACCOUNTING DIFFERENCES FOR ACCOUNT PURCHASES AND NEW INSTALLATIONS

    A difference between the accounting treatment of the purchase of subscriber accounts and the accounting treatment of the generation of new accounts through direct sales by the Company's sales force has a significant impact on the Company's results of operations. The costs of monitoring contracts (acquired either through the Company's dealer program or through acquisition of subscriber account portfolios) are capitalized and amortized over estimated lives ranging from five to 10 years for alarm and PERS accounts. Included in capitalized costs are certain acquisition transition costs associated with incorporating the purchased subscriber accounts into the Company's operations. Such costs include costs incurred by the Company in fulfilling the Seller's preacquisition obligations to the acquired subscribers, such as providing warranty repair services. In contrast, all of the Company's costs related to the sales, marketing and installation of new alarm monitoring systems generated by the Company's sales force are expenses in the period in which such activities occur.

SUBSCRIBER ATTRITION

    Subscriber attrition has a direct impact on the Company's results of operations, since it affects both the Company's revenues and its amortization expense. Attrition can be measured in terms of canceled subscriber accounts and in terms of decreased MRR resulting from canceled subscriber accounts. The Company experiences attrition of subscriber accounts as a result of several factors, including relocation of subscribers, adverse financial and economic conditions and competition from other alarm service companies. In addition, the Company may lose certain subscriber accounts, particularly subscriber accounts acquired as part of an acquisition, if the Company does not service those subscriber accounts successfully or does not assimilate such accounts into the Company's operations. Gross subscriber attrition is defined by the Company for a particular period as a quotient, the numerator of which is equal to the number of subscribers who disconnect during such period, and the denominator of which is the average of the number of subscribers at each month end during such period. Net MRR attrition is defined by the Company for a particular period as a quotient, the number of which is an amount equal to gross MRR lost as the result of canceled subscriber accounts during such period, net of MRR during such period (i) generated by increases in rates to existing subscribers, (ii) resulting from the reconnection of premises previously occupied by subscribers of the Company or of prior subscribers of the Company, (iii) resulting from conversions and (iv) associated with canceled accounts with respect to which the Company obtained an account guarantee, and the denominator of which is the average month-end MRR in effect during such period. Although the Company believes that its formulas of gross subscriber attrition and net MRR attrition are similar to those used by other security alarm companies, there can be no assurance that gross subscriber attrition and net MRR attrition, as presented by the Company, are comparable to other similarly titled measures of other alarm monitoring companies. During Fiscal 1997, the Company experienced gross attrition of approximately 10.6% and net MRR attrition of approximately 10.4%.

LIQUIDITY AND CAPITAL RESOURCES

    In July 1996, the Company completed a restructuring of its long-term debt. The Company obtained the $15,000,000 Credit Line from the Bank and issued $7,500,000 of Preferred Stock to institutional and individual domestic and foreign investors. The proceeds of the financing were utilized to repay the Company's long-term indebtedness and resulted in a substantial decrease in the Company's borrowing costs. As of January 7, 1998, the Company has $590,000 available under the Credit Line. On December 10, 1997, the Bank issued a committment letter to the Company to increase the Credit Line to $18,000,000. The increase in the Credit Line is subject to the satisfaction of a number of conditions, including the Company's receipt of a minimum of $7,000,000 of net proceeds from this offering (after giving effect to the redemption of the Preferred Stock), and there can be no assurance that all of such conditions will be satisfied or that the Company will receive such increase in the Credit Line. Amounts outstanding under the Credit Line bear interest at the Bank's prime rate, plus 1 3/4%. As of March 31, 1997, June 30, 1997 and September 30, 1997, the Company was not in compliance with certain financial covenants under the Credit Line. The Company subsequently entered into amendments to the Credit Line which amended the covenants for the third and fourth quarters of the fiscal year ended June 30, 1997 and the first quarter of the fiscal year ended June 30, 1998 such that the Company was then in compliance with the Credit Line. While the Company believes that it will be able to maintain compliance with the financial covenants under the Credit Line, there can be no assurance that the Company will maintain compliance with such financial covenants, or that the Company will be able to obtain necessary consents, waivers or amendments to the Credit Line in the future. The restructuring resulted in an extraordinary charge of $2,549,708 for early extinguishment of debt in Fiscal 1997. The Company's working capital improved by $182,052, from a working capital deficiency of $1,023,805 to a working capital deficiency of $841,753 at September 30, 1997, as compared to June 30, 1997.

    Net cash used in operating activities for the three months ended September 30, 1997 was $223,841 as compared to $2,452,516 for the three months ended September 30, 1996. A net loss of $694,681 including noncash transactions totaling $816,665, provided cash from operating activities in the amount of $121, 984. The noncash transactions are as follows: (i) depreciation and amortization of $1,139,016; (ii) compensation benefit in connection with employment agreements of $450,000; (iii) a loss on joint venture of $130,138; and (iv) a gain on sale of equipment of $2,489. Cash used in operating activities included changes in accounts receivable, and prepaid expenses and other current assets totaling $285,617. The increase in accounts receivable of $110,181 was primarily due to the increase in monthly monitoring and service billings, as a result of the acquisition of approximately 5,000 subscriber accounts during the past twelve months. Prepaid expenses and other current assets increased by $175,436, due primarily to expenditures in connection with the planned secondary offering and a security deposit on a pending acquisition.

    In connection with the acquisition of accounts, the Company incurred cash expenditures for previously accrued transition costs (costs associated with the transfer of acquired customers to the Company's central monitoring station, notification of change in the service provider, and service calls to customer premises), of $11,178 for the three months ended September 30, 1997 as compared to $91,047 for the three months ended September 30, 1996.

    Net cash used in investing activities for the three months ended September 30, 1997 was $226,079 as compared to $582,913 for the three months ended September 30, 1996. Purchases of monitoring contracts, and property and equipment accounted for $111,648 and $114,431 (including equipment used for rentals in the amount of $52,075), of the cash used in investing activities.

    Net cash provided by financing activities was $434,182 for the three months ended September 30, 1997, as compared to $1,503,483 for the three months ended September 30, 1996. Proceeds from the exercise of stock options and warrants totaled $82,421. Net proceeds received from a line of credit of $425,000 were used primarily for the acquisition of monitoring contracts, and expenses incurred in connection with the planned secondary offering. Costs incurred in connection with the prior years refinancing totaled $43,081. Principal payments on long-term debt totaling $30,158 were made during the three months ended September 30, 1997.

    Systems filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 1987. Systems' Plan of Reorganization became effective in February 1990 and provided for, among other things, long-term payments to creditors totaling approximately $2,800,000. As of September 30, 1997, deferred payment obligations to such pre-reorganization creditors totaled $270,560, which is payable in varying installments through the year 2000.

    The Company has no material commitments for capital expenditures during the next 12 months and believes that its current cash and working capital position and future cash flow from operations will be sufficient to meet its working capital needs for 12 months. The Company intends to use borrowings under the Credit Line to acquire monitoring contracts. Additional funds beyond those currently available will be required to continue the acquisition program, and there can be no assurance that the Company will be able to obtain such financing.

INFLATION

    The Company does not believe that inflation has a material effect on its operations.

CERTAIN NON-CASH CHARGES

    The Company may incur certain non-cash charges (i) of up to $900,000 for the fiscal year ended June 30, 1998, as deferred compensation expense relating to certain performance options granted to two officers of USS, based upon fluctuations in the market price of the Common Stock, and (ii) for the fiscal year ended June 30, 1998 in connection with the issuance of a certain performance warrant issued to BKR, Inc. in connection with the Company's investment in HealthLink, based upon the value of such warrant. See "Management," "Business--HealthLink" and Notes 3 and 14 of Notes to Consolidated Financial Statements of the Company. Such charges could have a material adverse effect on the Company's results of operations.

                                    BUSINESS

GENERAL

    The Company is a fully-integrated security systems provider engaged in the monitoring, sale, installation and maintenance of residential and commercial security systems and PERS. The Company is a regional provider of security alarm monitoring services for residential and small business subscribers operating in the states of New York, New Jersey, Pennsylvania, Delaware and Connecticut. The Company is also a nationwide provider of PERS products which enable individual users, such as elderly or disabled persons, to transmit a distress signal using a portable transmitter. The Company currently has an aggregate of approximately 48,000 alarm and PERS subscribers for which it provides monitoring services. As a result of the Company's acquisitions of subscriber account portfolios, the Company's MRR has grown by 60%, to approximately $800,000 for the month ended September 30, 1997 from approximately $500,000 for the month ended June 30, 1995. According to a May 1997 report published by SDM, an organization which publishes industry reports, as of December 31, 1996, the Company is the 31st largest electronic security company in the United States, based on total revenues, and the 25th largest electronic security company, based on recurring annual revenues.

    The Company's electronic security systems business utilizes electronic systems installed in businesses and residences to provide (i) detection of events such as intrusion or fire, (ii) surveillance and (iii) control of access to property. The detection devices are currently monitored by the Monitoring Station. The Monitoring Station personnel verify the nature of the emergency and contact the appropriate emergency authorities in the user's area. In some instances, commercial customers may monitor these devices at their own premises or the devices may be connected to local fire or police departments. The products and services marketed in the electronic security services industry range from residential systems that provide basic entry and fire protection to more sophisticated commercial systems.

    The Company's PERS is an electronic device which is designed to monitor, identify and electronically report emergencies requiring medical, fire or police assistance, to help elderly, disabled and other individuals. When activated by the pressing of a button, or automatically, in the case of certain environmental temperature fluctuations, the transmitter sends a radio signal to a receiving base installed in the user's home. The receiving base relays the signal over telephone lines to the Monitoring Station which provides continuous monitoring services. In addition, this signal establishes two-way voice communication between the user and the Monitoring Station personnel directly through the PERS unit, thereby avoiding any need for the user to access a telephone.

    The electronic security services industry is highly fragmented and the Company's strategy is to grow by acquisition, as well as by offering new products and services. According to an industry report published in 1996, there are approximately 12,000 separate security services companies nationally and, according to the May 1997 SDM report, the electronic security industry generates an aggregate of approximately $13 billion in revenues annually. The Company believes that there is an industry-wide trend towards consolidation due, in part, to the relatively high fixed costs of maintaining a centralized monitoring station and the relatively low incremental cost of servicing additional subscribers. The Company completed the acquisition of an aggregate of 38 subscriber account portfolios (a total of approximately 25,000 subscriber accounts) during the three fiscal years ended June 30, 1997.

    The Company has entered into an agreement with Triple A, pursuant to which the Company will acquire substantially all of the assets of Triple A upon the consummation of this offering. Triple A is engaged in the installation, monitoring and servicing of residential and commercial alarm systems, principally in northeastern Pennsylvania. Triple A currently services approximately 14,000 subscriber accounts which are monitored by its central monitoring station, and the Company anticipates transferring all of its subscriber accounts from the Monitoring Station to Triple A's monitoring station upon consummation of the Triple A acquisition. See "--Pending Acquisitions."

    In March 1997, the Company acquired a 50% interest in HealthLink. HealthLink markets a low-cost PERS product containing basic one-way transmission features. The HealthLink System is distributed nationally through retail stores, including Target (808 stores), Long's Drugs, a west-coast regional chain (305 stores), Fred Myer, a northwest regional chain (104 stores), Fry's, a southwest regional chain (51 stores) and Bergen Brunswick's west-coast Good Neighbor Pharmacies (429 stores), accounting for distribution through a total of approximately 1,700 stores as of the date of this Prospectus. The Company is negotiating with several other chain stores to further increase distribution. The Company provides monitoring and related services to HealthLink System customers, is responsible for billing and collecting from such customers and receives a portion of the recurring revenue as a fee for providing these services.

    In November 1996, the Company entered into a two-year agreement granting it the exclusive worldwide distribution rights within the health care industry to WanderWatch,-TM- a monitoring system designed to assist in the care of patients with Alzheimer's disease, autism, head injury, dementia or other diseases or injuries which may involve memory loss. WanderWatch-TM- is similar to PERS, except that the transmitter is designed to be continuously activated and transmits a signal to the base unit. If the base unit does not receive the requisite number of transmissions, it indicates that the patient may have wandered outside the "safety range," and triggers an alarm in the home base unit. If the alarm is not disabled, a signal is automatically transmitted to the Monitoring Station, whose personnel will then place calls based upon a set protocol established by the caregivers. The license agreement for WanderWatch-TM- provides for automatic one-year renewals and the Company's exclusive rights to the license are subject to forfeiture under certain circumstances. WanderWatch-TM- is currently being test-marketed by the Company and the Company does not anticipate commencing distribution of the product prior to July 1, 1998.

    The Company's revenues consist primarily of recurring payments under written contracts for the monitoring and servicing of security systems and PERS products. The Company currently monitors approximately 48,000 subscribers. For the fiscal year ended June 30, 1997, monitoring and service revenues represented 76.9% of total revenues. MRR is a term commonly used in the alarm industry and means monthly recurring revenue that the Company is entitled to receive under contracts in effect at the end of the period. MRR is utilized by the alarm industry to measure the size of a company, but not as a measure of profitability or performance, and does not include any allowance for future attrition or allowance for doubtful accounts. During the fiscal year ended June 30, 1997, the Company's MRR grew by 60.0%, to approximately $800,000 from approximately $500,000 for the fiscal year ended June 30, 1995. Total revenues have increased during such period from $9,332,536 to $12,722,903, or 36.3%.

ELECTRONIC SECURITY INDUSTRY

    The security services industry encompasses a wide range of products and services, which can be broadly divided into electronic monitoring products and services which the Company provides and highly labor intensive manned guarding and patrol services, which the Company does not currently provide, but will provide upon the consummation of the acquisition of Jupiter (see Note 16 of Notes to Consolidated Financial Statements of the Company). Electronic monitoring products and services consist of the sale, installation, continuous monitoring and maintenance of electronic security systems. This business utilizes modern electronic devices installed in customers' businesses and residences to provide (i) detection of events such as intrusion or fire, (ii) surveillance, (iii) control of access and (iv) control of articles. Event detection devices are monitored by a monitoring center, which is linked to the customer through telephone lines. This center is often located at remote distances from the customer's premises. In some instances, the customer may monitor these devices at its own premises or the devices may be connected to local fire or police departments. The products and services marketed in the electronic security services industry range from residential systems that provide basic entry and fire protection to sophisticated commercial systems incorporating closed-circuit television systems and access control. See "Business -- Pending Acquisitions."

    The Company believes that the electronic security services industry is characterized by the following attributes:

    - HIGH DEGREE OF FRAGMENTATION. The electronic security services industry is comprised of a large number of local and regional companies and several integrated national companies. The Company believes that, based on industry studies, there are approximately 12,000 separate security services companies nationally generating an aggregate of approximately $13 billion in revenues annually. A survey published by SDM magazine in May 1996 reported that, in 1995, based upon information provided by the respondents, the 100 largest companies in the industry accounted for approximately 23% of total industry revenues.

    - TREND TOWARD CONSOLIDATION. The Company believes that because the central station monitoring sector of the electronic industry has relatively high fixed costs but relatively low incremental costs associated with servicing additional subscribers, the industry offers significant opportunities for consolidation. In addition, the Company believes that the fragmented nature of the industry can be attributed to the low capital requirements associated with performing basic installation and maintenance of electronic security systems. However, the business of a full service, integrated electronic security services company which provides central station monitoring services is capital intensive, and the Company believes that the high fixed costs of establishing both central monitoring stations and full service operations contribute to the small number of national competitors.

    - CONTINUED PRODUCT DIVERSIFICATION AND INTEGRATION OF SERVICES. A recent trend in the commercial electronic security services industry has been increased integration of different types of products into single systems provided by single vendors. The Company believes that this trend has resulted from commercial needs for enhanced security services on a more cost-effective basis. Whereas basic alarm systems were once adequate for many businesses, it appears that many companies now require access control and closed circuit television systems integrated into a single system to provide for their overall security needs. A security system which provides burglar and fire alarm monitoring along with closed circuit television and access control, all integrated into one central system, not only provides enhanced security services, but also is more cost-effective than four separate systems installed by four separate vendors. The Company is positioning itself to take advantage of this trend by expanding the breadth of its electronic security service offerings.

    - ADVANCES IN DIGITAL COMMUNICATIONS TECHNOLOGY. Prior to the development of digital communications technology, alarm monitoring required a dedicated telephone line, which made long-distance monitoring uneconomic. Consequently, in order to achieve a national or regional presence, alarm monitoring companies were required to maintain a large number of geographically dispersed monitoring stations. The development of digital communications technology eliminated the need for dedicated telephone lines, reducing the cost of monitoring services to the subscriber and permitting the monitoring of subscriber accounts over a wide geographic area from a central monitoring station. The elimination of local monitoring stations has decreased the cost of providing alarm monitoring services and has substantially increased the economies of scale for larger alarm service companies. In addition, the concurrent development of microprocessor-based control panels has substantially reduced the cost of the equipment available to subscribers in the residential and commercial markets and has substantially reduced service costs because many diagnostic and maintenance functions can be performed from a company's office without having to send a technician to the customer's premises.

    The Company believes that several factors contribute to a favorable market for electronic security services generally in the United States:

    - HIGH LEVEL OF CONCERN ABOUT CRIME. As violent crime and the reporting of crime by the news media has increased, the perception by Americans that crime is a significant problem has also grown. Concurrently, demand for security systems has grown with greater awareness of risk management within the business community. In addition to the protection that electronic detection and surveillance systems provide, the Company believes that such systems also have a deterrent effect against crime.

    - INSURANCE REQUIREMENTS AND PREMIUM DISCOUNTS. The increase in demand for security systems may also be attributable, in part, to the requirement of insurance companies that businesses install an electronic security system as a condition of insurance coverage. The purchase of an electronic alarm system often entitles the subscriber to obtain premium discounts as well. In addition, in order to comply with many municipal fire codes, the installation of an electronic fire system is required in many localities.

ELECTRONIC SECURITY SERVICES

    MONITORED ELECTRONIC SECURITY SYSTEMS

    The Company's electronically-monitored security systems involve the use on a customer's premises of devices designed to detect or react to various occurrences or conditions, such as intrusions, movement, fire, smoke, flooding, environmental conditions (including temperature or humidity variations) and other hazards. In most systems these detection devices are connected to a microprocessor-based control panel which communicates through telephone lines to the Monitoring Station where alarm and supervisory signals are received and recorded. Systems may also incorporate an emergency "panic button," which when pushed causes the control panels to transmit an alarm signal that takes priority over other alarm signals. In most systems, control panels can identify the nature of the alarm and the areas within a building where the sensor was activated and transmit the information to the Monitoring Station. Depending upon the type of service for which the subscriber has contracted, Monitoring Station personnel respond to alarms by relaying appropriate information to the local fire or police departments, notifying the customer or taking other appropriate action. As of June 30, 1997, the Company has approximately 25,000 alarm subscribers for which it provides monitoring services. Of such alarm subscribers, approximately 80% are residential and 20% are commercial.

    RESIDENTIAL SYSTEMS. Residential security services consists of the sale, installation, monitoring and maintenance of electronically monitored security systems to detect intrusion and fire. The Company believes that the demand for residential systems results from a general awareness of crime and security concerns. In addition, residential customers are usually able to obtain more favorable insurance rates if an electronically monitored security system is installed in their home. Approximately 80% of the Company's customers are residential. On average, fees charged for residential monitoring services are lower than the fees charged for commercial monitoring services. Contracts for residential services are generally for an initial four-year term, automatically renewing on a year-to-year basis thereafter, unless canceled.

    COMMERCIAL SYSTEMS. The Company also provides electronic security services and products to commercial businesses and facilities. These systems and products are tailored to customers' specific needs and include electronic monitoring services that provide intrusion and fire detection, as well as card or keypad activated access control systems and closed circuit television systems. The Company also markets standard security packages for specific types of commercial customers. Certain commercial customers require more complex electronic security systems. To meet this demand, the Company also sells integrated electronic security systems that combine a variety of electronic security services and products. These systems are integrated by the Company to provide a single computer-controlled security system.

    PRODUCTS

    The Company sells products offered by several different manufacturers. Systems are generally purchased by the customers, although the Company does lease a limited number of systems. When the system is sold, the customer pays the Company the purchase price. When the system is leased, only an installation fee is charged. Customers agree to pay monthly service charges for monitoring and may also subscribe for maintenance services. Uniform package prices are offered to residential customers who purchase standard security systems, which includes a fixed number of detection devices. Frequently, customers add detection devices at an additional charge to expand the coverage of the system. Pricing depends upon the monitoring components installed, the type of alarm transmission and other services required.

    INSTALLATION, SERVICE AND MAINTENANCE

    As part of its effort to provide high-quality service to its residential and commercial customers, the Company maintains a trained installation, service and maintenance staff. These employees are trained by the Company to install and service the various types of commercial and residential security systems which the Company sells. The Company does not manufacture any of the components used in its electronic security service business.

    Installations of new alarm systems are performed promptly after the completion of the sale of the account. After completing an installation, the technician instructs the subscriber on the use of the system and furnishes a written manual and, in many instances, an instruction video. Additional follow-up instruction is provided by sales consultants in the branch offices on an as-needed basis.

    The increasing density of the Company's subscriber base as a result of the Company's continuing strategy to "infill" its existing branch service areas with new subscribers permits more efficient scheduling and routing of field service technicians and results in economies of scale at the branch level. The increased efficiency in scheduling and routing also allows the Company to provide faster field service response and support, which leads to a higher level of subscriber satisfaction.

    The Company offers an extended one-year service protection plan which provides that, for an additional fee, the Company will cover the normal costs of repair and maintenance of its systems during normal business hours after the expiration of the initial warranty period.

    CONTRACTS

    The Company's alarm monitoring subscriber contracts generally have initial terms ranging from four to five years in duration, and provide for automatic renewal for a fixed period, unless the Company or subscriber elects to cancel the contract at the end of the applicable period. The Company maintains an individual file with a signed copy of the contract for each of its subscribers and a computerized data base.

    Substantially all of the Company's alarm monitoring agreements for the Company's residential subscribers (which constitute approximately 80% of the Company's alarm subscriber customer base) provide for subscriber payments of between $20 and $32 per month. The Company's commercial subscribers typically pay between $25 to $50 per month.

    In the normal course of its business, the Company experiences customer cancellations of monitoring and related services as a result of subscribers relocating, the cancellation of purchased accounts in the process of assimilation into the Company's operations, unfavorable economic conditions, dissatisfaction with field maintenance service and other reasons. This attrition is offset to a certain extent by revenues from the sale of additional services to existing subscribers, price increases, the reconnection of premises previously occupied by subscribers, conversion of accounts previously monitored by other alarm dealers and guarantees provided by sellers of such accounts against account cancellations for a period following the acquisition.

ELECTRONIC SECURITY SERVICES BUSINESS STRATEGY

    THE ACQUISITION PROGRAM

    The Company grows primarily by acquiring subscriber accounts from smaller alarm companies. The Company focuses on acquisitions that allow it to increase its subscriber density in each area in which it operates. This leads to greater field maintenance and repair efficiencies. The Company believes that it is an effective competitor in the acquisition market because of the substantial experience of its management team over the past three years in completing 38 acquisitions. In addition, the Company has entered into agreements, pursuant to which, if consummated, the Company would acquire an additional 14,000 subscriber accounts.

    During the fiscal year ended June 30, 1995, the Company consummated eight acquisitions, purchasing approximately 10,700 subscriber accounts for an aggregate consideration of $5,218,944 in cash and 48,090 shares of Common Stock.

    During the fiscal year ended June 30, 1996, the Company consummated 16 acquisitions, purchasing approximately 9,200 subscriber accounts for an aggregate consideration of $5,638,637 in cash and 98,014 shares of Common Stock. As part of the acquisitions, the Company also issued 5,000 shares of restricted Common Stock as payment of financing costs to the lender that financed the acquisitions.

    During the fiscal year ended June 30, 1997, the Company consummated 14 acquisitions, purchasing approximately 5,300 subscriber accounts for an aggregate consideration of $3,424,712 in cash and 8,334 shares of Common Stock. The Company anticipates continuing its acquisition program. The Company typically acquires only the subscriber accounts, and not the facilities or liabilities, of acquired companies. As a result, the Company is able to obtain gross margins on the monitoring of acquired subscriber accounts that are similar to those that the Company currently generates on the monitoring of its existing subscriber base. In addition, the Company may increase the monitoring charges paid by those subscribers if it is determined that those currently being paid do not reflect the market area rates. The Company is unable to predict the timing, size or frequency of any acquisitions in the future. See "Risk Factors -- Risk Related to Growth Through Acquisitions."

    Since the Company's primary consideration in making an acquisition is the amount of MRR that will be derived from such new subscribers, the price paid by the Company is customarily based upon such MRR. To protect the Company against the loss of acquired accounts and to encourage the seller of such accounts to facilitate the transfer of the subscribers, management typically requires the seller to provide guarantees against account cancellation for a period following the acquisition, typically 9-18 months. The Company usually holds back from the seller 10%-20% of the acquisition price, and has the contractual right to utilize such holdback to recapture a portion of the purchase price based on the lost MRR arising from the cancellation of acquired accounts.

    In evaluating the quality of the accounts acquired, the Company relies primarily on management's knowledge of the industry, its due diligence procedures, its experience integrating accounts into the Company's operations, its assumptions as to attrition rates for the acquired accounts and the representations and warranties of the sellers.

    The Company employs a comprehensive acquisition program to identify, evaluate, and assimilate acquisitions of new subscriber accounts that includes three stages: (i) the identification and negotiation stage; (ii) the due diligence stage; and (iii) the assimilation stage.

    The Company actively seeks to identify prospective companies and dealers through membership in trade associations, trade magazine advertising and contacts through various vendors and other industry participants. The Company's use of standard form agreements and experience in identifying and negotiating previous acquisitions, helps to facilitate the successful negotiation and execution of acquisitions in a timely manner.

    The Company conducts an extensive pre-closing review and analysis of all facets of the seller's operations. The process includes a combination of selective field equipment installations, individual review of substantially all of the subscriber contracts, an analysis of all the rights and obligations under such contracts and other types of verification of the seller's operations.

    The Company develops a specific assimilation process, in conjunction with the seller, for each acquisition. Assimilation programs typically include a letter, approved by the Company, from the seller to its subscribers, explaining the sale and the transition, followed by one or more letters or packages that include the Company's subscriber service brochures, field service and monitoring service telephone number stickers, yard signs and window decals. Thereafter, almost all new subscribers are contacted individually by telephone by a member of the Company's customer service department for the purpose of soliciting certain information and addressing the subscriber's questions or concerns.

    PENDING ACQUISITIONS

    On September 30, 1997, the Company entered into an asset purchase agreement with Triple A, pursuant to which, as amended, the Company agreed to acquire substantially all of the assets of Triple A for aggregate consideration of approximately $13,000,000, including $10,000,000 payable in cash, approximately $2,250,000 payable in Common Stock of the Company, based on the lesser of market (as defined in the agreement) at closing or the price per share of Common Stock with respect to this offering, and $750,000 in the assumption of liabilities of Triple A. The purchase price is subject to adjustment at the closing under certain circumstances. The closing of the acquisition is conditioned on the closing of this offering, and the Company intends to utilize a portion of the proceeds from this offering to consummate the acquisition. Triple A is engaged in the installation, monitoring and servicing of residential and commercial alarm systems, principally in northeastern Pennsylvania. Triple A currently services approximately 14,000 subscriber accounts which are monitored by Triple A's central monitoring station. As part of the acquisition, the Company has agreed to enter into an employment agreement with Robert L. May, President and sole stockholder of Triple A and who subsequently has become a director of the Company, on terms to be agreed upon by the parties. The financial statements for Triple A are included herewith.

    The holder of all of the common stock of Triple A is the owner of 80% of the common stock of Jupiter. In connection with the Triple A acquisition, on September 30, 1997, the Company entered into an agreement to acquire all of the outstanding stock of Jupiter, a patrol service company, for aggregate consideration of approximately $1,045,000 payable in Common Stock, based on the lesser of market (as defined in the agreement) at closing or the price per share of Common Stock with respect to this offering. The closing of the acquisition is conditional on the closing of this offering. Jupiter's patrol services are principally supplied in areas in which the Company believes that Triple A is a substantial provider of security systems services. The patrol service supplements the Company's alarm monitoring service by providing routine patrol of a subscriber's premises and neighborhood, response to alarm system activations and "special watch" services, such as picking up mail and newspaper and increased surveillance when the customer is on vacation.

    Jupiter also offers "dedicated" patrol service to homeowners' associations in selected markets, for which Jupiter provides a marked car for patrol exclusively in such association's neighborhood. The Company believes that offering such services will enable it to increase sales of the Company's alarm monitoring services within such neighborhoods. The acquisition involves a line of business in which the Company has no previous experience and may involve risks and uncertainties which are unknown to the Company. The financial statements of Jupiter are included herewith. See "Risk Factors--Risk Related to Growth Through Acquisitions."

    DEALER PROGRAM

    The Company recently commenced a dealer program (the "Dealer Program") which allows it to participate in the growth of the residential security alarm market by providing monitoring and field service repair services to subscriber accounts generated on a monthly basis through exclusive purchase agreements with independent alarm companies specializing in the sale and installation of residential alarm systems. The dealers that the Company selects for the Dealer Program are typically small alarm companies that specialize in installing alarm systems for residential or small businesses in a specified geographic area. The Company enters into exclusive contracts with such dealers that provide for the purchase by the Company of the dealers' subscriber accounts on an ongoing basis. The dealers install alarm systems, arrange for the subscriber to enter into the Company's alarm monitoring agreements, and install the Company's yard signs and window decals. In addition, the Company evaluates the credit history of the prospective new subscriber prior to purchase from the dealer. The Company is currently purchasing approximately 50-75 accounts per month through its Dealer Program and anticipates an expansion of this program during its next fiscal year.

PATIENT MONITORING SERVICES

    PERS INDUSTRY

    The personal emergency response industry generally consists of companies that provide technological support services to help elderly or medically-at-risk individuals live independently, without the need of supervised care. In the Company's view, the recent growth of the emergency response market is strongly linked to the belief of medical professionals that such individuals should be encouraged to live independently for as long as possible. The Company believes that the demand for emergency response systems may increase as the number of people over 65 years of age, and the number of such persons living alone, increases. Currently, two groups of individuals are perceived to be the principal users of PERS products. The first group consists of elderly people who are capable of living independently and who are seeking ways to extend their ability to maintain their independence. The second group consists of those who experience short-term medical needs for whom the PERS is primarily used to reduce the length of a hospital stay and to provide short-term assistance at home during the recuperation period. Other potential users include "latch-key" children and others for whom immediate, automatic access to emergency assistance is desirable.

    PERS PRODUCTS AND MONITORING SERVICES

    PRODUCTS. The Company's PERS is designed to monitor, identify and electronically report emergencies requiring medical, fire and police assistance. The PERS unit consists of two basic components: (i) a portable pendant transmitter that is worn around the neck (the system also includes a portable, hand-held transmitter that can be attached to the user's belt or mounted on a wall); and (ii) a receiving base that is installed in the user's home and connected to the user's telephone line. The Company's PERS also includes a smoke detector (in certain states) that transmits a distress signal to the Monitoring Station in the event of fire, and a medical/police hand-held transmitter that transmits a medical or police distress signal to the Monitoring Station. Both the pendant and medical/police hand-held transmitter send a medical distress signal to the Monitoring Station; however, the hand-held transmitter also sends a police distress signal on a separate channel when activated.

    The Company's PERS has a variety of safety features, including an environmental control which detects temperature fluctuations, a cancel function to avoid false alarms, an alternative power source, which allows the system to remain functional in the event of a generalized power failure, and a special transmitter designed for use by handicapped persons. In addition, once activated, the PERS "seizes" the user's telephone line to which the receiving base is connected and dials the Monitoring Station until a connection is established, regardless of whether the user's telephone is in use or off the hook. Each PERS is tested before release for sale and is re-tested immediately after installation in a user's home.

    MONITORING SERVICES. Users of the Company's PERS products initiate a distress signal by pressing a button on the portable transmitter included in the system. Once activated, the transmitter sends radio signals to the receiving base (the transmitter has an effective range of approximately 150 feet), which in turn translates the radio signal and automatically dials the Monitoring Station using a toll-free telephone number. Once telephone contact is made with the Monitoring Station, a coded signal automatically initiates the electronic retrieval of personal data relating to the user who initiated the distress signal. Such data includes the user's name and address, directions to the user's home, allergies, medications, best route of entry into the user's home during an emergency, and the doctor and family members that should be contacted. In addition, this signal establishes two-way voice communication between the user and Monitoring Station personnel directly through the PERS unit, avoiding any need for the user to access a telephone. Monitoring personnel verify the nature of the emergency by speaking with the individual and, if necessary, notify the predetermined emergency authorities in the user's area. If the monitoring personnel are unable to establish voice communication with the user, emergency agencies are notified immediately. As of June 30, 1997, the Company has approximately 23,000 PERS monitoring subscribers in approximately 45 states for whom it provides monitoring services. The Company's monitoring service is available only to users of the Company's PERS; PERS products cannot be programmed to permit the customer to utilize a competitor's monitoring service.

    The Company provides all of its PERS users with a 24-hours-per-day, 365 days-per-year monitoring service. The monthly charge for monitoring services paid by the subscriber is approximately $28. The Company's contracted monitoring facility is located in Euclid, Ohio and is accessible by PERS users nationwide through toll-free emergency telephone lines. The monitoring facility contains telecommunications and computer equipment with the capacity to monitor tens of thousands of PERS users simultaneously, and to receive and act upon a user's emergency signal. On average, the Company receives 1,000 calls per day from its PERS users, of which approximately 60% are made by users for test purposes. The Company maintains a duplicate set of all customer data at its contracted Euclid, Ohio facility.

    SALES AND MARKETING

    The Company sells its PERS products in the United States directly to consumers through referrals by affiliated hospitals and through franchisees and private label re-sellers (principally home alarm companies). In Canada, the Company's PERS products are marketed exclusively by a Canadian distributor. Until 1991, substantially all PERS products were sold through franchisees, although the sale of new franchises was discontinued in 1987. Currently, the Company's direct sales are generated principally by the Company's home health care division, which commenced operations in March 1991. The following is a summary of the Company's current and proposed marketing programs.

    FRANCHISEES AND DISTRIBUTORSHIP. The Company ceased offering new franchises for sale in 1987 and has no current plans to resume selling franchises in the future. Existing franchisees, however, are allowed to renew their franchise annually upon payment of a $350 renewal fee. As of November 30, 1997, approximately 85 franchisees had paid their franchise renewal fee for the 1998 fiscal year.

    Franchisees are independent contractors who purchase or lease their PERS requirements from the Company in accordance with a schedule of prices established by the Company, and resell PERS products in non-exclusive territories. Franchisees also are required to contract with the Company to provide monitoring services to the franchisee's customers. In addition, the Company offers billing and collection services to franchisees. Franchisees are required to pay a monthly fee to the Company for each customer monitored, the amount of which is dependent upon the number of accounts serviced and the level of other services (for instance, billing and collection) provided. The Company also sells advertising and promotional materials, accessories and supplies to its franchisees pursuant to a published price list.

    HOME HEALTH CARE DIVISION. In March 1991, the Company established a home health care division to market PERS products to hospitals and home health care agencies. Hospitals and home health care agencies may either purchase or lease/purchase PERS products for their patients, with monitoring services provided by the Company. The consumer acquires the PERS from the home health care agency, and the Company's obligations are limited to providing monitoring services. Additional markets for the Company's home health care division include state and local welfare agencies. The Company is also actively soliciting agreements with municipalities to provide the Company's PERS services as part of the municipalities' total health and other assistance programs. The Company has entered into agreements with the Philadelphia Corporation on Aging and the municipality of Los Angeles, Department of Aging, pursuant to which the Company provides PERS and monitoring services to clients of such entities.

    PRIVATE LABEL PROGRAMS. The Company also supplies PERS products for vendors under product names owned by the vendors. Currently, sales under these programs are limited. Currently, all of the Company's private label vendors provide their own monitoring services. The Company's gross profit margins on sales in its private label programs are significantly lower than margins on its direct and franchisee sales programs.

PRODUCTION

    The principal materials utilized in the production of PERS products consist of electronic components which are obtained from several suppliers. The sub-contractor also purchases molded plastic, printed circuit boards and miscellaneous hardware from several sources. The Company believes that the required electronic components are not unique to a particular vendor and that other sources could be obtained, although some delay in production might result if it were necessary to find new sources for electronic components.

HEALTHLINK

    HealthLink is a 50% joint venture between the Company and BKR, Inc. HealthLink was formed in March 1997 to distribute the HealthLink System through retail pharmacies. In connection with its investment in HealthLink, the Company issued 364,722 shares of Common Stock to BKR, Inc. and issued a performance-based warrant, expiring March 3, 2002, to BKR, Inc., entitling it to purchase up to 10,000 shares of Common Stock for each 10,000 PERS placed on line by HealthLink at an exercise price of $9.00 per share up to a maximum of 150,000 shares of Common Stock. HealthLink's distribution has grown from 58 stores in the fourth quarter of 1996 to approximately 1,700 stores as of the date of this Prospectus. To date, HealthLink has sold and shipped approximately 3,300 systems to such stores. HealthLink is currently available in Target (808 stores) nationwide, Long's Drugs (305 stores), Fry's (51 stores), Fred Myer (104 stores) and in 429 Bergen Brunswick's west-coast Good Neighbor Pharmacies.

    The HealthLink System is designed as a low-cost PERS for use by senior citizens. The HealthLink System has a suggested retail price of $129.95 in most stores, and provides monitoring revenue to HealthLink of approximately $23 per month. The HealthLink System is manufactured by a third-party foreign manufacturer. The Company provides monitoring and related services to HealthLink System customers, is responsible for billing and collecting from such customers and receives a portion of the recurring revenue as a fee for providing these services.

    Pursuant to the Purchase Agreement between the Company and BKR, Inc., if BKR, Inc. sells at least 333,334 shares of Common Stock in open market transactions and the average gross sale price per share obtained by BKR, Inc. is less than the closing price of the Company's Common Stock on the date of the Purchase Agreement, the Company shall, at its option, either (i) pay BKR, Inc. an amount equal to the difference between such sale price and closing price or
(ii) issue to BKR, Inc. additional shares of the Company's Common Stock with an aggregate market value equal to such difference, which shares shall be registered.

WANDERWATCH-TM-

    On November 22, 1996, the Company entered into a two-year agreement with Sloan Electronics, Incorporated ("Sloan") granting the Company the exclusive worldwide distribution rights within the health care industry to WanderWatch-TM-, a wandering compliance monitoring system designed for use in home health care and assisted living facility environments. The WanderWatch-TM-system is designed to provide around-the-clock monitoring of patients that suffer from Alzheimer's disease, autism, dementia, head injury or other diseases or injuries which may involve memory loss. The WanderWatch-TM- system consists of a wireless ankle transmitter that sends a radio frequency transmission to a base unit, usually located centrally in a home. If the base unit does not receive a requisite number of transmissions within a 60-second interval, it indicates that the patient may have wandered outside of the "safety range" and triggers a loud beeping alarm in the base unit. If the alarm is not disabled within 60 seconds, a signal is automatically transmitted to the Monitoring Station. The license agreement for WanderWatch-TM- provides for automatic one-year renewals, provided that neither party has notified the other that it has failed to comply with the terms of the agreement within 60 days prior to the expiration of any such renewal term. In addition, the Company's exclusive rights to the license are subject to forfeiture in the event that the Company fails to achieve certain targeted annual sales increases of WanderWatch-TM- and fails to use reasonable efforts to fully and effectively promote the sale of WanderWatch-TM-. In such event, the Company's license of WanderWatch-TM- would become non-exclusive. The agreement also contains certain non-competition provisions which restrict the right of both parties to produce products which could be considered directly competitive with WanderWatch-TM-. The agreement provides for an initial license fee of $35,000 payable by the Company, a per-unit purchase price payable by the Company and a per-unit percentage of the monthly recurring revenue received from WanderWatch-TM-, equal to the lesser of 20% or $7.50 from revenues derived from end users of WanderWatch-TM-, subject to a certain maximum fee for recurring revenues. The agreement provides that Sloan shall allocate time and financial resources for research and development to improve WanderWatch-TM-.

    Approximately 2,800,000 patients are afflicted with Alzheimer's disease and are being cared for in their homes. Alzheimer's disease is a progressive, degenerative disease of the brain, and the most common form of dementia. There are approximately four million people afflicted with Alzheimer's disease in the United States. Approximately one in ten persons over the age of 65, and nearly half of the people over the age of 85, have Alzheimer's disease. Over 70% of Alzheimer's patients live at home. An Alzheimer's patient will live an average of eight years and as many as 20 years or more from the onset of symptoms. The WanderWatch-TM- system will be offered to the caregivers (I.E., family members and professional caregivers) on a monthly rental basis. Additionally, WanderWatch-TM- will be offered through the Company's existing distribution network of home health care companies, hospitals, visiting nurse associations and various governmental agencies. WanderWatch-TM- is currently being test-marketed by the Company, and the Company does not anticipate commencing distribution of the product prior to July 1, 1998.

MONITORING STATION

    In April 1994, the Company entered into an agreement with Emergency Response Center, Inc. ("ERC"), owner of the Monitoring Station, expiring in April 2000. The agreement automatically renews for successive one-year terms unless either party gives the other written notice of termination not later than six months prior to the end of the then current term of the agreement. Pursuant to the agreement, in consideration for providing monitoring services and electronic data base storage for the Company, ERC receives monitoring service fees based upon the number of subscribers it services and certain other start-up and maintenance costs. Upon consummation of the Triple A acquisition, the Company will own Triple A's monitoring station, located in Wilkes-Barre, Pennsylvania, which will continue to provide monitoring services to Triple A customers, and which the Company anticipates will provide monitoring services for all of the Company's customers following consummation of the Triple A acquisition.

GOVERNMENTAL REGULATION

    The Company's operations are subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements. Many of the states in which the Company operates, as well as certain local authorities, require the Company to obtain licenses or permits to conduct a security alarm services business. Certain governmental entities also require persons engaged in the security alarm services business to be licensed and to meet certain standards in the selection and training of employees and in the conduct of business. The Company believes that it holds the required licenses and is in substantial compliance with all licensing and regulatory requirements in each jurisdiction in which it operates.

    The security alarm industry is also subject to the oversight and requirements of various insurance, approval, listing and standards organizations. Adherence to the standards and requirements of such organizations may be mandatory or voluntary depending upon the type of customer served, the nature of security service provided and the requirements of the local governmental jurisdiction. The Company has not had any material difficulties in complying with such standards and requirements in the past.

    The Company's electronic security business relies on the use of telephone lines and radio frequencies to transmit signals and to communicate with field personnel. The cost of such lines and the type of equipment which may be utilized in telephone line transmissions are regulated by both the federal and state governments. The operation and utilization of radio frequencies are regulated by the Federal Communications Commission and state public utilities commissions. The Company's PERS products are regulated by the Federal Food and Drug Administration.

    The Company's advertising and sales practices are regulated by both the FTC and state consumer protection laws. Such regulations include restrictions on the manner in which the Company promotes the sale of its products and the obligation of the Company to provide purchasers of its products with certain rescission rights. While the Company believes that it has complied with these regulations in all material respects, there can be no assurance that none of these regulations were violated in connection with the solicitation of the Company's existing subscriber accounts, particularly with respect to accounts acquired from third parties, or that no such violations will occur in the future.

    The Company believes that approximately 97% of alarm activations that result in the dispatch of police or fire department personnel are not emergencies, and thus are "false alarms." Significant concern has arisen in certain municipalities about this high incidence of false alarms. This concern could cause a decrease in the likelihood or timeliness of police response to alarm activations and thereby decrease the propensity of consumers to purchase or maintain alarm monitoring services.

    A number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms. Such measures include (i) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms and (v) requiring further verification of an alarm signal before the police will respond. Enactment of such measures could adversely affect the Company's future business and operations.

    Although it ceased offering new franchises for sale in 1987, the Company's continuing relationship with its existing franchisees is subject to regulation under state laws and by the FTC. Moreover, the Company continues to be bound by obligations to franchisees under certain state consent orders regarding alleged franchise sales practices. At various times, the Company also has been named in state actions or inquiries related to the sales practices of its franchisees. The Company believes it is not liable for the actions of its franchisees; however, there can be no assurance that it will not be subject to future orders. The Company may be subject to additional regulation in the future, and changes in laws and regulations applicable to the Company could increase the cost of compliance and otherwise materially and adversely affect the Company in ways not presently foreseeable.

RISK MANAGEMENT

    The nature of the services provided by the Company potentially exposes it to greater risks of liability for employee acts or omissions, or system failures, than may be inherent in many other service businesses. To reduce those risks, substantially all of the Company's customers have subscriber agreements which contain provisions for limited liability and predetermined liquidated damages to customers and indemnification by customers against third-party claims; however, some jurisdictions prohibit or restrict limitations on liability and liquidated damages. The Company carries insurance of various types, including general liability and errors and omissions insurance to insure it from liability arising from acts or omissions of its employees. The Company's general and umbrella liability insurance policies combined provide up to $10,000,000 of coverage, depending on the nature of claims. Certain of the Company's insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other kinds of damages arising from employee misconduct. In addition, in some states the contractual limitation of liability and indemnification provisions may be ineffective in cases of gross negligence or intentional misconduct and in certain other situations.

INSURANCE

    The Company maintains general liability insurance policies covering various types of liability including products liability. The product liability insurance has policy limits of $1,000,000 per occurrence and $5,000,000 in the aggregate per year and the errors and omissions liability insurance policy limits are $1,000,000 per occurrence and $5,000,000 in the aggregate per year with a deductible of $50,000 per occurrence payable by the Company. These policies are subject to exclusions and other terms which the Company believes are typical for policies of similarly situated companies. The Company believes that its insurance coverage is adequate for its needs, but there can be no assurance that the Company will not be subjected to claims in the future which are not covered by its insurance or which exceed its insurance coverage.

INTELLECTUAL PROPERTY

    The Company owns a federal trademark registration for the trade name "Response Ability" and holds a license for the names "WanderWatch" and "HealthLink." The Company believes that its rights in these trademarks are of unlimited duration and adequately protected by registration or applications to register. In addition, the Company relies on trade secret and other laws to protect its proprietary rights in its security systems and programs. No assurance can be given that the Company will be able to successfully enforce or protect its rights to its trademarks or proprietary information in the event that any of them is subject to third-party infringement or misappropriation. The Company's central monitoring operations utilize proprietary software which the Company has licensed from a third party.

SUPPLIERS, MANUFACTURING AND ASSEMBLY

    The Company currently has multiple sources of supply for the components used in the electronic security and PERS products that it designs and installs. The Company does not manufacture any of the products that it designs and installs, or any of the components thereof. The Company's products are assembled from such components by third-party contract assemblers. The Company believes that a variety of alternative sources of supply are available on reasonable terms. However, the Company has no guaranteed supply arrangements with its suppliers and purchases components pursuant to purchase orders placed from time to time in the ordinary course of business. There can be no assurance that shortages of components will not occur in the future. Failure of sources of supply and the inability of the Company to develop alternative sources of supply if required in the future could have a material adverse effect on the Company's operations.

COMPETITION

    ELECTRONIC MONITORING SERVICES

    The security services business is highly competitive and new competitors are continually entering the field. Competition is based primarily on price in relation to quality of service. Sources of competition in the security services business are other providers of central monitoring services, systems directly connected to police and fire departments, local alarm systems and other methods of protection, such as manned guarding.

    The central monitoring sector of the electronic security business is characterized by low marginal costs associated with monitoring additional customers. Despite the opportunity for economies of scale by consolidation of monitoring and administrative functions, the industry is highly fragmented, with thousands of small providers.

    There are also a limited number of larger competitors, including ADT Limited, a division of Tyco, International, Borg-Warner Security Corporation (under the Wells Fargo and Pony Express brand names), a division of Honeywell, Inc., Brinks Home Security, a division of The Pittston Company, SecurityLink by Ameritech and Protection One, Inc.

    PERS

    The emergency response industry is serviced by numerous companies that provide PERS products and services, including monitoring services. A majority of the emergency response companies offer systems that are monitored through a central monitoring facility. In some instances, companies which sell PERS units establish agreements with local burglar alarm companies to provide the service on a per-user fee basis, or have their own monitoring capability. A number of emergency response companies offer their products through hospitals that distribute and monitor the systems. Several companies offer systems that utilize a direct dial/pre-recorded telephone message to selected telephone numbers directly without a monitoring station.

    The Company's principal competitors are other national or regional emergency response providers and burglar alarm companies that offer medical emergency features in addition to their home protection systems. Many of these companies have greater financial resources than the Company and may enjoy a particular competitive advantage due to their access to a larger client base. The Company considers its principal competitors to be American Medical Alert Corp. and Lifeline Systems, Inc. Methods of competition in the PERS industry consist of quality, service and price of the PERS products. While price is a factor, the customer's primary consideration in choosing a PERS supplier is the quality of monitoring service provided and the reliability of the PERS products. The Company believes that it competes favorably as to all of these factors.

EMPLOYEES

    At January 1, 1998, the Company employed 146 full-time employees. Of this number, 13 are engaged in sales, 8 in quality control, 42 in field service and installation, 43 in customer service, 11 in acquisition assimilation and 29 in administration. None of the Company's employees are represented by a labor union, and the Company considers its employee relations to be satisfactory.

PROPERTIES

    The Company leases 15,000 square feet in Lawrenceville, New Jersey, for its executive and administrative offices, at an annual rental of $172,000. The lease expires in June 1999, after which the Company has a five-year renewal option. The Company also leases (i) 1,100 square feet in Wilmington, Delaware, for use as a sales and installation facility, at an annual rental of $14,400, which lease expires in February 1998, after which the Company has a one-year renewal option on the same terms and conditions; (ii) 2,000 square feet in Los Angeles, California, for use as a sales and installation facility, at an annual rental of $24,000, which lease expires in October 2000; (iii) 5,000 square feet for its inventory, storage and testing facility in Florida, which is adjacent to the Company's third-party assembler, at an annual rental of $19,200, which lease expires in March 1999; and (iv) 2,900 square feet in Allentown, Pennsylvania, for use as a sales and installation facility, at an annual rental of $24,000, which lease expires in November 1998, after which the Company has two, one-year renewal options on the same terms and conditions.

    The Company believes that its current facilities are adequate for its needs.

LEGAL PROCEEDINGS

    The Company experiences routine litigation in the normal course of its business. The Company does not believe that any of such pending litigation will have a material adverse effect on the financial condition or results of operations of the Company.

    In February 1996, the Company consented to the issuance of an Order Instituting Proceedings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Findings and Order of the Securities and Exchange Commission (the "Finding"), without admitting or denying allegations of facts contained therein. In July 1993, the Company sold 20,000 shares of Common Stock pursuant to what it claimed to be an exemption from registration under Regulation S of the Securities Act. The Finding stated that such sales were made under circumstances in which the Company knew or should have known that such exemption was not available. Consequently, the Finding stated, the sales were made in violation of the registration provisions of the Securities Act. The Company consented to permanently cease and desist from committing or causing any violation, and any future violation, of Section 5 of the Securities Act.

    Prior to its acquisition by the Company, Systems was named in a number of civil and administrative proceedings relating to its franchise sales. The Company does not presently offer franchises for sale; however, the Company is bound by certain consent decrees and regulations involving its continuing relationship with franchisees.

                                   MANAGEMENT

    The current executive officers and directors of the Company are set forth below:

NAME                                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
Richard M. Brooks(1)................          49   Chief Executive Officer, President, Chief Financial Officer and
                                                   Chairman of the Board
Ronald A. Feldman...................          35   Vice President, Chief Operating Officer, Secretary-Treasurer and
                                                   Director
Robert L. May.......................          40   Director
A. Clinton Allen(2).................          53   Director
Todd E. Herman......................          43   Director, President of USS
Robert M. Rubin.....................          57   Director
Stuart Levin........................          37   Director
Bruce H. Luehrs(1)(2)...............          44   Director
Stuart R. Chalfin(1)(2).............          56   Director

------------------------

(1) Member of Audit Committee

(2) Member of Stock Option Committee

    Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Directors do not receive remuneration for their services as such, but may be reimbursed for expenses incurred in connection therewith, such as the cost of travel to Board meetings. Under the Credit Line, the Bank is entitled to cause the Company to nominate one person to the Company's Board of Directors. Bruce H. Luehrs is currently the Bank's nominee. Officers serve at the pleasure of the Board of Directors until their successors have been elected and have qualified.

    RICHARD M. BROOKS has been Chief Executive Officer and Chairman of the Company since July 1994, a Director of the Company since August 1990, and has served as the President and Chief Financial Officer of the Company since February 1990. Mr. Brooks was Chief Operating Officer of the Company from February 1990 until July 1994. From August 1986 to February 1990, Mr. Brooks was general counsel to Systems. Mr. Brooks served as Regional Counsel Mid-Atlantic Region for the Interstate Commerce Commission from May 1979 to March 1983 and was a senior attorney for the United States Treasury Department from March 1974 to April 1979. Mr. Brooks received his Bachelor of Science Degree in Business Administration in June 1970 from Temple University, and graduated from Temple University School of Law in 1973.

    ROBERT L. MAY has served as Director of the Company since December 1997. Mr. May also serves as President of Triple A, a security services company since 1981 and President of Jupiter, a company which provides guards, patrol and alarm response services to customers of Triple A since 1992. Mr. May also serves as director of Integral Technologies, Inc., an industry software provider, and is the director and President of the Central Station Alarm Association and Alarm Dealers Association, respectively. Mr. May has previously served as President of the Pennsylvania Burglar and Fire Alarm Association.

    A. CLINTON ALLEN has served as Director of the Company since December 1997. Mr. Allen also serves as Vice Chairman and a director of The DeWolfe Companies Inc., a home ownership service company, since 1991. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm. Mr. Allen also serves as a director of Swiss Army Brands, Inc., a distributor of knives, cutlery and watches and is a member of its Executive Committee, and is a director of SweetWater, Inc., a water technology company. Mr. Allen also serves as a director and Vice Chairman of Psychemedics Corporation, a drug testing services company. Mr. Allen was the first outside director of

Blockbuster Entertainment, was Chairman of its Compensation Committee and served in such capacities until it was sold to Viacom/Paramount in 1994.

    RONALD A. FELDMAN has been a Director and Secretary-Treasurer of the Company since August 1990 and Chief Operating Officer since July 1994. He has also served as the Secretary and Treasurer of Systems from June 1990 and Vice President of the Company since April 1992. From August 1986 through September 1989, he was the supervisor of Systems' manufacturing operations and supervised the Company's monitoring activities since March 1987. Mr. Feldman attended Temple University from 1980 to 1982.

    TODD E. HERMAN has been a Director of the Company since February 1995 and President of USS since 1984. Mr. Herman was also Vice President of Investech Properties, Inc., a private investment and development firm, from 1984 through 1990. Mr. Herman received his Bachelor of Science degree in Business Administration from Washington University of St. Louis, Missouri in 1975 and graduated from Seton Hall School of Law in 1982. Mr. Herman is a Certified Public Accountant.

    ROBERT M. RUBIN has been a Director of the Company since October 1991. Mr. Rubin has served as Chairman of Connectsoft Communications Corporation, a developmental stage company, since June 1997. Mr. Rubin has also served as Chairman of the Board of Directors of American United Global, Inc. ("AUGI") since May 1991, and was its Chief Executive Officer from May 1991 to January 1994. Since January 1996, Mr. Rubin has also served as President and Chief Executive Officer of AUGI. Mr. Rubin was the founder, President, Chief Executive Officer and a director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now known as Olsten Corporation ("Olsten")) until late 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is Chairman of the Board and a minority stockholder of ERD Waste Technology, Inc. ("ERD"), a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. In September 1997, ERD filed for protection under Chapter 11 of the United States Bankruptcy Code. Mr. Rubin is a former director and Vice Chairman, and currently a minority stockholder, of American Complex Care, Incorporated ("ACCI"), a public company formerly engaged in providing on-site health care services, including intra-dermal infusion therapies. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp. ("Western") and Chairman of the Board of IDF International, Inc. ("IDF"), both public companies. Western, a 56.6%-owned subsidiary of AUGI, is engaged in the distribution of construction equipment, principally manufactured by Case Corporation. IDF, a 58%-owned subsidiary of AUGI, is engaged in providing construction consulting services to businesses and municipalities and site acquisition, architectural and engineering services for the cellular communications industry. Mr. Rubin is also a director and a minority stockholder of Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products.

    STUART LEVIN has been a Director of the Company since February 1994. Mr. Levin has been employed by the Company as its Director of Operations since October 1991 and Director of the Company's home health care division, since April 1994. Prior to October 1991, Mr. Levin held management positions with Tandy Corporation, and was the President of W.A.S., Inc., a food distribution company. Mr. Levin attended Temple University from 1978 to 1980.

    BRUCE H. LUEHRS has been a Director of the Company since October 1, 1997. Mr. Luehrs has an extensive background in venture capital, mergers and acquisitions and commercial and investment banking. In November 1997, Mr. Luehrs was named General Partner of Edison Venture Fund IV, a division of Edison Venture Fund, a venture capital firm investing in emerging growth enterprises in the Mid-Atlantic region. In September 1996, Mr. Luehrs formed Penn Valley Capital ("PVC"), which provides advisory services to companies in transition due to periods of rapid growth or financial difficulty. From July 1995 to September 1996, Mr. Luehrs was a principal with Columbia Capital Corporation, a merchant bank focusing on the telecommunications industry. From June 1992 to July 1995, Mr. Luehrs served as Executive Vice President and Chief Financial Officer of Seaview Thermal Systems, a technology-driven environmental services company. From February 1990 through March 1992, Mr. Luehrs was a principal of PNC Equity Management, an equity fund affiliated with PNC Corporation. Mr. Luehrs received his undergraduate degree in economics from Duke University and his Masters in Management from Northwestern University.

    STUART R. CHALFIN has been a Director of the Company since October 1, 1997. Since 1975, Mr. Chalfin has been a principal of Fishbein & Company, P.C., independent public accountants, where he specializes in advising closely held businesses and professionals. Mr. Chalfin is affiliated with the Committee on Relations with Colleges and Universities and the Linda Creed Foundation and is a member of the American Institute of Certified Public Accountants.

EMPLOYMENT AND CONSULTING AGREEMENTS

    Mr. Brooks and Mr. Feldman each have employment agreements, expiring June 30, 2000, to act in the capacities listed above for the Company. Such agreements provide for initial annual base salaries of $225,000 and $150,000, respectively. The Credit Line provides that the salaries and bonuses received by Messrs. Brooks and Feldman in any fiscal year shall not exceed $225,000 and $150,000, respectively. Under their employment agreements, Messrs. Brooks and Feldman also receive life insurance, disability, hospitalization, major medical, vacation and other employee benefits, reimbursement of reasonable business expenses incurred on behalf of the Company, a non-accountable expense allowance of up to $1,000 per month, in the case of Mr. Brooks, and $500 per month, in the case of Mr. Feldman, and use of Company-owned vehicles. The employment agreements are terminable only upon certain circumstances, such as for cause, disability and death, and if terminated for any other reason, such employees shall be entitled to receive the present value of all compensation and benefits through June 30, 2000. The Company maintains and is the beneficiary of key person life insurance policies in the amount of $3,000,000 and $1,000,000 on the lives of Messrs. Brooks and Feldman, respectively.

    In addition to cash compensation and other benefits, in connection with amendments to their employment agreements executed in August 1992, Messrs. Brooks and Feldman received options to purchase 44,445 and 28,356 shares of Common Stock, respectively, at a price equal to $11.25. These options are exercisable until November 14, 2004. Messrs. Brooks and Feldman also received options to purchase 200,000 and 66,667 shares of Common Stock, respectively, awarded under the Company's Non-Qualified Stock Option Plan. In November 1995, the exercise price on Messrs. Brooks' and Feldman's options were reduced to the prevailing market price of $7.50 and subsequently reduced to $4.50 on June 15, 1997 and to $0.03 on June 27, 1997. During February 1996, Messrs. Brooks and Feldman both exercised options to purchase 8,334 shares of Common Stock. In addition, the Company has agreed to grant options to purchase 87,500 and 37,500 shares of Common Stock to Mr. Brooks and Mr. Feldman, respectively, on the effective date of this offering at an exercise price equal to the public offering price. Such options will vest in three equal annual installments commencing on the first anniversary of the date of grant of such options.

    Mr. Herman and John Colehower have employment agreements with USS, expiring March 4, 1999, to act as President and Treasurer of USS and Vice President of USS, respectively. Such agreements provide for an initial base salary of $120,000, and may be increased at the discretion of the Board of Directors of the Company, as well as certain additional payments and benefits based upon increases in the Company's subscriber accounts. As a result of certain obligations to Messrs. Herman and Colehower, the Company recorded a deferred compensation liability of $1,207,500 as of September 30, 1997, based on such obligations, which are not due until March 1999. Under their employment agreements, Messrs. Herman and Colehower also receive life insurance, disability, hospitalization, major medical, vacation and other employee benefits. The employment agreements are terminable only upon certain circumstances, such as for cause, disability and death or, for any other reason, upon 90 days' written notice.

    In addition to cash compensation and other benefits, Messrs. Herman and Colehower received options to purchase 100,000 shares each of Common Stock at an exercise price of $4.50. These options were subject to a vesting schedule, which schedule has been accelerated such that all of such options are fully vested.

    Robert M. Rubin, a Director of the Company, has performed consulting services for the Company in the past. In February 1993, Mr. Rubin was issued a warrant to purchase 1,667 shares of Common Stock at $15.00 per share, in consideration of services to the Company. The exercise price of such warrant was subsequently reduced to $.024 per share and the warrant was exercised. In September 1994, Mr. Rubin was granted options to purchase 1,667 shares of Common Stock at the prevailing market price of $2.4375, which options were exercised. In February 1995, Mr. Rubin was granted options to purchase 50,000 shares of Common Stock at a price of $11.25 per share, which options are exercisable for a period of ten years. In November 1995, Mr. Rubin was granted options to purchase 50,000 shares of Common Stock at the prevailing market price of $7.50 and in November 1995, the exercise price of Mr. Rubin's options granted in February 1995 were reduced to the prevailing market price of $7.50. (See Note 10 of Notes to Consolidated Financial Statements of the Company). On June 27, 1997, the exercise price of all of Mr. Rubin's options was reduced to $0.03. On October 1, 1994, Mr. Rubin entered into a consulting agreement with the Company pursuant to which he was paid an annual consulting fee of $60,000 for a period of two years. The agreement was terminated on April 30, 1996, at which time Mr. Rubin converted outstanding loans in the amount of $200,000 into 28,069 shares of Common Stock and converted subordinated debentures in the amount of $101,329 into 22,518 shares of Common Stock. See "Management" and "Principal Stockholders."

EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services in all capacities paid by the Company to its Chief Executive Officer and each executive officer whose annual compensation exceeded $100,000 (the "Named Executive Officers") during fiscal 1995, 1996 or 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION AWARDS
                                               ANNUAL COMPENSATION                  ---------------------------------------------
                               ---------------------------------------------------                 SECURITIES
                                                                OTHER ANNUAL         RESTRICTED    UNDERLYING       LONG-TERM
NAME AND PRINCIPAL                              BONUS           COMPENSATION            STOCK       OPTIONS/     INCENTIVE PLAN
  POSITION            YEAR     SALARY ($)        ($)               ($)(1)             AWARD(S)      SARS (#)         PAYOUTS
------------------  ---------  -----------  -------------  -----------------------  -------------  -----------  -----------------

Richard M. Brooks,       1997   $ 220,673        --                  --                  --           236,111(2)        --
  President, Chief       1996   $ 217,980        --                  --                  --            --              --
  Executive              1995   $ 175,003        --                  --                  --            --              --
  Officer and
  Chief Financial
  Officer

Ronald A. Feldman,       1997   $ 137,307        --                  --                  --            86,689(2)        --
  Chief Operating        1996   $ 135,654        --                  --                  --            --              --
  Officer,               1995   $ 106,495        --                  --                  --            --              --
  Vice President,
  Secretary
  and Treasurer

                          ALL OTHER
NAME AND PRINCIPAL      COMPENSATION
  POSITION                   ($)
------------------  ---------------------
Richard M. Brooks,           --
  President, Chief           --
  Executive                  --
  Officer and
  Chief Financial
  Officer
Ronald A. Feldman,           --
  Chief Operating            --
  Officer,                   --
  Vice President,
  Secretary
  and Treasurer

------------------------

(1) Excludes perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person.

(2) Such options were originally granted in prior periods; however, on June 15, 1997, the Company reduced the exercise price of such options from $7.50 per share to $4.50 per share. On June 27, 1997, the Company further reduced the exercise price of such options from $4.50 per share to $0.03 per share. See "Management -- Reduction of Exercise Price of Certain Stock Options."

INCENTIVE STOCK OPTION PLAN

    In March 1992, the Company's Board of Directors and stockholders adopted and approved an Incentive Stock Option Plan ("ISO Plan"). The ISO Plan provides for the grant to key employees of the Company of stock options intended to qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A total of 13,334 shares of Common Stock have been reserved for issuance under the ISO Plan, all of which shares have been granted as of the date of this Prospectus. The ISO Plan is administered by a committee of the Board of Directors which, among other things, has the sole discretion to select optionees and determine the number of shares covered by each option, its exercise price and certain of its other terms. The exercise price of options granted under the ISO Plan may not be less than the fair market value of Common Stock on the date of grant, and not less than 110% of such fair market value in the case of participants owning more than 10% of Common Stock. Options expire no later than 10 years after they are granted (five years after grant in the case of participants owning more than 10% of the Company's Common Stock). The number of shares for which the optionee may exercise an option in any calendar year is limited to option shares with an aggregate fair market value, determined at the time the option is granted, which does not exceed $100,000. The $100,000 limit for any calendar year is subject to further reduction by the fair market value of any stock (determined at the time of option grant) for which the employee was granted an option under any Company plan during such calendar year. Options terminate three months after the optionee ceases to be employed by the Company unless the optionee's employment is terminated by reason of disability, in which case, the options shall expire following one year after such employment termination. The committee has the right to accelerate the expiration date in certain events. Options granted under the ISO Plan are not transferable, except by will or the law of descent and distribution.

NON-QUALIFIED STOCK OPTION PLAN

    In August 1990, the Company's Board of Directors approved a Nonqualified Stock Option Plan (the "NQO Plan") pursuant to which the Company may grant stock options to directors, officers, key employees and consultants. A total of 3,453 shares of Common Stock were reserved for issuance under the NQO Plan, all of which shares have been granted as of the date of this Prospectus. Options shall terminate six months after the optionee ceases to be employed by the Company or any subsidiary, regardless of the cause for termination.

REDUCTION OF EXERCISE PRICE OF CERTAIN STOCK OPTIONS

    On June 15, 1997, the Company reduced the exercise price of options to purchase 622,800 shares of Common Stock granted to officers, directors and a key employee of the Company, from $7.50 to $4.50, or the prevailing market price. On June 27, 1997, the Company further reduced the exercise price of options to purchase 422,800 shares of Common Stock granted to certain officers and directors of the Company, from $4.50 to $0.03, which resulted in a compensation expense of $1,889,916.

1997 STOCK OPTION PLAN

    In October 1997, the Board of Directors of the Company adopted the 1997 Plan, which was subsequently approved by the Company's stockholders on January 6, 1998.

    The 1997 Plan provides for the grant of options to purchase up to, but not in excess of, 600,000 shares of Common Stock to key employees, including but not limited to officers, directors, agents, consultants and independent contractors of the Company or any parent or subsidiary of the Company (excluding members of the Administrator (as defined in the 1997 Plan)). Options may be either "incentive stock options" within the meaning of Section 422 of the Code, or non-qualified options. Incentive stock options may be granted only to employees of the Company or a subsidiary of the Company, while non-qualified options may be issued to non-employee directors, as well as to employees of the Company or its subsidiary.

    The 1997 Plan is administered by a committee selected by the Board of Directors (the "Administrator"), which determines, among other things, those individuals who receive options, the time period during which the options may be exercised, the number of shares of Common Stock issuable upon the exercise of each option and the option exercise price. Pursuant to the 1997 Plan, the Administrator determines, among other things, those individuals who receive options, the time period during which the grants will be made, the number of shares of Common Stock to be granted and the price (if any) to be paid by such key employees therefor.

    The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Administrator. If the aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year exceeds $100,000, such stock option shall be treated, to the extent of such excess, as an option which does not qualify as an incentive stock option. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") shall be eligible to receive any incentive stock options under the 1997 Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death, retirement, permanent and total disability, unless extended by the Administrator on or before such employee's date of termination of employment, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise all or any part of such employee's option, unless otherwise determined by the Administrator. Upon termination of employment of an optionee by reason of death, retirement, permanent or total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

    Options under the 1997 Plan must be issued within 10 years from the effective date of the Plan. The effective date of the 1997 Plan is September 1997. Incentive stock options granted under the 1997 Plan cannot be exercised more than 10 years from the date of grant. Incentive stock options issued to a 10% Shareholder are limited to five-year terms. All options granted under the 1997 Plan provide for the payment of the exercise price in cash or check or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods, or by such other methods approved by the Administrator pursuant to the 1997 Plan. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such optionee's stock options with no additional investment other than the purchase of the original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1997 Plan.

    As of the date hereof, no options have been granted pursuant to the 1997 Plan; however, the Company has agreed to grant options to purchase 500,000 shares of Common Stock as follows: (i) 75,000 shares of Common Stock to Mr. Allen, a director, (ii) 175,000 shares of Common Stock to Mr. May, a director,
(iii) 75,000 shares of Common Stock to Mr. Rubin, a director, (iv) 25,000 shares of Common Stock to Mr. Luehrs, a director, (v) 25,000 shares of Common Stock to Mr. Chalfin, a director, (vi) 87,500 shares of Common Stock to Mr. Brooks, an officer and director and (vii) 37,500 shares of Common Stock to Mr. Feldman, an officer and director, all of which options are expected to be granted on the effective date of this offering at an exercise price equal to the public offering price and shall be subject to certain vesting requirements. See "Principal Stockholders."

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted to or held by the Named Executive Officers during the fiscal year ended June 30, 1997:

                                                                         INDIVIDUAL GRANTS
                                             --------------------------------------------------------------------------
                                                                    PERCENT OF
                                                  NUMBER OF        TOTAL OPTIONS
                                                 SECURITIES         GRANTED TO
                                             UNDERLYING OPTIONS    EMPLOYEES IN     EXERCISE OR BASE
NAME                                               GRANTED          FISCAL YEAR       PRICE ($/SH)      EXPIRATION DATE
-------------------------------------------  -------------------  ---------------  -------------------  ---------------
Richard M. Brooks..........................         236,111(1)            42.7%         $     .03            11/14/04
Ronald A. Feldman..........................          86,689(1)            15.4%         $     .03            11/14/04

------------------------

(1) Such options were originally granted in prior periods; however, on June 15, 1997, the Company reduced the exercise price of such options from $7.50 per share to $4.50 per share. On June 27, 1997, the Company further reduced the exercise price of such options from $4.50 per share to $0.03 per share. See "Management -- Reduction of Exercise Price of Certain Stock Options."

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 1997, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                                                            NUMBER OF
                                                                                           SECURITIES           VALUE OF
                                                                                           UNDERLYING        UNEXERCISED IN-
                                                                                       UNEXERCISED OPTIONS  THE-MONEY OPTIONS
                                                                                            AT FY-END           AT FY-END
                                                  SHARES ACQUIRED                         EXERCISABLE/        EXERCISABLE/
NAME                                              ON EXERCISE(#)    VALUE REALIZED($)     UNEXERCISABLE     UNEXERCISABLE(1)
-----------------------------------------------  -----------------  -----------------  -------------------  -----------------
Richard M. Brooks..............................              0                  0            236,111/0       $   1,586,666/0
Ronald A. Feldman..............................              0                  0             86,689/0       $     582,550/0

------------------------

(1) The value of unexercised options is determined by multiplying the number of options held by the difference between the closing price of the Common Stock of $6 3/4 at June 30, 1997 (as adjusted to reflect the one-for-three reverse stock split effective January 9, 1998), as reported by the Nasdaq SmallCap Market, and the exercise price of the options.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information, as of the date of this Prospectus, based upon 2,212,596 shares of Common Stock outstanding and as adjusted to reflect the sale of 2,400,000 shares of Common Stock (after giving effect to the one-for-three reverse stock split effective January 9, 1998) by the Company in this offering regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Information as to Kenneth Stickney was derived from the Schedule 13D filed by such stockholder, and, except for the percentage ownership, reflects the information contained therein as of the date such 13D was filed.

                                                                                              PERCENTAGE OF
                                                                                            OUTSTANDING STOCK
                                                                                                 OWNED(3)
                                                                                    ----------------------------------
                                                             AMOUNT AND NATURE
NAME AND ADDRESS                                               OF BENEFICIAL
OF BENEFICIAL OWNER(2)                                          OWNERSHIP(1)         BEFORE OFFERING   AFTER OFFERING
--------------------------------------------------------  ------------------------  -----------------  ---------------
Richard M. Brooks (4)...................................            236,772                   9.7%              4.9%
Ronald A. Feldman (5)...................................             87,356                   3.8%              1.9%
Robert M. Rubin (6).....................................            220,760                   9.4%              4.6%
Stuart Levin............................................              3,833                     *                 *
Todd E. Herman (7)......................................            102,667                   4.4%              2.2%
Kenneth Stickney........................................            159,722                   7.2%              3.5%
Bruce H. Luehrs (8).....................................             15,334                     *                 *
Stuart R. Chalfin (8)...................................             15,000                     *                 *
Robert L. May (9).......................................            105,000                   4.5%              2.2%
A. Clinton Allen (10)...................................             45,000                   2.0%              1.0%
Executive Officers and Directors as a group (nine
  persons) (11).........................................            831,722                  28.1%             15.5%

------------------------

*   Less than one percent.

(1) For purposes of the above table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date; and for purposes of computing the percentage of outstanding shares held by each person or group on a given date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

   Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address for the referenced individuals who beneficially owns 5% or more of the outstanding Common Stock of the Company is c/o Response USA, Inc., 11-H Princess Road, Lawrenceville, New Jersey, except for Robert M. Rubin, whose address is 9450 Aegean Drive, Boca Raton, Florida 33496, BKR, Inc., whose address is 7944 East Beck Lane, Suite 210, Scottsdale, Arizona 85260, and Kenneth Stickney, whose address is 7944 East Beck Lane, Suite 210, Scottsdale, Arizona 85260.

(3) Individual percentages have been rounded to the nearest 0.1%.

(4) Includes 236,111 shares issuable upon exercise of currently exercisable options. Does not include 87,500 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest in three equal annual installments commencing on the first anniversary of the date of grant of such options. See "Management -- Employment and Consulting Agreements."

(5) Includes 86,689 shares issuable upon exercise of currently exercisable options. Does not include options to purchase 37,500 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest in three equal annual installments commencing on the first anniversary of the date of grant of such options. See "Management -- Employment and Consulting Agreements."

(6) Mr. Rubin's wife and children own 1,840 shares of Common Stock, as to which Mr. Rubin disclaims beneficial ownership. Includes 100,000 shares issuable upon exercise of currently exercisable options and 45,000 shares issuable upon exercise of the vested portion of options to be granted upon consummation of this offering. Does not include 30,000 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest one year from the date of grant of such options. See "Management--Employment and Consulting Agreements."

(7) Includes 100,000 shares issuable upon exercise of currently exercisable options. See "Management-- Employment and Consulting Agreements."

(8) Includes 15,000 shares issuable upon exercise of the vested portion of options to be granted upon consummation of this offering. Does not include 10,000 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest one year from the date of grant of such options.

(9) Does not include approximately 371,723 shares of Common Stock to be received by Mr. May upon consummation of the acquisitions of Triple A and Jupiter, based upon the assumed offering price of $8.25 per share. Includes 105,000 shares issuable upon exercise of the vested portion of options to be granted upon consummation of this offering. Does not include 70,000 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest in three equal annual installments commencing on the first anniversary of the date of grant of such options.

(10) Includes 45,000 shares issuable upon exercise of the vested portion of options to be granted upon consummation of this offering. Does not include 30,000 shares issuable upon exercise of options to be granted upon consummation of this offering, which options shall vest one year from the date of grant of such options.

(11) Includes 747,800 shares issuable upon exercise of currently exercisable options and the vested portion of options to be granted upon consummation of this offering referred to in notes (4), (5), (6), (7), (8), (9) and (10) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Except as described under "Management" and "Executive Compensation," the Company has not engaged in any transactions with individuals who, at the time of such transaction, were officers, directors, principal stockholders or affiliates thereof during the three fiscal years ended June 30, 1997. In connection with the appointment of A. Clinton Allen as a director of the Company, the Company entered into a one-year renewable consulting agreement with Mr. Allen commencing February 1998, pursuant to which Mr. Allen will receive $4,000 per month in consideration for providing certain consulting services to the Company.

    The Company intends that all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties and that all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who had access, at the Company's expense, to the Company's or independent legal counsel.

                           DESCRIPTION OF SECURITIES

    The following summary description of the Company's capital stock and selected provisions of its Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

    The Company is authorized to issue up to 37,500,000 shares of Common Stock, par value $.008 per share, of which 2,212,596 shares are outstanding as of the date hereof. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid and nonassessable.

PREFERRED STOCK

    The Company is authorized to issue up to 239,430.42 shares of preferred stock, par value $1,000 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of the Company. See "Risk Factors -- Delaware Anti-Takeover Statute; Limitation of Liability of Directors and Officers; Possible Adverse Effects Associated with the Issuance of 'Blank Check' Preferred Stock."

SERIES A CONVERTIBLE PREFERRED STOCK

    In May 1996, the Company authorized the issuance of 7,500 shares (of which 5,890 shares remain outstanding as of the date hereof) of 1996 Series A Convertible Preferred Stock with a par value of $1,000 per share. The holders of the Preferred Stock are not entitled to receive dividends and have no voting rights. The Preferred Stock is convertible into a number of shares of Common Stock determined by using a formula of "the premium plus $1,000, divided by the conversion price." The premium as defined equates to an annual 10% deemed dividend, and the conversion price is equal to the lesser of $15.00 or 80% of the average closing bid price of Common Stock for the five days immediately preceding the date of conversion. Up to 50% of the Preferred Stock was convertible commencing 45 days after issuance, and the balance was convertible commencing 70 days after issuance. After June 1, 1999, the Company may require conversion. The Preferred Stock has an aggregate liquidation preference of $7,362,500 plus the cumulative 10% deemed dividend.

    In January and February 1996, certain holders of the Preferred Stock commenced litigation against the Company, challenging, among other things, the Company's decision to suspend conversion rights and seeking, among other things, specific performance under the Certificate of Designations to convert their Preferred Stock to Common Stock of the Company.

    Prior to June 30, 1997, the Company reached an agreement, which was subsequently amended pursuant to an amendment dated November 30, 1997 (as amended, the "Settlement Agreement") with the holders (the "Holders") of the Preferred Stock (other than Halifax Fund, LP ("Halifax")), pursuant to which the Holders agreed to refrain from all conversions of the Preferred Stock for specified periods, and the Company agreed to issue to the Holders of the Preferred Warrants as described below and to amend the terms of the Preferred Stock by the filing of an Amended Certificate of Designation (the "Amendment").

    Pursuant to the terms of the Settlement Agreement, on June 26, 1997, each Holder received 5,000 Preferred Warrants for each 100 shares of Preferred Stock held as of June 26, 1997, an aggregate of 114,833 Preferred Warrants. The Preferred Warrants, which are not redeemable by the Company, are exercisable at a price per share of $6.00 and entitle the holder thereof to purchase one share of Common Stock per Preferred Warrant. Of such Preferred Warrants, 50% are exercisable after June 30, 1998 and the remaining 50% of the Preferred Warrants are exercisable after June 30, 1999. The Preferred Warrants expire after June 30, 2006. In connection with the amendment executed on November 30, 1997, each Holder received an additional 7,500 Warrants (the "Additional Warrants") for each 100 shares of Preferred Stock held as of November 30, 1997. The Additional Warrants, which are redeemable by the Company, are exercisable at a price per share of $10.125 and entitle the holder thereof to purchase one share of Common Stock per Additional Warrant. Of such Additional Warrants, fifty percent (50%) are exercisable after December 1, 1998 and fifty percent (50%) are exercisable after December 1, 1999. The Additional Warrants expire after November 30, 2007.

    In consideration of the issuance of the Preferred Warrants as amended, and subject to the terms and conditions set forth in the Settlement Agreement, each Holder agreed (a) to give its proxy and its consent in favor of the Amendment and (b) to refrain from any and all conversions of such Holder's Preferred Stock, pursuant to the terms of the original Certificate of Designation, until the earlier of February 12, 1998 or upon the occurrence of defaults on certain dates ("Trigger Dates"). If the Company fails to comply with the Trigger Dates, the Holder's right to convert its Preferred Stock shall be activated if and only if a majority of the Holders as of such Trigger Date have collectively provided appropriate written notice exercising such right. The Trigger Dates are comprised of the following: (i) the repurchase of 10% of the aggregate number of shares of Preferred Stock on December 15, 1997 for aggregate consideration of $795,150; (ii) the printing of prospectuses relating to this offering by January 7, 1998; (iii) the holding of the Company's annual stockholders meeting by January 7, 1998; (iv) commencement of a road show relating to this offering on January 16, 1998; (v) the repurchase of 10% of the aggregate number of shares of Preferred Stock on January 15, 1998 for aggregate consideration of $795,150; and
(vi) the redemption of the remaining shares of Preferred Stock by February 2, 1998 (subject in certain circumstances to extension, but in no event later than February 12, 1998). To date, all such Trigger Dates have been met.

    The Amendment gives the Company the right to redeem the Preferred Stock ("Redemption") for payment of the following to the Holders: (i) cash in an amount equal to One Thousand Three Hundred Fifty Dollars ($1,350) per share of Preferred Stock (the "Redemption Price"); and (ii) interest at a rate of twelve percent (12%) per annum on the Redemption Price from May 12, 1997 until consummation of the Redemption.

    The Amendment provides that the suspension of conversion rights would no longer be effective and the right to convert the Preferred Stock shall be effective commencing on and after February 12, 1998, in accordance with the terms set forth in the Amended Certificate of Designations. In addition, pursuant to the Settlement Agreement, each Holder agreed to refrain from conversions of the Preferred Stock until the earlier of February 12, 1998 or certain other specified dates.

    On June 30, 1997, the Company agreed to convert 1,000 shares of Preferred Stock owned by Halifax and issued to Halifax 300,000 shares of the Company's Common Stock and concluded the Settlement Agreement with the Holders. The Company assisted in locating EC Capital, Inc., a market maker in the

Company's securities as a purchaser for the Common Stock received by Halifax upon conversion of its Preferred Stock. Halifax's Common Stock was purchased for an aggregate price of $1,500,000, comprised of $1,350 per share for each share of Preferred Stock, plus $150,000 for reimbursement of attorneys' fees. The Company issued to Halifax 5,000 Class C Warrants for each 100 shares of Preferred Stock held by Halifax. In the event that the Company settles with any other Holder of Preferred Stock on terms which Halifax in its sole discretion believes are better than those received by Halifax in the settlement, Halifax has the right to elect the alternative settlement. Upon the consummation of this offering, the Company intends to utilize funds available under the Credit Line to redeem the Preferred Stock which, based upon an assumed redemption date of February 2, 1998, would have an aggregate redemption price of approximately $7,060,000.

SERIES B PREFERRED STOCK

    In September 1997, the Company authorized the issuance of 3,069.58 shares (all of which shares remain outstanding as of the date hereof) of 1997 Series B Preferred Stock with a par value of $.01 per share. The holders of the Series B Preferred Stock are not entitled to receive dividends and have no voting rights. Each share of the Series B Preferred Stock is convertible at any time into 100 shares of Common Stock, subject to adjustment under certain circumstances.

CLASS A WARRANTS

    The Company currently has outstanding publicly-traded Class A Warrants to purchase up to 411,127 shares of Common Stock at an exercise price of $7.50 per share at any time until October 22, 1998. Each holder thereof is entitled to purchase one share of Common Stock for each nine Class A Warrants and payment of $7.50. The Class A Warrants contain anti-dilution provisions providing for adjustment of the exercise price and the number of shares of Common Stock underlying the Class A Warrants upon the occurrence of certain events. The Class A Warrants are redeemable by the Company, upon proper notice, at a redemption price of $.30 per share, until October 1998, after a period of at least ten consecutive business days on which the closing high bid price for the Common Stock as reported on the Nasdaq SmallCap Market, or, the closing sales price, if the Common Stock is listed on an exchange or reporting system that provides last sales prices, equals or exceeds 120% of the then current exercise price of the Class A Warrants.

CLASS B WARRANTS

    The Company currently has outstanding publicly-traded Class B Warrants to purchase up to 493,983 shares of Common Stock at an exercise price of $9.75 per share at any time until October 22, 1998. Each holder thereof is entitled to purchase one share of Common Stock for each nine Class B Warrants and payment of $9.75. The Class B Warrants contain anti-dilution provisions providing for adjustment of the exercise price and the number of shares of Common Stock underlying the Class B Warrants upon the occurrence of certain events. The Class B Warrants are redeemable by the Company upon the same terms as the Class A Warrants.

CLASS C WARRANTS

    The Company currently has outstanding Class C Warrants to purchase up to 16,567 shares of Common Stock at exercise prices ranging from $9.78 to $16.875 per share at any time until January 15, 2000. The Class C Warrants contain anti-dilution provisions providing for adjustment of the exercise price and the number of shares of Common Stock underlying the Class C Warrants upon the occurrence of certain events. The Class C Warrants were issued in connection with a private financing by the Company.

PREFERRED WARRANTS

    The Company currently has outstanding Preferred Warrants to purchase up to 262,083 shares of Common Stock at exercise prices ranging from $6.00 to $10.125 per share at any time until June 25, 2007. The Company issued such Preferred Warrants in connection with the settlement with the Holders. The Preferred Warrants contain anti-dilution provisions providing for adjustment of the exercise price and the number of shares of Common Stock underlying the Preferred Warrants upon the occurrence of certain events. The Preferred Warrants also entitle the holders to certain "piggyback" registration rights with respect to the shares issuable upon exercise thereof at any time that the Company files a registration statement other than one relating solely to the sale of securities to participants in a Company employee benefit plan, one not including substantially the same information as would be required to be included in a registration statement covering the sale of such Common Stock, or one only registering Common Stock issuable upon conversion of convertible debt securities which are also being registered.

REPRESENTATIVES' WARRANTS

    In connection with this offering, the Company has agreed to issue to the Representatives the Representatives' Warrants. The Representatives' Warrants will be exercisable for a period of four years commencing one year after the closing of this offering. The Representatives and their designees are entitled to certain registration rights under the Securities Act relating to the shares of Common Stock received upon the exercise of the Representatives' Warrants. The Representatives' Warrants may not be sold or transferred during the first year after issuance, except to persons who are officers of the Representatives or by operation of law. The exercise price and the number of shares of Common Stock that may be purchased are subject to adjustment pursuant to anti-dilution provisions of the Representatives' Warrants.

TRANSFER AGENT

    Upon consummation of this offering, American Stock Transfer and Trust Company will be the Transfer Agent for the Company's Common Stock and registrar for the Company's publicly-traded warrants.

DIRECTORS' LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Certificate of Incorporation includes provisions which eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit). The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

    Section 145 of the DGCL permits indemnification by a corporation of certain officers, directors, employees and agents.

    The Company's Bylaws provide that the Company will indemnify each of its directors and officers with respect to all liability and loss suffered and expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the expenses of the directors and officers incurred in defending such proceedings, subject to reimbursement if it is subsequently determined that such person is not entitled to indemnification.

    The Company maintains a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW

    The Company is subject to Section 203 of the DGCL ("Section 203"), which, subject to certain exceptions and limitations, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding under the DGCL, those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation); or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    For purposes of Section 203, a "business combination" includes (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering, the Company will have outstanding 4,612,596 shares of Common Stock, of which the 2,400,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act. An additional 2,105,333 shares of Common Stock are also freely tradeable. The remaining approximately 107,263 shares of Common Stock are "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Commencing approximately 12 months following the date of this Prospectus, substantially all of these restricted securities would become eligible for sale in the public market pursuant to Rule 144. The beneficial owners of 1,107,723 shares of Common Stock (including shares of Common Stock issuable upon exercise of outstanding options) have agreed not to sell such shares for a period of 12 months after this offering without the consent of the Representatives.

    In general, under Rule 144, as currently in effect, a person (including a person who may be deemed an "affiliate" of the Company as that term is defined under the Securities Act) who has beneficially owned such shares for at least one year would be entitled to sell within any three-month period a number of shares beneficially owned for at least one year that do not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are further subject to certain restrictions relating to the manner of sale, notice and the availability of current public information about the Company. After two years have elapsed from the date of the issuance of restricted securities by the Company or their acquisition from an affiliate, such shares may be sold without limitation by persons who have not been affiliates of the Company for at least three months.

    The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering pursuant to Rule 144 or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.

    The holders of the Representatives' Warrants will have certain demand and "piggyback" registration rights with respect to the shares of Common Stock underlying such warrants, commencing one year after the effective date of this offering. In addition, the holder of 107,263 shares of Common Stock issued upon exercise of a warrant and the holders of the Preferred Warrants have demand and "piggyback" registration rights. See "Underwriting."

    If the Representatives should exercise registration rights to effect the distribution of the securities underlying the Representatives' Warrants, it will be unable to make an active market in the Company's securities prior to and during such distribution. If it ceases making a market in the Common Stock, the market and market prices for the Common Stock may be materially adversely affected, and holders thereof may be unable to sell or otherwise dispose of the Common Stock. See "Description of Securities" and "Underwriting."

    No prediction can be made as to the effect, if any, that sales of such securities, or the availability of such securities for sale, will have on the market prices prevailing from time to time for the Common Stock. However, even the possibility that a substantial number of the Company's securities may, in the near future, be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible For Future Sale" and "Underwriting."

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell an aggregate of 2,400,000 shares of Common Stock to the Underwriters named below, for whom Gruntal & Co., L.L.C. and Hampshire Securities Corporation are acting as the Representatives, and the Underwriters have severally agreed to purchase the number of shares of Common Stock set forth opposite their respective names in the table below at the offering price, less underwriting discounts set forth on the cover page of this Prospectus.

UNDERWRITERS                                                                                     NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Gruntal & Co., L.L.C...........................................................................
Hampshire Securities Corporation...............................................................
                                                                                                 -----------------
    Total......................................................................................       2,400,000

    The Underwriting Agreement provides that the obligation of the Underwriters to purchase the shares of Common Stock is subject to certain conditions. The Underwriters are committed to purchase all of the shares of the Common Stock (other than those covered by the over-allotment option described below), if any are purchased. On November 17, 1997, Hampshire Securities Corporation and certain of its principals entered in an Agreement and Plan of Merger (the "Merger Agreement") with a subsidiary of Gruntal & Co., L.L.C. ("Gruntal"), pursuant to which Hampshire Securities Corporation will become a wholly-owned subsidiary of Gruntal. It is currently anticipated that the merger will be effective in January 1998.

    The Underwriters propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $
per share. The Underwriters may allow, and such dealers may reallow, discount
not in excess of $         per share; and the Underwriters may allow, and such
dealers reallow, a concession of not more than $         per share to certain
other dealers. After this offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representative.

    The Company has agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds received by the Company from the sale of the 2,400,000 shares of Common Stock offered hereby, of which $50,000 has already been paid. The Company has also agreed to pay certain of the Underwriters' expenses in connection with this offering, including expenses in connection with qualifying the shares offered hereby for sale under the laws of such states as the Underwriters may designate and the placement of tombstone advertisements. The Company has also granted to the Representatives and its designees, for nominal consideration, warrants to purchase from the Company up to 240,000 shares of Common Stock at an exercise price per share equal to 135% of the public offering price per share. The Representatives' Warrants may not be sold, transferred, assigned, pledged or hypothecated for 12 months from the date of this Prospectus, except to members of the selling group. The Representatives' Warrants contain anti-dilution provisions upon the occurrence of certain events, including stock dividends, stock splits and recapitalizations, and grant registration rights to the holders thereof at the expense of the Company, at the request of the holders of a majority thereof (on no more than one occasion) during the four-year period beginning on the first anniversary of the date of this Prospectus and "piggyback" registration rights (on no more than one occasion). In addition, the Company and any stockholders of the Company owning in excess of 5% of the Company's Common Stock have granted the Representatives the right to sell, for a period of 18 months from the date of this Prospectus, any securities sold by the Company or such stockholders. See "Description of Securities -- Representatives' Warrants."

    The Company has also granted to the Underwriters, exercisable for 45 days from the date of this Prospectus, an option to purchase up to 360,000 additional shares of Common Stock at the public offering price less the underwriting discount. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table. The Underwriters shall exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Common Stock.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

    The Company, its directors and officers, and certain stockholders of the Company, beneficially owning an aggregate of 1,107,723 shares of Common Stock prior to the offering (including shares of Common Stock issuable upon exercise of options), have agreed with the Underwriters not to publicly sell or otherwise dispose of any of their shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a period of 12 months after the date of the Prospectus without the prior written consent of the Representatives.

    In connection with this offering, certain Underwriters may engage in passive market-making transactions in the Common Stock on the Nasdaq SmallCap Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 under Regulation M. Passive market-making consists of displaying bids on the Nasdaq SmallCap Market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the Common Stock during a specified prior period and must be discontinued when such limit is reached. Passive market-making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

    During and after this offering, the Underwriters may purchase and sell Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Common Stock sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock which may be higher than the price that might otherwise prevail in the open market. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued at any time.

OBSERVER TO THE BOARD

    In connection with this offering, the Company has agreed that, until the third anniversary of the date of this Prospectus, the Representative may appoint an observer to attend all meetings of the Company's Board of Directors. The observer will be entitled to reimbursement of reasonable and accountable out-of-pocket expenses for attendance at those meetings. In addition, the observer will be entitled to indemnification to the same extent as the Company's directors.

                                 LEGAL MATTERS

    The validity of the shares offered hereby and certain other legal matters will be passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Morrison Cohen Singer & Weinstein, LLP, New York, New York. Squadron, Ellenoff, Plesent & Sheinfeld, LLP, has represented Hampshire Securities Corporation on certain other matters.

                                    EXPERTS

    The financial statements of the Company included in this Prospectus as of and for the year ended June 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of the Company included in this Prospectus as of and for the years ended June 30, 1996 and 1995 have been audited by Fishbein & Company, PC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of Triple A and Jupiter included in this Prospectus as of and for the years ended December 31, 1996 and 1995 have been audited by Terry H. Jones, CPA, independent auditor, as stated in his report appearing herein, and are included in reliance upon the report of such person given upon his authority as an expert in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Electronic filings made via EDGAR are publicly available through the Commission's Web site at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, NW Washington, DC 20549 at prescribed rates. In addition, reports and other information concerning the Company may be inspected at the offices of the NASD, 1735 K Street, NW, Washington, DC 20006.

    The Company has filed with the Commission a Registration Statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 (This page has been left blank intentionally.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
RESPONSE USA, INC. AND SUBSIDIARIES

Independent Auditors' Report for the Fiscal Year Ended June 30, 1997.......................................        F-2
Independent Auditors' Report for the Fiscal Years Ended June 30, 1995 and June 30, 1996....................        F-3
Consolidated Balance Sheets at June 30, 1996 and June 30, 1997 and September 30, 1997 (unaudited)..........        F-4
Consolidated Statements of Operations for the Fiscal Years Ended June 30, 1995, June 30, 1996 and June 30,
  1997 and the three months ended September 30, 1996 (unaudited) and September 30, 1997 (unaudited)........        F-6
Consolidated Statement of Stockholders' Equity for the Fiscal Years Ended June 30, 1995, June 30, 1996 and
  June 30, 1997 and the three months ended September 30, 1997 (unaudited)..................................        F-7
Consolidated Statement of Cash Flows for the Fiscal Years Ended June 30, 1995, June 30, 1996 and June 30,
  1997 and the three months ended September 30, 1996 (unaudited) and September 30, 1997 (unaudited)........        F-9
Notes to Consolidated Financial Statements.................................................................       F-13

TRIPLE A SECURITY SYSTEMS, INC.

Independent Auditors' Report...............................................................................       F-34
Balance Sheets at September 30, 1997, December 31, 1996 and December 31, 1995..............................       F-35
Statements of Income and Retained Earning for the Nine Months Ended September 30, 1997 and September 30,
  1996 and for the Years Ended December 31, 1996 and December 31, 1995.....................................       F-36
Statements of Cash Flows for the Nine Months Ended September 30, 1997 and September 30, 1996 and for the
  Years Ended December 31, 1996 and December 31, 1995......................................................       F-37
Notes to Financial Statements..............................................................................       F-38

THE JUPITER GROUP, INC.

Independent Auditors' Report...............................................................................       F-46
Balance Sheets at September 30, 1997, December 31, 1996 and December 31, 1995..............................       F-47
Statements of Income and Retained Earnings for the Nine Months Ended September 30, 1997 and September 30,
  1996 and for the Years Ended December 31, 1996 and December 31, 1995.....................................       F-48
Statements of Cash Flows for the Nine Months Ended September 30, 1997 and September 30, 1996 and for the
  Years Ended December 31, 1996 and December 31, 1995......................................................       F-49
Notes to Financial Statements..............................................................................       F-50

PRO FORMA FINANCIAL INFORMATION--RESPONSE USA, INC. AND SUBSIDIARIES

Unaudited Pro Forma Financial Statements...................................................................       F-54
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1997.............................       F-55
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended September 30,
  1997.....................................................................................................       F-56
Unaudited Condensed Consolidated Statement of Operations for the Fiscal Year Ended June 30, 1997...........       F-57
Notes to Unaudited Pro Forma Financial Statements..........................................................       F-58

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of Response USA, Inc.:

    We have audited the accompanying consolidated balance sheet of Response USA, Inc. as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1997 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 16, the accompanying financial statements give effect to a one-for-three reverse stock split effective January 9, 1998.

Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 8, 1997 (January 9, 1998 as to the second to the last paragraph of Note
16)

                          INDEPENDENT AUDITOR'S REPORT

Stockholders and Directors

Response USA, Inc. and Subsidiaries

Lawrenceville, New Jersey

    We have audited the consolidated balance sheet of RESPONSE USA, INC. AND SUBSIDIARIES as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Response USA, Inc. and Subsidiaries as of June 30, 1996, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

    As discussed in Note 9, the Company has retroactively reclassified an amount from the preferred stock account into additional paid-in capital. In addition, the financial statements give effect to the one-for-three reverse stock split described in Note 16.

                                          FISHBEIN & COMPANY, P.C.

Elkins Park, Pennsylvania

August 22, 1996 (January 9, 1998

  as to the last paragraph hereof)

                      RESPONSE USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                              AT JUNE 30,
                                                                      ----------------------------  SEPTEMBER 30,
                                                                          1996           1997           1997
                                                                      -------------  -------------  -------------
                                      ASSETS                                                         (UNAUDITED)
CURRENT ASSETS
  Cash..............................................................  $   1,926,766  $     698,551  $     682,813
  Marketable securities.............................................        100,000         75,000         56,250
  Accounts receivable--Current portion
    Trade--Net of allowance for doubtful accounts of $327,072,
      $437,208 and $373,432, respectively...........................      1,461,911      1,443,203      1,580,791
    Net investment in sales-type leases.............................        125,385         89,124         88,443
  Preferred Stock subscription receivable...........................      6,525,000
  Inventory.........................................................        652,551        798,814        829,453
  Prepaid expenses and other current assets.........................        118,689        271,087        446,524
                                                                      -------------  -------------  -------------
      Total current assets..........................................     10,910,302      3,375,779      3,684,274
                                                                      -------------  -------------  -------------
MONITORING CONTRACT COSTS--Net of accumulated amortization of
  $2,838,374, $5,217,345 and $5,872,197, respectively...............     16,950,387     18,433,133     18,045,284
                                                                      -------------  -------------  -------------
PROPERTY AND EQUIPMENT--Net of accumulated depreciation and
  amortization of $1,862,915, $2,363,067 and $2,466,951,
  respectively......................................................      1,261,007      1,512,077      1,522,023
                                                                      -------------  -------------  -------------
OTHER ASSETS
  Accounts receivable--Noncurrent portion
    Trade...........................................................         29,421         49,046         37,006
    Net investment in sales-type leases.............................        323,817        179,752        165,067
  Deposits..........................................................         48,008         45,310         45,935
  Investment in joint venture.......................................                     3,139,484      2,963,096
  Deferred compensation expense.....................................                       892,500        517,500
  Deferred financing costs--Net of accumulated amortization of
    $111,945, $254,154 and $556,131, respectively...................      3,411,803      3,612,727      3,316,249
                                                                      -------------  -------------  -------------
                                                                          3,813,049      7,918,819      7,044,853
                                                                      -------------  -------------  -------------
                                                                      $  32,934,745  $  31,239,808  $  30,296,434
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)

                                                                             AT JUNE 30,
                                                                    ------------------------------
                                                                                                    SEPTEMBER 30,
                                                                         1996            1997           1997
                                                                    --------------  --------------  -------------

                       LIABILITIES AND STOCKHOLDERS' EQUITY                                          (UNAUDITED)
CURRENT LIABILITIES
  Current portion of long-term debt
    Notes payable.................................................  $      194,914  $      100,329  $     104,956
    Capitalized lease obligations.................................          51,064          57,453         52,859
  Accounts payable--Trade.........................................         424,921         556,205        738,909
  Purchase holdbacks..............................................         646,976         415,765        571,120
  Accrued expenses and other current liabilities..................       2,033,701       1,288,332      1,076,485
  Deferred revenue................................................       1,591,103       1,981,500      1,981,698
                                                                    --------------  --------------  -------------
      Total current liabilities...................................       4,942,679       4,399,584      4,526,027
                                                                    --------------  --------------  -------------
LONG-TERM LIABILITIES--Net of current portion
  Long-term debt
    Notes payable.................................................      12,374,607      12,435,287     12,872,584
    Capitalized lease obligations.................................          31,189          85,435         72,412
  Put obligation payable..........................................       2,580,338
  Deferred compensation expense...................................                       2,550,000      1,725,000
                                                                    --------------  --------------  -------------
                                                                        14,986,134      15,070,722     14,669,996
                                                                    --------------  --------------  -------------
COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY
  Preferred Stock--Par value $1,000
    Authorized 250,000 shares
      Issued and outstanding 7,500 shares--June 30, 1996
      Issued and outstanding 6,890 shares--June 30, 1997
      Issued and outstanding 5,890 shares--September 30, 1997.....       1,605,000       7,757,783      6,818,055
  Preferred stock--Series B--Par value $.01
    Authorized 3,069.58 shares
      Issued and outstanding 3,069.58 shares--September 30,
        1997......................................................                                             31
  Common Stock--Par value $.008
    Authorized 12,500,000 shares
      Issued and outstanding 1,284,982 shares--June 30, 1996;
      1,769,736 shares--June 30, 1997;
      2,189,301 shares--September 30, 1997........................          10,280          14,158         17,515
  Additional paid-in capital......................................      24,971,800      35,439,510     36,755,462
  Unrealized holding losses on available-for-sale securities......        (193,343)                       (18,750)
  Accumulated deficit.............................................     (13,387,805)    (31,441,949)   (32,471,902)
                                                                    --------------  --------------  -------------
                                                                        13,005,932      11,769,502     11,100,411
                                                                    --------------  --------------  -------------
                                                                    $   32,934,745  $   31,239,808  $  30,296,434
                                                                    --------------  --------------  -------------
                                                                    --------------  --------------  -------------

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                     YEAR ENDED JUNE 30,                 THREE MONTHS ENDED
                                            --------------------------------------          SEPTEMBER 30,
                                               1995         1996          1997      -----------------------------
                                            -----------  -----------  ------------       1996           1997
                                                                                    --------------  -------------
                                                                                     (UNAUDITED)     (UNAUDITED)
OPERATING REVENUES
  Product sales...........................  $ 4,520,062  $ 2,352,449  $  2,938,618  $      656,128  $     662,846
  Monitoring and service..................    4,812,474    8,515,247     9,784,285       2,386,239      2,585,038
                                            -----------  -----------  ------------  --------------  -------------
                                              9,332,536   10,867,696    12,722,903       3,042,367      3,247,884
                                            -----------  -----------  ------------  --------------  -------------
COST OF REVENUES
  Product sales...........................    2,635,674    1,718,689     1,970,158         451,535        398,442
  Monitoring and service..................    1,125,123    1,779,490     2,127,257         747,025        768,739
                                            -----------  -----------  ------------  --------------  -------------
                                              3,760,797    3,498,179     4,097,415       1,198,560      1,167,181
                                            -----------  -----------  ------------  --------------  -------------
GROSS PROFIT..............................    5,571,739    7,369,517     8,625,488       1,843,807      2,080,703
                                            -----------  -----------  ------------  --------------  -------------
OPERATING EXPENSES
  Selling, general and administrative.....    6,327,622    6,416,486     9,126,641       1,421,984      1,615,635
  Compensation--Options/Employment
    contracts.............................                               3,689,700         862,500       (450,000)
  Litigation settlement...................      240,000
  Recovery of termination benefits cost...     (392,699)
  Recovery of restructuring charges.......      (52,920)
  Depreciation and amortization...........    1,302,208    2,200,894     2,976,433         662,719        837,539
  Interest................................    1,220,618    3,185,603     1,349,480         503,470        643,780
                                            -----------  -----------  ------------  --------------  -------------
                                              8,644,829   11,802,983    17,142,254       3,450,673      2,646,954
                                            -----------  -----------  ------------  --------------  -------------
LOSS FROM OPERATIONS......................   (3,073,090)  (4,433,466)   (8,516,766)     (1,606,866)      (566,251)
                                            -----------  -----------  ------------  --------------  -------------
OTHER INCOME/(EXPENSE)
  Interest income.........................       42,260       21,568        12,176           7,939          1,708
  Joint venture loss......................                                (123,325)                      (130,138)
                                            -----------  -----------  ------------  --------------  -------------
                                                 42,260       21,568      (111,149)          7,939       (128,430)
                                            -----------  -----------  ------------  --------------  -------------
LOSS BEFORE EXTRAORDINARY ITEM............   (3,030,830)  (4,411,898)   (8,627,915)     (1,598,927)      (694,681)
EXTRAORDINARY ITEM
  Loss on debt extinguishment.............                               2,549,708       2,549,708
                                            -----------  -----------  ------------  --------------  -------------
NET LOSS..................................   (3,030,830)  (4,411,898)  (11,177,623)     (4,148,635)      (694,681)
Dividends and accretion on preferred
  stock...................................                              (6,876,521)     (6,125,549)      (335,272)
                                            -----------  -----------  ------------  --------------  -------------
NET LOSS APPLICABLE TO COMMON
  SHAREHOLDERS............................  $(3,030,830) $(4,411,898) $(18,054,144) $  (10,274,184) $  (1,029,953)
                                            -----------  -----------  ------------  --------------  -------------
                                            -----------  -----------  ------------  --------------  -------------
Loss per common share
  Loss before extraordinary item..........  $    (15.07) $     (8.61) $      (5.80) $        (1.23) $        (.33)
  Extraordinary item......................                                   (1.71)          (1.96)      --
                                            -----------  -----------  ------------  --------------  -------------
  Net loss................................  $    (15.07) $     (8.61) $      (7.51) $        (3.19) $        (.33)
                                            -----------  -----------  ------------  --------------  -------------
                                            -----------  -----------  ------------  --------------  -------------
  Net loss applicable to common
    shareholders..........................  $    (15.07) $     (8.61) $     (12.14) $        (7.89) $        (.48)
                                            -----------  -----------  ------------  --------------  -------------
                                            -----------  -----------  ------------  --------------  -------------
Weighted average number of shares
  outstanding.............................      201,064      512,179     1,487,574       1,302,284      2,132,533
                                            -----------  -----------  ------------  --------------  -------------
                                            -----------  -----------  ------------  --------------  -------------

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                        UNREALIZED
                                                 PREFERRED STOCK                                          HOLDING
                         PREFERRED STOCK             SERIES B             COMMON STOCK                   LOSSES ON
                      ----------------------  ----------------------  --------------------  ADDITIONAL  AVAILABLE-
                        NUMBER                  NUMBER                 NUMBER                PAID-IN     FOR-SALE    ACCUMULATED
                       OF SHARES    AMOUNT     OF SHARES    AMOUNT    OF SHARES   AMOUNT     CAPITAL    SECURITIES     DEFICIT
                      -----------  ---------  -----------  ---------  ---------  ---------  ----------  -----------  ------------
Balance--June 30,
  1994..............                                                    112,666  $     901  $7,897,290                $(5,945,077)
Issuance of
  warrants..........                                                                             2,920
Conversion of
  convertible
  subordinated
  promissory notes--
  net of related
  costs of
  $318,848..........                                                     65,416        524   2,118,128
Acquisitions........                                                     88,090        705   1,424,278
Unrealized holding
  losses on
  available-for-sale
  securities........                                                                                       (68,343)
Net loss............                                                                                                  (3,030,830)
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------
Balance--June 30,
  1995..............                                                    266,172      2,130  11,442,616     (68,343)   (8,975,907)
Exercise of stock
  options and
  warrants..........                                                    485,100      3,880   4,428,863
Conversion of
  convertible
  subordinated
  promissory notes--
  Net of related
  costs of
  $383,088..........                                                    372,329      2,979   2,848,933
Acquisitions........                                                    103,015        824     819,734
Issuance of common
  stock for
  consulting
  services..........                                                        667          5       8,120
Issuance of common
  stock as payment
  of notes
  payable...........                                                     57,699        462     666,659
Sale of preferred
  stock.............       7,500   $1,605,000                                                4,756,875
Unrealized holding
  losses on
  available-for-sale
  securities........                                                                                      (125,000)
Net loss............                                                                                                  (4,411,898)
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------
Balance--June 30,
  1996..............       7,500   1,605,000                          1,284,982     10,280  24,971,800    (193,343)  (13,387,805)
Accretion on
  preferred stock...               5,895,000                                                                          (5,895,000)
Discount on and
  deemed dividends
  on preferred
  stock.............                 876,521                                                                            (876,521)
Exercise of stock
  options and
  warrants..........                                                     55,650        445     407,508
Issuance of warrants
  to consultants in
  connection with
  the exercise of
  warrants..........                                                                           689,000
Repricing of stock
  purchase
  warrants..........                                                                         2,848,765
Conversion of
  convertible
  subordinated
  promissory notes--
  Net of related
  costs of $5,068...                                                      3,704         30      44,902
Acquisitions........                                                     13,900        111      74,889
Issuance of stock
  options...........                                                                         2,032,200


                        TOTAL
                      ----------
Balance--June 30,
  1994..............  $1,953,114
Issuance of
  warrants..........       2,920
Conversion of
  convertible
  subordinated
  promissory notes--
  net of related
  costs of
  $318,848..........   2,118,652
Acquisitions........   1,424,983
Unrealized holding
  losses on
  available-for-sale
  securities........     (68,343)
Net loss............  (3,030,830)
                      ----------
Balance--June 30,
  1995..............   2,400,496
Exercise of stock
  options and
  warrants..........   4,432,743
Conversion of
  convertible
  subordinated
  promissory notes--
  Net of related
  costs of
  $383,088..........   2,851,912
Acquisitions........     820,558
Issuance of common
  stock for
  consulting
  services..........       8,125
Issuance of common
  stock as payment
  of notes
  payable...........     667,121
Sale of preferred
  stock.............   6,361,875
Unrealized holding
  losses on
  available-for-sale
  securities........    (125,000)
Net loss............  (4,411,898)
                      ----------
Balance--June 30,
  1996..............  13,005,932
Accretion on
  preferred stock...           0
Discount on and
  deemed dividends
  on preferred
  stock.............           0
Exercise of stock
  options and
  warrants..........     407,953
Issuance of warrants
  to consultants in
  connection with
  the exercise of
  warrants..........     689,000
Repricing of stock
  purchase
  warrants..........   2,848,765
Conversion of
  convertible
  subordinated
  promissory notes--
  Net of related
  costs of $5,068...      44,932
Acquisitions........      75,000
Issuance of stock
  options...........   2,032,200

                      RESPONSE USA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (CONTINUED)

                                                                                                        UNREALIZED
                                                 PREFERRED STOCK                                          HOLDING
                         PREFERRED STOCK             SERIES B             COMMON STOCK                   LOSSES ON
                      ----------------------  ----------------------  --------------------  ADDITIONAL  AVAILABLE-
                        NUMBER                  NUMBER                 NUMBER                PAID-IN     FOR-SALE    ACCUMULATED
                       OF SHARES    AMOUNT     OF SHARES    AMOUNT    OF SHARES   AMOUNT     CAPITAL    SECURITIES     DEFICIT
                      -----------  ---------  -----------  ---------  ---------  ---------  ----------  -----------  ------------
Investment in joint
  venture...........                                                    364,721      2,918   3,297,082
Conversion of
  preferred stock...        (610)   (618,738)                            63,446        508     618,230
Issuance of warrants
  to preferred
  shareholders......                                                                           105,000                  (105,000)
Issuance of warrants
  in connection with
  the obtaining
  preferred stock...                                                                           350,000
Cancellation of
  common stock held
  in escrow.........                                                    (16,667)      (134)        134
Unrealized holding
  losses on
  available-for-sale
  securities........                                                                                       193,343
Net loss............                                                                                                 (11,177,623)
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------
Balance--June 30,
  1997..............       6,890   7,757,783                          1,769,736     14,158  35,439,510           0   (31,441,949)
Exercise of stock
  options...........                                                     12,069         97      82,324
Exercise of warrants
  to lender.........                               3,070   $      31    107,263        858        (889)
Discount on and
  deemed dividends
  on preferred
  stock.............                 185,272                                                                            (185,272)
Conversion of
  preferred stock...      (1,000)  (1,125,000)                          300,000      2,400   1,272,600                  (150,000)
Issuance costs
  incurred in
  connection with
  the preferred
  stock
  settlement........                                                                           (38,081)
Acquisitions--
  pursuant to stock
  price
  guarantees........                                                        233          2          (2)
Unrealized holding
  losses on
  available-for-sale
  securities........                                                                                       (18,750)
Net loss............                                                                                                    (694,681)
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------
Balance--September
  30, 1997
  (unaudited).......       5,890   $6,818,055      3,070   $      31  2,189,301  $  17,515  $36,755,462  $ (18,750)  ($32,471,902)
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------
                      -----------  ---------       -----   ---------  ---------  ---------  ----------  -----------  ------------


                        TOTAL
                      ----------
Investment in joint
  venture...........   3,300,000
Conversion of
  preferred stock...           0
Issuance of warrants
  to preferred
  shareholders......           0
Issuance of warrants
  in connection with
  the obtaining
  preferred stock...     350,000
Cancellation of
  common stock held
  in escrow.........           0
Unrealized holding
  losses on
  available-for-sale
  securities........     193,343
Net loss............  (11,177,623)
                      ----------
Balance--June 30,
  1997..............  11,769,502
Exercise of stock
  options...........      82,421
Exercise of warrants
  to lender.........           0
Discount on and
  deemed dividends
  on preferred
  stock.............           0
Conversion of
  preferred stock...           0
Issuance costs
  incurred in
  connection with
  the preferred
  stock
  settlement........     (38,081)
Acquisitions--
  pursuant to stock
  price
  guarantees........           0
Unrealized holding
  losses on
  available-for-sale
  securities........     (18,750)
Net loss............    (694,681)
                      ----------
Balance--September
  30, 1997
  (unaudited).......  $11,100,411
                      ----------
                      ----------

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                           THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,              SEPTEMBER 30,
                                                    -----------------------------------  ----------------------
                                                       1995        1996        1997         1996        1997
                                                    ----------  ----------  -----------  -----------  ---------
                                                                                              (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss........................................  $(3,030,830) ($4,411,898) ($11,177,623) $(4,148,635) $(694,681)
  Adjustments to reconcile net loss to net cash
    used in operating activities
    Amortization of monitoring contract costs.....     959,574   1,765,744    2,378,969      546,024    654,851
    Depreciation and amortization of property and
      equipment...................................     342,634     435,150      547,464      116,695    136,438
    Gain on sale of monitoring contracts..........                 (91,663)
    (Gain)/Loss on sale of property and
      equipment...................................      13,177      39,851       15,389       11,319     (2,489)
    Loss on available-for-sale securities.........                              218,343
    Amortization of deferred financing costs and
      debt discount...............................      87,594      85,324      389,674      401,264    301,477
    Amortization of goodwill (see Note 3).........                               50,000                  46,250
    Interest accrued and added to long-term notes
      payable.....................................      14,804
    Restructuring charges.........................     140,691
    Loss on joint venture.........................                              123,325                 130,138
    Issuance of common stock for interest on note
      payable.....................................                  11,849
    Issuance of common stock for consulting
      fees........................................                   8,125
    Issuance of warrants for consulting fees......                              689,000      106,000
    Compensation expense benefit in connection
      with the issuance of stock options and
      employment agreements.......................                            3,689,700      862,500   (450,000)
    (Increase) decrease in accounts receivable
      Trade.......................................    (156,123)   (330,830)     (29,004)    (445,179)  (125,546)
      Net investment in sales-type leases.........     (96,354)     31,344       53,843       (3,006)    15,365
    Decrease in income tax refunds receivable.....     109,000
    (Increase) decrease in notes
      receivable--Related party...................     (50,000)     50,000
    (Increase) decrease in inventory..............     180,351        (171)    (146,263)    (155,712)   (30,639)
    (Increase) decrease in prepaid expenses and
      other current assets........................      57,375     (13,203)    (152,397)       3,869   (175,436)
    (Increase) decrease in deposits...............      (2,270)      9,014        2,697       (3,702)      (625)
    Increase (decrease) in accounts
      payable--Trade..............................     (30,033)    (78,479)     130,672      101,575      4,331
    Decrease in termination benefits obligation...    (409,673)
    Increase (decrease) in accrued expenses and
      other current liabilities...................     (96,024)    196,940     (712,877)     200,477    (33,473)
    Increase (decrease) in deferred revenues......     676,264     302,488      390,395      (46,005)       198
                                                    ----------  ----------  -----------  -----------  ---------
      Net cash used in operating activities.......  (1,289,843) (1,990,415)  (3,538,693)  (2,452,516)  (223,841)
                                                    ----------  ----------  -----------  -----------  ---------

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                                           THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,              SEPTEMBER 30,
                                                    -----------------------------------  ----------------------
                                                       1995        1996        1997         1996        1997
                                                    ----------  ----------  -----------  -----------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in joint venture.....................                              (12,810)
  Decrease in cash held in escrow.................     582,220
  Proceeds from the sale of monitoring
    contracts.....................................                 298,938
  Purchase of monitoring contracts (net of
    purchase holdbacks)...........................  (6,061,319) (6,210,340)  (3,863,360)    (482,183)  (111,648)
  Proceeds from the sale of property and
    equipment.....................................      21,537      11,422       39,864       20,000
  Purchase of property and equipment..............    (462,210)   (459,898)    (636,659)    (120,730)  (114,431)
                                                    ----------  ----------  -----------  -----------  ---------
      Net cash used in investing activities.......  (5,919,772) (6,359,878)  (4,472,965)    (582,913)  (226,079)
                                                    ----------  ----------  -----------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from the issuance of preferred stock...                            7,500,000    7,500,000
  Costs incurred in connection with the preferred
    stock issuance................................                           (1,012,449)  (1,146,924)   (38,081)
  Costs incurred in connection with common stock
    issuances.....................................                              (34,220)
  Deferred financing costs incurred...............    (163,550)   (952,537)      22,761     (691,377)    (5,000)
  Convertible subordinated promissory notes issued
    in connection with private placements.........     912,500   1,960,000
  Proceeds of long-term notes payable.............   7,523,320   6,963,891   15,235,000   10,750,000    425,000
  Principal payments on long-term debt
    Notes payable.................................  (1,168,081) (2,244,495) (15,292,934) (15,076,982)   (12,542)
    Capitalized lease obligations.................     (30,772)    (41,988)     (82,460)     (21,224)   (17,616)
  Net proceeds from the exercise of stock options
    and warrants..................................               4,432,743      447,745      190,000     82,421
                                                    ----------  ----------  -----------  -----------  ---------
      Net cash provided by financing activities...   7,073,417  10,117,614    6,783,443    1,503,493    434,182
                                                    ----------  ----------  -----------  -----------  ---------
NET INCREASE (DECREASE) IN CASH...................    (136,198)  1,767,321   (1,228,215)  (1,531,936)   (15,738)
CASH--BEGINNING...................................     295,643     159,445    1,926,766    1,926,766    698,551
                                                    ----------  ----------  -----------  -----------  ---------
CASH--ENDING......................................  $  159,445  $1,926,766  $   698,551  $   394,830  $ 682,813
                                                    ----------  ----------  -----------  -----------  ---------
                                                    ----------  ----------  -----------  -----------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid for interest..........................  $1,104,653  $3,012,698  $ 1,280,340  $   199,857  $ 434,892
  Cash paid (received) during the year for income
    taxes--Net....................................    (109,000)     --          --

                 See notes to consolidated financial statements

                      RESPONSE USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
     SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCIAL ACTIVITIES
                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997

    During the years ended June 30, 1995, 1996 and 1997, convertible subordinated promissory notes of $2,437,500, $3,235,000 and $50,000, respectively, were converted into common stock. The Company reduced deferred financing costs and additional paid-in capital in the amount of $318,848, $383,088 and $5,068 for the years ended June 30, 1995, 1996 and 1997 respectively.

    During the years ended June 30, 1995, 1996 and 1997, long-term notes payable of $62,704, $63,933 and $74,028, respectively, were incurred for the purchase of property and equipment.

    During the years ended June 30, 1995, 1996 and 1997, capitalized lease obligations of $59,947, $43,933 and $143,100, respectively, were incurred for the acquisition of property and equipment.

    During the years ended June 30, 1996 and 1997, the Company reduced monitoring contract costs and the corresponding purchase holdbacks in the amount of $838,174 and $306,808, respectively. The Company issued 4,656 shares of its common stock, valued at $67,781, as payment for purchase holdbacks during the year ended June 30, 1996.

    During the year ended June 30, 1996, the Company increased monitoring contract costs and the corresponding transition costs liability (included in accrued expenses and other current liabilities) in the amount of $525,647.

    During the years ended June 30, 1995, 1996 and 1997, the Company issued 88,090, 103,015 and 13,900 shares of its common stock, valued at $1,424,983, $820,558 and $75,000, respectively, in connection with acquisitions (see Note
2). The amount includes 5,000 shares of common stock valued at $70,311 issued as payment of deferred financing costs during the year ended June 30, 1996.

    During the year ended June 30, 1996, the Company recorded a preferred stock subscription receivable of $6,525,000 for preferred stock subscribed with a par value of $7,500,000, net of the related placement fees of $1,138,125 (of which $975,000 was paid from the proceeds at closing, and $163,125 was included in accrued expenses and paid subsequently). The Company issued warrants in connection with the sale of preferred stock valued at $3,200,000 and recorded a discount on the preferred stock of $5,895,000.

    During the year ended June 30, 1997, the Company recorded accretion to preferred stock in the amount of $5,895,000 with a corresponding charge to accumulated deficit. The accretion represents the intrinsic value of the beneficial conversion feature contained within the preferred stock (see Note 9).

    During the year ended June 30, 1997, the Company recorded $350,000 as additional paid-in capital, related to the issuance of warrants to a consultant in connection with the sale of preferred stock.

    During the year ended June 30, 1997, the Company recorded a deemed dividend in the amount of $704,271 in connection with the preferred stock issuance, with a corresponding charge to accumulated deficit (see Note 9). As a result, the Company recorded a discount on preferred stock in the amount of $172,250.

    During the year ended June 30, 1997, $610,000 of preferred stock and $8,738 in deemed dividends were converted into 63,446 shares of common stock.

    During the year ended June 30, 1997, the Company recorded additional paid-in capital of $105,000, with a corresponding charge to accumulated deficit, to reflect the fair value of the additional warrants issued to the preferred shareholders.

                      RESPONSE USA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCIAL ACTIVITIES
  YEARS ENDED JUNE 30, 1995, 1996 AND 1997 (CONTINUED)
    During the year ended June 30, 1997, the Company issued 364,721 shares of common stock, valued at $3.3 million in connection with a joint venture (see
Note 3).

    During the year ended June 30, 1997, in connection with the repricing of stock purchase warrants, the Company recorded deferred financing costs and additional paid-in capital of $2,848,765.

    During the year ended June 30, 1997, the Company reduced accounts receivable-trade and accounts receivable-net investment in sales-type leases in the amount of $28,088 and $126,482, respectively, and recorded monitoring contract costs of $154,570, in connection with the purchase of monitoring accounts.

    During the year ended June 30, 1997, the Company recorded consulting fees in the amount of $689,000 in connection with the exercise of warrants.

    During the year ended June 30, 1996, the Company issued 57,699 shares of common stock, valued at $667,121, as payment on notes payable.

    During the year ended June 30, 1996, the Company issued 667 shares of common stock, valued at $8,125 as payment for consulting services.

    During the year ended June 30, 1995, a long term note payable of $150,000 was incurred in connection with the purchase of monitoring contracts (see Note
2).

  QUARTERS ENDED SEPTEMBER 30, 1996 AND 1997

    During the three months ended September 30, 1997 and 1997, long-term notes payable of $19,049 and $29,464, respectively, were incurred for the purchase of property and equipment. In July 1996, capitalized lease obligations of $143,000 were incurred for the acquisition of property and equipment.

    During the three months ended September 30, 1996, the Company recorded accretion to preferred stock in the amount of $5,895,000 with a corresponding charge to accumulated deficit. The accretion represents the intrinsic value of the beneficial convertion feature contained within the preferred stock.

    During the three months ended September 30, 1996 and 1997, the Company recorded deemed dividends and accretion on such dividends in the amount of $230,549 and $185,272, respectively, in connection with the preferred stock issuance, with a corresponding charge to accumulated deficit (see Note 4).

    During the three months ended September 30, 1996 and 1997, $510,000 and $1,000,000 of preferred stock, and $4,767 and $100,000 in deemed dividends were converted into 50,357 and 300,000 shares of common stock, respectively.

    During the three months ended September 30, 1996, the Company increased the put obligation payable associated with warrants issued to the Company's lender and the corresponding charge to deferred financing costs by $585,065 in connection with the refinancing at June 30, 1996. On June 24, 1997, the Company, in return for the holder of the warrants forgiving the put obligation feature, reduced the exercise price of such warrants from $9.75 to $4.50. On August 13, 1997, the Holder exercised the warrants and received 107,263 shares of common stock and blank check preferred stock convertible into 102,319 shares of common stock (see Note 3).

    During the three months ended September 30, 1997, the Company issued 2,900 shares of its common stock and canceled 2,667 shares of its common stock pursuant to guarantees of stock valuations, in connection with past acquisitions in monitoring contracts.

    During the three months ended September 30, 1996, convertible subordinated promissory notes of $50,000 were converted to common stock. As a result, the Company reduced deferred financing costs and additional paid-in capital in the amount of $5,068.

                      RESPONSE USA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Response USA, Inc. (USA), its wholly-owned subsidiaries Response Ability Systems, Inc. (RAS), United Security Systems, Inc. (USS), and Emergency Response Systems, Inc. (ERS) (together, the "Company"). All significant intercompany transactions and balances have been eliminated.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated financial statements and related notes at September 30, 1997 and for the three months ended September 30, 1997 and 1996 are unaudited, but include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the financial position and results of operations for the interim periods. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the operating results to be expected for the full fiscal year.

    NATURE OF BUSINESS AND REVENUE RECOGNITION

    The Company is a fully-integrated security systems provider engaged in the monitoring, sale, installation and maintenance of residential and commercial security systems and Personal Emergency Response Systems (PERS). The Company is a regional provider of security alarm monitoring services for residential and small business subscribers operating in the states of New York, New Jersey, Pennsylvania, Delaware and Connecticut. The Company is also a nationwide provider of PERS products which enable individual users, such as elderly or disabled persons, to transmit a distress signal using a portable transmitter. Revenues from personal emergency response system sales are recognized upon shipment. Revenues under contracts for monitoring and service are deferred and recognized ratably over the contract period. Revenues from the sale of security and fire alarm systems are recognized when installed.

    The Company leases equipment to customers principally under sales-type leases. The lease payments to be received over the term of the leases are recorded as receivables at the inception of the lease. Interest income attributable to the lease contracts is initially recorded as unearned income and subsequently recognized as finance revenue using the interest method over the term of the leases. The lease contracts are generally for five-year terms and the residual value of the leased equipment is nominal at the end of the lease period.

    The Company also leases certain equipment to customers under month-to-month operating leases, with revenues recognized as income ratably over the lease terms.

    The Company sells extended warranty and product maintenance contracts to its customers. Revenues from these contracts are deferred and recorded as income using the straight-line method over the term of the contracts. The Company also provides for estimated future warranty costs as necessary.

    USE OF ESTIMATES

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      RESPONSE USA, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK

    The Company's products are sold directly and through distributors in the United States to hospitals, home healthcare agencies and individual consumers. The Company performs ongoing credit evaluations of its customers and, in the case of sales-type leases, the leased equipment serves as collateral in the transactions. The Company maintains reserves for potential credit losses.

    MARKETABLE SECURITIES

    The Company's investments in marketable securities have been categorized as available-for-sale and are stated at fair value. Realized gains and losses, determined using the specific identification method, are included in operations; unrealized holding gains and losses are reported as a separate component of stockholders' equity.

    Marketable securities consist of an investment in the common stock of one company. During 1997, management concluded that a decline in the fair value of this common stock was not temporary and recorded a writedown of $218,343 which is included in selling, general and administrative expenses.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of existing receivables.

    INVENTORY

    Inventory is stated at the lower of cost (first-in, first-out method) or market.

    MONITORING CONTRACT COSTS AND AMORTIZATION

    Monitoring contracts acquired are stated at cost. The costs of acquired monitoring contracts includes the costs of accounts purchased and any contractual rights to related monitoring revenues purchased from alarm system dealers and emergency response system dealers, and the estimated fair value of the accounts acquired in business acquisitions, including an accrual for estimated acquisition transition costs of $162,703 and $68,645 for Fiscal 1996 and Fiscal 1997, respectively. The estimated transition costs include costs associated with transferring the customers to the Company's central monitoring station, notification of change in service provider, and service calls to customer premises. Costs related to sales, marketing and installation of systems for accounts internally generated are charged to expense as incurred.

    The Company records purchase holdbacks, in connection with its acquisitions of monitoring contracts, as a liability for delinquent accounts and for future cancellations within an agreed upon time period. Monitoring contract costs and the corresponding purchase holdback liabilities are reduced for delinquent accounts and cancellations as specified in each agreement.

    The costs of acquired monitoring contracts purchased from emergency response system dealers and alarm system dealers are amortized using the straight-line method over estimated lives ranging from five to ten years. It is the Company's policy to periodically review actual account attrition and, if necessary, to adjust downward the remaining estimated lives of acquired account pools to reflect their anticipated future revenue streams.

                      RESPONSE USA, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT AND DEPRECIATION AND AMORTIZATION

    Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets.

    DEFERRED FINANCING COSTS AND AMORTIZATION

    Costs incurred in connection with various financing have been deferred; amortization is provided using the straight-line method over the terms of the financing, and is included in interest expense.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long lived assets and intangbles for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The Company determines the value of subscriber accounts based on the cash flows from the monthly recurring revenue (MRR) stream using the most recent historical attrition rate and the aggregate MRR.

    ACCOUNTING FOR STOCK-BASED COMPENSATION

    The Company accounts for transactions in which goods or services are received in return for the issuance of equity instruments based on the fair value of the equity instruments or the goods or services received, whichever is more reliably measured.

    NEW ACCOUNTING PRONOUNCEMENTS

    In December 1996, the Financial Accounting Standards Board issued SFAS No. 125, ACCOUNTING FOR THE TRANSFERS AND SERVICING OF FINANCIAL ASSETS, which the Company has adopted for its fiscal year ended June 30, 1997. SFAS No. 125 does not have any effect on the Company's financial position or results of operations for its year ended June 30, 1997, and does not anticipate any material impact on the financial statements of the registrant.

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, STANDARDS FOR COMPUTING AND PRESENTING EARNINGS PER SHARE (EPS), which will be adopted by the Company in the year ended June 30, 1998, as required by this statement. When adopted, SFAS No. 128 will not have any effect on the Company's financial position or results of operations but will require the Company to provide expanded disclosure regarding EPS computations.

    In June 1997, the FASB issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This statement, which establishes standards for reporting and disclosure of comprehensive income, is effective for interim and annual periods beginning after December 15, 1997, although earlier adoption is permitted. Reclassification of financial information for earlier periods presented for comparative purposes is required under SFAS No. 130. As this statement only requires additional disclosures in the Company's financial statements, its adoption will not have any impact on the Company's financial position or results of operations. The Company expects to adopt SFAS No. 130 effective July 1, 1998.

    In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This statement, which establishes standards for the reporting of information about operating

                      RESPONSE USA, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) segments and requires the reporting of selected information about operating segments in financial statements, is effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. Reclassification of segment information for earlier periods presented for comparative purposes is required under SFAS No. 131. As this statement only requires additional disclosures in the Company's financial statements, its adoption will not have any impact on the company's financial position or results of operations. The Company expects to adopt SFAS No. 131 effective July 1, 1998.

    INCOME TAXES

    The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Also, the tax benefits resulting from the utilization of net operating loss carryforwards are recorded as ordinary income. A valuation allowance is established for deferred tax assets not expected to be realized.

    Principal differences between the Company's financial reporting and tax bases include accounts receivable reserves, inventory reserves, depreciation and amortization of property and equipment, amortization of capitalized costs, and deferred revenue.

    LOSS PER COMMON SHARE

    Loss per common share is computed based on the weighted average number of common shares outstanding during each period after deducting dividends and accretion on preferred stock. The effect of common stock equivalents on loss per share is not applicable for loss periods.

2. ACQUISITIONS

    Under the terms of an agreement in connection with an acquisition in March 1994, during the year ended June 30, 1995, the Company issued an additional 40,000 shares of common stock valued at $477,137 based on performance.

    In November 1994, the Company acquired all of the outstanding common stock of Universal Security Systems, Inc. (USSI), a New Jersey corporation, in exchange for 25,257 shares of the Company's common stock, valued at $576,641, issued to the former stockholders of USSI. USSI was engaged in the installation, servicing and monitoring of electronic security systems. The Company also entered into an employment agreement with one of the former stockholders of USSI (see Note 14).

    The following represents the assets purchased and the liabilities assumed:

ASSETS
  Cash..........................................................  $     457
  Accounts receivable...........................................     57,560
  Inventory.....................................................     50,665
  Prepaid expenses..............................................      8,484
  Property and equipment........................................     50,454
  Monitoring contracts..........................................    995,643
  Deposits......................................................      3,000
                                                                  ---------
                                                                  1,166,263
                                                                  ---------
LIABILITIES
  Notes payable--Stockholders...................................    309,902
  Accounts payable..............................................    150,356
  Accrued expenses..............................................     84,690

                      RESPONSE USA, INC. AND SUBSIDIARIES

2. ACQUISITIONS (CONTINUED)

  Deferred revenue..............................................     44,674
                                                                  ---------
                                                                    589,622
                                                                  ---------
Total purchase price............................................  $ 576,641
                                                                  ---------
                                                                  ---------

    Also in November 1994, the Company acquired substantially all of the assets (monitoring contracts) of the Medical Alert Systems Monitoring Division of Emergency Response Systems, Inc. (Division), a California corporation. The Division was engaged in the installation, servicing and monitoring of personal emergency response systems. In consideration of this acquisition with a cost of $1,882,930, the Company paid the Division an aggregate of $1,700,000 consisting of $1,550,000 in cash, issued a note payable over two years in the amount of $150,000 and issued 3,333 shares of common stock valued at $100,000 to the shareholders and principals of the Division, and incurred acquisition costs of $82,930. As part of this acquisition, the Company also issued 3,333 shares of restricted common stock as payment of financing costs to the lender that financed the acquisition.

    During the year ended June 30, 1995, the Company purchased additional monitoring contracts for an aggregate of $4,859,516. As consideration, the Company paid $3,668,944 in cash, recorded purchase holdbacks of $937,603 (which are payable over periods of up to eighteen months based on performance guarantees of the seller), and issued 16,167 shares of common stock valued at $252,969.

    During the year ended June 30, 1996, the Company purchased monitoring contracts for an aggregate of $7,996,459. As consideration, the Company paid $5,638,637 in cash, incurred acquisition costs of $525,647, recorded purchase holdbacks of $1,081,928 (which are payable over periods of up to 18 months based on performance guarantees of the seller), and issued 98,015 shares of common stock valued at $750,247. As part of the acquisitions, the Company also issued 5,000 shares of restricted common stock valued at $70,311 as payment of financing costs to the lender that financed the acquisitions.

    On March 27,1997, the Company completed the acquisition of all the outstanding common stock of Reliable-Hawk, Inc. (RHI), a New Jersey corporation, after giving effect to RHI's distribution to its stockholders of all of its net assets other than monitoring and service contracts. RHI is engaged in the installation, servicing and monitoring of electronic security systems. In consideration of the acquisition with a cost of $1,743,181, the Company paid $1,469,503 in cash, incurred acquisition costs of $35,400, recorded purchase holdbacks of $163,278 and issued 8,333 shares of its common stock valued at $75,000. The following represents total assets acquired and the liabilities assumed:

ASSETS
  Monitoring Contracts..........................................  $1,707,781
  Acquisition costs (assigned to monitoring contracts)..........     35,400
                                                                  ---------
Total Purchase Price............................................  $1,743,181
                                                                  ---------
                                                                  ---------

    During the year ended June 30, 1997, the Company purchased additional monitoring contracts for an aggregate of $2,425,344. As consideration, the Company paid $1,955,209 in cash, reduced amounts receivable by $154,570, incurred acquisition costs of $69,541 and recorded purchase holdbacks of $246,024 (which are payable over periods of up to twenty-one months based on performance guarantees of the seller).

    During the three months ended September 30, 1997, the Company purchased monitoring contracts for an aggregate of $267,004 (unaudited). As consideration, the Company paid $70,018 (unaudited) in cash,

                      RESPONSE USA, INC. AND SUBSIDIARIES

2. ACQUISITIONS (CONTINUED)
including acquisition costs of $7,426 (unaudited), and recorded purchase holdbacks of $196,986 (unaudited) (which are payable over periods of up to eighteen months based on performance guarantees of the seller).

3. INVESTMENT IN JOINT VENTURE

    On March 4, 1997, the Company entered into a purchase agreement with BKR, Inc. BKR, a Nevada corporation and HealthLink, Ltd. (HL), a Nevada limited liability company. The parties agreed to the purchase by the Company of a 50% interest in the assets of BKR, the contribution of BKR's remaining 50% interest in the assets to HL, and the contribution of the Company's 50% interest in BKR's assets to HL. HL is engaged in the sale and monitoring of PERS to the general public primarily through national retail and pharmacy chains. In consideration of the HL joint venture, the Company issued 364,721 shares of its common stock, valued at $3.3 million, to BKR for their 50% interest in HL.

    At the date of the Company's investment in HL, the investment in HL exceeded the Company's share of the underlying net assets by $1,500,000. The excess is being amortized by the straight line method over 10 years.

    The Company's investment in HL at June 30, 1997 is summarized as follows:

Initial Investment..............................................  $3,312,809
Cumulative equity in net losses of HL...........................   (123,325)
Cumulative authorization of Goodwill............................    (50,000)
                                                                  ---------
Total...........................................................  $3,139,484
                                                                  ---------
                                                                  ---------

    The Company accounts for its investment in HL under the equity method.

    BKR, as part of the purchase agreement, is entitled to exercise warrants to purchase shares of the Company's common stock subject to the following provisions: (i) for each 10,000 PERS placed on-line by HL, 10,000 shares of common stock may be purchased at an exercise price of $9.00 per share, and (ii) in no event shall such warrant be exercisable for more than 150,000 shares of common stock. This warrant may be exercised in whole or in part at any time, or from time to time, commencing on March 4, 1997 and expiring on March 3, 2002.

    The following summary of financial data has been derived from the unaudited Financial Statements of HL for the four months ended June 30, 1997:

Operating Revenues.............................................  $  305,750
Cost of Revenues...............................................     192,059
                                                                 ----------
Gross Profit...................................................     113,691
Selling, general and administrative expense....................     355,962
Interest expense...............................................       4,380
                                                                 ----------
Net Loss.......................................................  $ (246,651)
                                                                 ----------
                                                                 ----------
Current Assets.................................................  $  117,870
Working capital (deficiency)...................................    (117,391)
Total Assets...................................................   3,568,176
Current Liabilities............................................     235,621
Stockholders' equity...........................................   3,332,915

                      RESPONSE USA, INC. AND SUBSIDIARIES

4. NET INVESTMENT IN SALES-TYPE LEASES

    Information pertaining to the Company's net investment in sales-type leases is as follows:

Minimum lease payments receivable.................................  $ 363,052
Less: Unearned Interest--Finance revenue..........................    (65,976)
Allowance for doubtful accounts...................................    (28,200)
                                                                    ---------
Net Investment in sales-type leases...............................  $ 268,876
                                                                    ---------
                                                                    ---------

    At June 30, 1997, minimum lease payments are receivable as follows:

                               YEAR ENDING JUNE 30,
----------------------------------------------------------------------------------
1998..............................................................................  $  127,683
1999..............................................................................      93,413
2000..............................................................................      76,776
2001..............................................................................      55,083
2002..............................................................................      10,097
                                                                                    ----------
                                                                                    $  363,052
                                                                                    ----------
                                                                                    ----------

5. INVENTORY

                                                                           1996        1997
                                                                        ----------  ----------
Parts Inventory.......................................................  $  145,098  $  613,646
Finished Goods........................................................     507,453     185,168
                                                                        ----------  ----------
                                                                        $  652,551  $  798,814
                                                                        ----------  ----------
                                                                        ----------  ----------

6. PROPERTY AND EQUIPMENT

                                                        ESTIMATED
                                                         USEFUL
                                                          LIVES         1996          1997
                                                       -----------  ------------  ------------
Office furniture and equipment.......................     5 years   $  2,080,588  $  2,513,120
Equipment held for lease.............................     5 years        650,285       800,555
Automotive equipment.................................     3 years        297,944       343,576
Leasehold improvements...............................     5 years         95,105       217,893
                                                       -----------  ------------  ------------
                                                                       3,123,922     3,875,144
Less accumulated depreciation and amortization.......                  1,862,915     2,363,067
                                                                    ------------  ------------
                                                                    $  1,261,007  $  1,512,077
                                                                    ------------  ------------
                                                                    ------------  ------------

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

                      RESPONSE USA, INC. AND SUBSIDIARIES

7. LONG-TERM NOTES PAYABLE

                                                                                                    SEPTEMBER 30,
                                                                        JUNE 30,       JUNE 30,         1997
                                                                          1996           1997        (UNAUDITED)
                                                                      -------------  -------------  -------------
LINE OF CREDIT AGREEMENT

    Note payable with interest only due through June 30, 2000 at
    Prime Plus 1-3/4% on the outstanding loan balance; a commitment fee of .5% is payable on the average daily unused credit;
    collateralized by all assets of the Company.....................       --        $  12,235,000  $  12,660,000

EQUIPMENT FINANCING

    Payable in monthly installments aggregating $4,557, bearing interest at rates ranging from 3.90% to 11.83%; final payments due April, 1997 through March, 2000; collateralized by related
    equipment.......................................................  $      93,880         88,950        105,874

REORGANIZATION DEBT

    As part of the 1990 plan of reorganization of a 1987 bankruptcy, the U.S. Bankruptcy Court approved a 30.5% settlement on the total unsecured claims submitted; payments are due March 1 of each year, as follows: 3% ($86,817) each year--1998 through
    2000; interest imputed at 14%; net of imputed interest of
    $58,894.........................................................        265,652        201,557        201,557

    Federal priority tax claims payable in annual installments of
    $2,211 through March 1999 and $1,896 thereafter.................         12,321         10,109         10,109

CONVERTIBLE SUBORDINATED PROMISSORY NOTES

    5% convertible subordinated promissory notes due November 30,
    1996............................................................         75,000             --
    10% convertible subordinated promissory notes due December 31,
    1997............................................................         50,000             --

  OTHER

    Note payable in declining monthly installments of $23,500 to
    $8,250 from July 1996 through January 1998 including interest at
    23.6%; collateralized by related monitoring contracts...........        240,536             --

    Note payable in increasing monthly installments of $11,600 to
    $13,750 from July 1996 through September 1998 including interest
    at 24.2%; collateralized by related monitoring contracts........        256,035             --

                      RESPONSE USA, INC. AND SUBSIDIARIES

7. LONG-TERM NOTES PAYABLE (CONTINUED)

                                                                                                    SEPTEMBER 30,
                                                                        JUNE 30,       JUNE 30,         1997
                                                                          1996           1997        (UNAUDITED)
                                                                      -------------  -------------  -------------
    Notes payable in monthly installments of $431,136 including interest at rates ranging from 24.1% to 28%; final payments due
    June 1997 through February 2001; collateralized by related
    monitoring contracts............................................     10,689,455             --

    Note payable in monthly installments of $11,500 through March
    1997, $13,500 from April 1997 through March 1998, $15,500 from
    April 1998 through March 1999, and $17,500 from April 1999 through October 2000, including interest at 25.1%;
    collateralized by related monitoring contracts..................        443,551             --

    Note payable; interest at 21.5% accrued monthly and added to the principal balance through August 1997; beginning in September
    1997, payable in monthly installments of $26,000 including interest at 21.5%; final payment due in January 2000;
    collateralized by related monitoring contracts..................        443,091             --
                                                                      -------------  -------------  -------------

                                                                         12,569,521     12,535,616     12,977,540

    Less Current Portion............................................        194,914        100,329        104,956
                                                                      -------------  -------------  -------------

                                                                      $  12,374,607  $  12,435,287  $  12,872,584
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    Principal payments on long-term notes payable for the next five years are due as follows: Years ending June 30, 1998--$100,329; 1999--$103,146;
2000--$12,228,020; 2001--$1,896; 2002 -$1,896.

    On June 30, 1996, the Company entered into a four-year $15,000,000 revolving bank line of credit agreement. Loans outstanding bear interest at prime plus
1 3/4%, are collateralized by all assets of the Company, and are subject to certain restrictive covenants. The Company was not in compliance with certain covenants as of September 30 and June 30, 1997 (see Note 16, Subsequent Events). The agreement also provides for a commitment fee payable monthly in arrears, of
 .5% based on the average daily unused credit. As of June 30, 1997, the Company has available on its revolving credit facility the amount of $2,765,000. The Company is prohibited from declaring dividends while any outstanding balance exists under the line of credit.

    In connection with obtaining the line of credit, the Company issued a stock purchase warrant (the Warrant) to an affiliate of the bank which provided the line of credit. The terms of this Warrant, which were subsequently modified (see below), included the following: (i) number of shares, 344,045; (ii) exercise price, $9.75 per share; (iii) put obligation feature, which the Holder of the warrant can require, during the period between July 1, 2000 and June 30, 2001 upon 10 days notice, the Company to purchase the Warrant for the difference between the market price of the Company's common stock and the exercise price times 344,045 shares.

                      RESPONSE USA, INC. AND SUBSIDIARIES

7. LONG-TERM NOTES PAYABLE (CONTINUED)
    The Company recorded deferred financing costs of approximately $6,800,000 related to this warrant (based on an independent valuation) and a related put obligation payable amount. The deferred financing costs were originally to be amortized over the life of the related line of credit (four years) using the straight-line method. The put obligation and the deferred financing costs were adjusted quarterly based upon the value (market price less exercise price of the obligation).

    On June 24, 1997, the Company, in return for the holder of the Warrant forgiving the put obligation feature, reduced the exercise price of the Warrant to $4.50. This resulted in the Company recording deferred financing costs for the market value of the revised Warrant ($2,800,000 based on an independent valuation), crediting additional paid-in capital for the same amount. The remaining deferred financing costs will be amortized using the straight-line method over the remaining life of the line of credit.

    On August 13, 1997 the Holder exercised the Warrant and received 107,263 shares of common stock and blank check preferred stock convertible into 102,319 shares of common stock.

    No cash was paid by the Warrant holder.

    Also in connection with this agreement, the Company issued warrants to a consultant to purchase 33,334 shares of the Company's common stock at an exercise price of $13.50 per share; these warrants expire June 30, 2000. The value of these warrants ($350,000) is being amortized over four years.

    With the proceeds received from the issuance of preferred stock (see Note 9) and a $10,500,000 advance on July 1, 1996, from a line of credit, the Company paid off notes payable with balances aggregating $12,072,668 at June 30, 1996 plus a prepayment penalty. The prepayment penalty of $2,415,877 and unamortized deferred financing costs of $133, 831 associated with the notes paid have been recorded as an extraordinary item during the year ended June 30, 1997.

8. CAPITALIZED LEASE OBLIGATIONS

    The Company leases office furniture and equipment with a cost of $245,808 and a net book value of $188,462 at June 30, 1997, under capital leases. The following is a schedule by years of future minimum lease payments under these leases together with the present value of the net minimum lease payments as of June 30, 1997.

                               YEAR ENDING JUNE 30,
----------------------------------------------------------------------------------
1998..............................................................................  $   70,069
1999..............................................................................      51,061
2000..............................................................................      43,933
2001..............................................................................      --
2002..............................................................................      --
                                                                                    ----------
Total minimum lease payments......................................................     165,063
Less amount representing interest.................................................      22,175
                                                                                    ----------
Present value of net minimum lease payments.......................................  $  142,888
                                                                                    ----------
                                                                                    ----------

                      RESPONSE USA, INC. AND SUBSIDIARIES

9. PREFERRED STOCK

    In May, 1996, the Company authorized the issuance of 7,500 shares of 1996--Series A Convertible Preferred Stock with a Par Value of $1,000 per share. The preferred shares are convertible into a number of common shares determined based on the premium plus $1,000, divided by the conversion price. The premium equates to an annual ten percent "deemed" dividend and the conversion price is equal to the lesser of $15.00 or 80% of the average closing bid price of the Company's common stock for the five days immediately preceding the date of conversion. The holders of Preferred Stock are not entitled to receive dividends and have no voting rights.

    Up to fifty percent of the preferred stock may be converted by the holder beginning 45 days after closing and the balance may be converted beginning 70 days after closing. Since the convertible preferred stock contained a beneficial conversion feature at the date of issue, the company allocated a portion of the proceeds equal to the value of that feature ($5,895,000) to additional paid-in capital. This amount was amortized over the 70 day minimum period the preferred shareholders were required to hold the shares before conversion was allowed. Preferred shares were then accreted to their face value by recording $5,895,000 as a charge to accumulated deficit.

    Due to an unexpectedly large volume of conversion requests, after 610 shares of the preferred stock were converted to common shares, the company suspended conversion of its Series A Convertible Preferred Stock due to the negative impact of the conversions on the common stock price.

    Subsequent to the suspension of the conversion of the preferred stock, three groups of preferred shareholders (Halifax Fund, L.P., Lake Management L.D.C. and KA Investments, L.D.C.) commenced legal action to force the company to resume conversion of the preferred stock. In order to settle the matters of litigation, the Company reached two separate agreements with the complainants.

    During June, 1997, all preferred shareholders, other than Halifax Fund, L.P. received 5,000 warrants to purchase common stock of the Company for $6.00 per share for each 100 shares of preferred stock held. Fifty percent of said warrants are exercisable after one year from issuance and the remaining fifty percent are exercisable after two years from issuance. In return for the filing by the Company of a registration statement with the SEC for the primary issuance by the Company of securities to generate approximately $8,750,000 of net proceeds for use by the Company to redeem all of the Preferred Stock (the "Registration Statement"), on or before October 11, 1997, the preferred shareholders agreed to refrain from all conversions of the preferred shares until November 30, 1997. The value of these warrants, $90,000, was recorded as a dividend to the preferred shareholders.

    On June 30, 1997 the company reached an agreement with Halifax Fund, L.P. where the company agreed to convert the 1,000 shares of preferred stock owned by this group into 300,000 shares of the company's common stock and assisted in locating a purchaser for the 300,000 shares from the preferred shareholders for a total of $1,500,000. The company also issued to these former preferred shareholders 5,000 warrants to purchase common stock of the company for $6.00 per share for each 100 shares of preferred stock held. Fifty percent of said warrants are exercisable after one year from issuance and the remaining fifty percent are exercisable after two years from issuance. The Company also agreed to reimburse these preferred shareholders $150,000 for legal fees. In the event that the Company settles with any other preferred shareholders on terms which these shareholders, in their sole discretion, believe are better than those they have received, these shareholders have the right to elect the alternative settlement.

    During the year ended June 30, 1997, the Company reclassified $5,895,000 which had been previously reported in the 1996 financial statements as Preferred Stock to Additional Paid-in Capital. This was a

                      RESPONSE USA, INC. AND SUBSIDIARIES

9. PREFERRED STOCK (CONTINUED)
result of March, 1997 comments by the Staff of the Securities and Exchange Commission regarding the treatment of beneficial conversion features of preferred stock.

    During the year ended June 30, 1997, deemed convertible preferred stock dividends totaling $704,271 were recorded relating to the preferred shares.

    During July, 1997, 1,000 shares of Series A Preferred Stock and deemed dividends with a total book value of $1,125,000 (unaudited) were converted into 300,000 (unaudited) shares of the Company's common stock. As a result, the Company recorded common stock of $2,400 (unaudited), additional paid-in capital of $1,272,600 (unaudited), charged accumulated deficit $150,000 (unaudited), and reduced the preferred stock account for $1,125,000 (unaudited) which included a reduction of the discount on the outstanding preferred stock in the amount of $25,000 (unaudited).

    During the three months ended September 30, 1997, deemed convertible preferred stock dividends totaling $148,460 (unaudited) were recorded relating to the preferred shares. As a result of the beneficial conversion feature contained within the preferred stock dividend, the Company recorded a discount on preferred stock in the amount of $36,812 (unaudited).

10. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

    During January, 1995, through April, 1995, the Company completed a private placement of 36.5 units. Each unit consisted of a $25,000 12% Convertible Subordinated Promissory Note due December 31, 1996 (the "12% Notes") and Class C Redeemable Common Stock Purchase Warrants (the "Class C Warrants") to purchase 3,334 shares of the Company's common stock. After giving effect to commissions and other costs of the offering and an estimate as to the value of the warrants, the Company recorded long-term debt of $912,500, debt discount of $2,920, debt issue costs of $163,550 and additional paid-in capital of $2,920. Through June 30, 1997, all of these notes had been converted into common stock.

    During July, 1995, through November, 1995, the Company completed a private placement of three units. Each unit consisted of a $145,000 13.8% Convertible Subordinated Promissory Note due June 30, 1997 (the "13.8% Notes"), and Class C Warrants to purchase 2,222 shares of the Company's common stock. The Company recorded long-term debt of $435,000, debt discount of $1,600 and additional paid-in capital of $1,600. Through June 30, 1997, all of these notes had been converted to common stock.

    In November, 1995, the Board of Directors and Stockholders approved a one-for-ten reverse stock split (the "Reverse Stock Split"). The Reserve Stock Split became effective on November 20, 1995, and reduced the number of issued and outstanding shares of common stock from 10,699,222 to 1,070,029; however, the number of authorized shares of common stock (12,500,000 shares) will remain the same. The accompanying consolidated financial statements and related notes give effect to this transaction as of July 1, 1994.

    The Reverse Stock Split did not alter the percentage interests of any stockholder, except to the extent that the Reverse Stock Split results in a stockholder of the Company owning a fractional share. In lieu of issuing fractional shares, the Company issued an additional full share of common stock.

    The Company has an Incentive Stock Option Plan which provides for the grant of stock options to key employees of the Company to purchase a maximum of 13,334 shares of Common Stock, all of which have been granted. In addition, the Company has a Restricted Stock Option Plan which provides for the grant of stock options to officers, directors, employees, consultants or advisors of the Company to purchase a

                      RESPONSE USA, INC. AND SUBSIDIARIES

10. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (CONTINUED) maximum of 3,453 shares of Common Stock, all of which have been granted. The Company has issued Incentive Stock Options to employees in excess of the plan and will convert the 9,017 ISO's to Non-Qualified Stock Options during Fiscal 1998.

    On December 16, 1996, the Company granted 18,783 Non-Qualified Stock Options
(NQO) outside of the Restricted Stock Option Plan at $.30 per share, expiring November 27, 2001 to employees. As a result, the Company recorded compensation expense and increased additional paid-in capital in the amount of $142,284. In addition, the Company granted 8,334 NQO's and 1,334 Incentive Stock Options to employees at $7.875, the prevailing market price, expiring November 27, 2001. As of June 30, 1997, 14,150 NQO's at $.30 and 834 NQO's at $11.625 were exercised. The Company recorded common stock of $120 and additional paid-in capital of $13,500.

    On June 15, 1997, the Company reduced the exercise price of options for 622,800 shares of common stock, granted to officers, directors and a key employee of the Company, from $7.50 to $4.50, the market price. On June 27, 1997, the Company further reduced the exercise price of options for 422,800 shares of common stock, granted to officers and a director of the Company, from $4.50 to $.03, which resulted in a compensation expense of $1,889,916.

    The following is a summary of stock option activity:

                                                                                                     WEIGHTED
                                                                                                      AVERAGE
                                                                     NUMBER OF     OPTION PRICE      EXERCISE
                                                                       SHARES       PER SHARE          PRICE
                                                                     ----------  ----------------  -------------
Options outstanding at June 30, 1994...............................     331,100  $   11.25-210.00   $     51.24
  Options granted..................................................     387,667  $   11.25-24.375   $     17.49
  Options canceled or expired......................................     (10,668) $   48.75-157.50   $    128.61
                                                                     ----------  ----------------  -------------
Options outstanding at June 30, 1995...............................     708,099  $   11.25-210.00   $     14.94
  Options granted..................................................      43,083  $     7.50-13.35   $    12.159
  Options exercised................................................     (17,500) $    7.50-11.625   $     7.695
  Options canceled or expired......................................     (64,288) $   15.00-210.00   $    22.008
                                                                     ----------  ----------------  -------------

Options outstanding at June 30, 1996...............................     669,394  $    7.50-105.00   $     7.911
  Options granted..................................................      28,450  $     0.03-7.875   $     2.874
  Options exercised................................................     (14,983) $    0.30-11.625   $      0.93
  Options canceled or expired......................................      (3,208) $  11.625-105.00   $    17.688
                                                                     ----------  ----------------  -------------

Options outstanding at June 30, 1997...............................     679,653  $     0.03-13.35   $     2.061
                                                                     ----------  ----------------  -------------
                                                                     ----------  ----------------  -------------

    The Company accounts for the Plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. Had compensation cost for the Plans been determined consistent with Statement of Financial Accounting Standards No. 123,

                      RESPONSE USA, INC. AND SUBSIDIARIES

10. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (CONTINUED)
"Accounting for Stock--Based Compensation" (SFAS #123), the Company's pro forma net loss and loss per share for June 30, 1997 and 1996 would have been as follows:

                                                                   REPORTED       PRO-FORMA
                                                                 -------------  -------------
1997 Net Loss..................................................  $  11,177,623  $  11,368,594
1997 Net Loss applicable to Common Shareholders................     18,054,144     18,245,115
1997 Net Loss per Common Share.................................          12.14          12.27
1996 Net Loss..................................................      4,411,898      8,558,764
1996 Net Loss per Share........................................           8.61          16.71

    The weighted average fair value of the stock options during the fiscal years ended June 30, 1996 and 1997 ranged from $3.51 to $11.43.

    The fair value of options granted under the Plans during fiscals 1996 and 1997 were estimated on the date of grant using the Black--Scholes option pricing model with the following weighted average assumptions used:

        (i) no dividend yield

        (ii) expected volatility of 81% and 75% for 1996 and 1997, respectively

        (iii) risk free interest rate of between 5.81% and 6.25%

        (iv) expected lives ranging from 2 to 10 years

    During the year ended June 30, 1996, the Company issued 103,015 shares of its common stock, valued at $820,558, in connection with acquisitions (see Note
2).

    During the year ended June 30, 1996, the Company issued 10,667 shares of its common stock, valued at $147,200, as payment of a note payable in connection with the acquisition of a division of Emergency Response Systems, Inc. (see Note
2), and issued 47,032 shares of its common stock, valued at $519,920, as payment of notes payable to stockholders and officers (including interest of $11,849).

    During the year ended June 30, 1996, the Company issued 667 shares of its common stock, valued at $8,125, as payment for consulting services.

    The Company, in December, 1996, canceled 16,667 shares of its common stock held in escrow, in connection with an acquisition.

    In March, 1997, the Company issued 8,333 shares of its common stock in connection with a purchase of monitoring contracts and 5,567 shares of its common stock pursuant to a guarantee of stock valuation in connection with an acquisition (see Note 2). As a result, the Company recorded common stock of $334 and additional paid-in capital of $74,934.

    On March 4, 1997, the Company issued 364,721 shares of its common stock, valued at $3.3 million in connection with a Joint Venture (see Note 3), pursuant to a guarantee of stock valuation.

    During January, 1996, and February, 1996, the Company completed a private placement of 61 units. Each unit consisted of a $25,000 10% Convertible Subordinated Promissory Note due December 31, 1997 (the "10% Notes"), and Class C Warrants to purchase 334 shares of the Company's common stock. Through June 30, 1997, all of these notes had been converted to common stock.

                      RESPONSE USA, INC. AND SUBSIDIARIES

10. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (CONTINUED)
    The Company, as part of a consulting agreement, issued warrants to purchase 66,667 shares of the Company's common stock at a price of $15.375; these warrants expire April 30, 1999. Also, as part of consulting agreements, the Company issued warrants to purchase 428,334 shares of the Company's common stock at prices ranging from $7.50 to $10.50; these warrants were exercised during the year ended June 30, 1996.

    In connection with the issuance of the preferred stock (see Note 9), the Company granted transferable warrants to purchase 166,667 shares of the Company's common stock at an exercise price of $18.39 per share and 83,334 shares of the Company's common stock at an exercise price of $24.00 per share; these warrants expire June 30, 2001. The Company also issued warrants to a consultant to purchase 25,000 shares of the Company's common stock at an exercise price of $13.50; these warrants expire June 30, 2000.

    During the months July, 1996, through September, 1996, 40,667 shares of the Company's common stock were issued as a result of the exercise of Class A and Class C Warrants. The Company recorded common stock of $325 and additional paid-in capital of $467,335.

    The following is a summary of warrant activity:

                                                                                   NUMBER OF     EXERCISE PRICE
                                                                                     SHARES        PER SHARE
                                                                                   ----------  ------------------
Warrants outstanding at June 30, 1994............................................     744,398         $7.50-13.50
  Warrants issued in connection with 12% Notes-Class C...........................      12,167              $11.25
  Warrants issued to placement agents in connection with 13.8% Notes-Class C.....       6,667              $11.25
                                                                                   ----------  ------------------
Warrants outstanding at June 30, 1995............................................     763,232         $7.50-13.50
  Warrants issued in connection with 13.8% Notes-Class C.........................       6,667               $9.78
  Warrants issued in connection with 12 % Notes--Class A.........................      10,223               $7.50
  Warrants issued in connection with 10% Notes--Class C..........................      20,333             $16.875
  Warrants issued in connection with consulting agreements.......................     495,000        $7.50-15.375
  Warrants issued in connection with preferred stock.............................      91,667        $13.50-24.00
  Warrants issued in connection with line of credit agreement....................     377,378         $4.50-13.50
  Warrants exercised in connection with 12% Notes--Class C.......................      (9,767)             $11.25
  Warrants exercised in connection with 10% Notes--Class C.......................      (9,500)            $16.875
  Warrants exercised in connection with consulting agreements....................    (428,333)        $7.50-10.50
                                                                                   ----------  ------------------
Warrants outstanding at June 30, 1996............................................   1,316,900         $4.50-24.00
  Warrants issued in connection with preferred stock litigation..................     114,833               $6.00
  Warrants exercised in connection with 12% Notes- Class A.......................     (10,223)              $7.50
  Warrants exercised in connection with 10% Notes- Class C.......................     (10,000)            $16.875
                                                                                   ----------  ------------------
  Warrants outstanding at June 30, 1997..........................................   1,411,510         $4.50-24.00
                                                                                   ----------  ------------------
                                                                                   ----------  ------------------

                      RESPONSE USA, INC. AND SUBSIDIARIES

11. INCOME TAXES

    The differences between the provision for income taxes and income taxes computed using the federal income statutory tax rate are as follows:

                                                                                          YEAR ENDED JUNE 30,
                                                                                      ----------------------------
                                                                                          1996           1997
                                                                                      -------------  -------------
Amount computed using the statutory rate............................................  ($  1,500,050) ($  3,800,392)
Increase (decrease) in taxes resulting from Nondeductible expenses..................         24,400         12,626
  State taxes, net of federal taxes.................................................       (216,900)             0
  Federal tax valuation allowance...................................................      1,692,550      3,787,766
                                                                                      -------------  -------------
  Income taxes (benefit)............................................................  $           0  $           0
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    At June 30, 1997, the cumulative temporary differences resulted in net deferred tax assets or liabilities consisting primarily of:

Deferred tax assets:
Accounts receivable reserves....................................  $ 186,163
Inventory reserves..............................................      8,366
Property........................................................  1,069,849
Warranty reserve................................................     55,792
Accrued vacation accrual........................................     45,564
Uncollected Interest Revenue....................................    100,453
Deferred Expenses...............................................    973,600
Other...........................................................     49,330
Net operating loss carryforwards................................  6,752,044
                                                                  ---------
                                                                  9,241,161
Less valuation allowance........................................  9,241,161
                                                                  ---------
                                                                  $       0
                                                                  ---------
                                                                  ---------

                      RESPONSE USA, INC. AND SUBSIDIARIES

11. INCOME TAXES (CONTINUED)
    For income tax reporting, the Company has net operating loss carryforwards available to reduce future federal and state income taxes. If not used, the carryforwards will expire as follows:

YEAR ENDING JUNE 30,                                                FEDERAL         STATE
---------------------------------------------------------------  -------------  -------------
2000...........................................................       --        $   1,191,025
2001...........................................................       --            3,253,300
2002...........................................................       --            3,206,000
2003...........................................................  $     254,200      3,491,200
2004...........................................................         23,100      2,433,632
2005...........................................................
2006...........................................................         15,000
2007...........................................................
2008...........................................................                       136,300
2009...........................................................      3,605,100        390,100
2010...........................................................      2,997,000        147,800
2011...........................................................      3,504,400        160,100
2012...........................................................      6,897,226        260,490
                                                                 -------------  -------------
                                                                 $  17,296,026  $  14,669,947
                                                                 -------------  -------------
                                                                 -------------  -------------

    The utilization of the federal net operating loss carryforwards aggregating $277,300 expiring June 30, 2003, and 2004, are subject to an annual limitation of $23,110 per year through June, 2004, in accordance with the provisions of the Internal Revenue Code. This annual limitation may be adjusted due to ownership changes in future years.

12. PROFIT SHARING PLAN

    Effective June 1, 1995, the Company established a qualified profit sharing plan under section 401(k) of the Internal Revenue Code, covering certain of its salaried employees. The Company contributes 50% of each participant's elective deferral up to maximum Company contributions of 2.50% of eligible salaries. Contributions to the plan by the Company for the years ended June 30, 1995, 1996 and 1997, were $2,216, $23,008 and $36,981, respectively.

13. RECOVERY OF RESTRUCTURING CHARGES

    In April, 1994, the Company initiated a plan of reorganization and restructuring designed to reduce costs, improve operating efficiency and increase overall future profitability as the Company refocuses its sales and marketing efforts on security and fire alarm systems for residential and commercial properties. As a result, the Company streamlined its organization and closed its manufacturing and monitoring facilities. During the year ended June 30, 1995, the Company recorded a recovery of $52,920 of these costs resulting from an overaccrual at June 30, 1994.

                      RESPONSE USA, INC. AND SUBSIDIARIES

14. COMMITMENTS AND CONTINGENCIES

    EMPLOYMENT AGREEMENTS

    The Company has employment contracts with certain key personnel for terms expiring in June 2000. The contracts provide for initial annual base salaries aggregating $375,000.

    The Company has employment contracts with certain key personnel of USS for terms expiring March, 1999. The contracts provide for initial base salaries aggregating $240,000 which are subject to incremental increases as determined by the Board of Directors on all payments provided the following conditions are realized: (i) if the Company increases its net alarm system subscriber accounts by at least 10,000 accounts before March 1999, the Company shall pay each employee $1.0 million dollars less the gross proceeds received from the sale or exercise of their options; (ii) if the Company increases its net alarm system subscriber accounts by at least 15,000 accounts before March, 1999, the Company shall pay each employee $1.5 million less the gross proceeds received from the sale or exercise of their options; and (iii) any increases in net alarm systems between 10,000 and 15,000 accounts shall entitle certain employees to a pro rated amount between $1.0 million and $1.5 million as determined in provisions
(i) and (ii) above. As a result, the Company recorded compensation expense and a deferred liability at June 30, 1997 and September 30, 1997 relating to such contracts.

    CONSULTING AGREEMENT

    In April, 1996, the Company entered into a two-year consulting agreement which provides for a minimum annual fee of $42,000. In March 1997, the consulting agreement was terminated. As a result of the termination of the agreement, the Company recorded a charge of $63,000 to consulting fees for the fiscal year ended June 30, 1997.

    MONITORING AGREEMENT

    In April, 1994, the Company entered into a three-year monitoring agreement, which has been extended through April, 2000, providing for increases based on the number of subscribers as defined, for monitoring services previously provided directly by the Company. Total cost under this agreement was $435,000, $494,000 and $703,470 for the years ended June 30, 1995, 1996 and 1997, respectively.

    If the Company elects to continue its monitoring with its current monitoring facility, the minimum estimated monitoring costs for the following three years will be:

FISCAL YEAR ENDED
--------------------------------------------------------------------------------
June 30, 1998...................................................................  $    828,000
June 30, 1999...................................................................       856,500
June 30, 2000...................................................................       856,500
                                                                                  ------------
                                                                                  $  2,541,000
                                                                                  ------------
                                                                                  ------------

                      RESPONSE USA, INC. AND SUBSIDIARIES

14. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LEASE COMMITMENTS

    The Company leases its facilities and various equipment under operating leases expiring at various dates through December 2000. The following is a schedule of future minimum rental payments required under these leases:

YEAR ENDING JUNE 30,
--------------------------------------------------------------
1998..........................................................  $  321,074
1999..........................................................     256,564
2000..........................................................      40,038
2001..........................................................      12,944
2002..........................................................      --
                                                                ----------
                                                                $  630,620
                                                                ----------
                                                                ----------

    The leases provide that the Company pay as additional rent taxes, insurance and other operating expenses applicable to the leased premises. Total rent expense under all operating leases aggregated $258,379, $369,852 and $344,117 for the years ended June 30, 1995, 1996 and 1997, respectively.

    CONTINGENCIES

    In the normal course of business, the Company is subject to litigation, none of which is expected to have a material effect on the consolidated financial position, results of operations or cash flows of the Company.

    As part of certain acquisitions and a joint venture, the Company has guaranteed the value of its common stock at various prices ranging from $9.03 to $15.00 for periods expiring at various dates through March 2000. As of June 30, 1997, the Company's contingent liabilities under these agreements aggregated approximately $20,000, which may be settled in cash or by the issuance of common stock; to the extent that settlement is in common stock, the holders are entitled to piggy-back registration rights and the Company has filed a registration statement for 31,467 shares of common stock which are expected to be sufficient to satisfy the Company's obligation.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash approximates its fair value because of its short maturity. The carrying amount of marketable securities, none of which are held for trading purposes, is fair value (see Note 1.)

    The carrying amount of the line of credit approximates its fair value because the interest rates on this obligation approximate market rates.

    It was not deemed practicable to estimate the fair value of the reorganization debt due to the nature of the financing arrangements.

    The carrying amount of equipment financing and capitalized lease obligations approximates its fair value because the interest rates on these obligations approximate market rates.

                      RESPONSE USA, INC. AND SUBSIDIARIES

16. SUBSEQUENT EVENTS

    On September 30, 1997, the Company, entered into an agreement, as amended, with Triple A Security Systems, Inc. ("Triple A"), a Pennsylvania corporation, and Robert L. May, an individual to acquire substantially all of the assets of Triple A Security Systems, Inc. Triple A is engaged in the installation, servicing and monitoring of electronic security systems.

    In consideration of the acquisition of approximately 14,000 subscriber accounts, the Company will pay Triple A an aggregate of approximately $13,000,000, consisting of $10,000,000 in cash and $2,250,000 in shares of its common stock; additionally the Company will assume certain liabilities totaling $750,000.

    In October 1997, the Company entered into an agreement to acquire all of the outstanding stock of Jupiter, a patrol service company. In consideration of the acquisition, the Company will pay Jupiter approximately $1,045,000 in the Company's common stock. Jupiter's patrol services are principally supplied in areas in which the Company believes that Triple A is a substantial provider of security systems services. The patrol service supplements the Company's alarm monitoring service by providing routine patrol of a subscriber's premises and neighborhood, response to alarm system activations and "special watch" services, such as picking up mail and newspapers and increased surveillance when the customer is on vacation.

    Summarized combined financial data of Triple A and Jupiter for the years ending December 31, 1995 and 1996 is as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  6,459,965  $  6,731,592
Cost of Revenues..................................................     3,422,221     3,930,233
Gross Profit......................................................     3,037,744     2,801,359
Operating Expenses................................................     2,679,924     2,497,764
Interest Expense (net)............................................       120,332       130,632
                                                                    ------------  ------------
Net Income........................................................  $    237,488  $    172,963
                                                                    ------------  ------------
                                                                    ------------  ------------

    On June 18, 1997, October 1, 1997 and November 13, 1997, Mellon amended certain financial covenants in the Loan and Security Agreement dated June 30, 1996, as follows: (i) ratio of cash flow to interest expense; (ii) ratio of senior funded debt to cash flow; (iii) net income (loss); and (iv) capital expenditures. The Company was in compliance with the terms of the amended debt covenants at June 30, 1997 and believes it will continue to be in compliance with the amended debt covenants during fiscal 1998.

    In October, 1997, the Company filed Form SB-2, Registration Statement under the Securities Act of 1933, offering 2,400,000 shares of Common Stock, par value $.008 per share. The Company has granted the Underwriters a 45-day option to purchase up to an additional 360,000 shares of Common Stock solely to cover over-allotments, if any. In connection with the offering, the Underwriters will receive warrants to purchase up to an aggregate of 240,000 shares of Common Stock from the Company.

    The net proceeds from the sale of Stock will be used for the acquisition of Triple A, to redeem the preferred stock and the remainder to pay down amounts outstanding under the credit line.

    On January 6, 1998, the Company delcared a one-for-three reverse stock split which became effective on January 9, 1998. Per share information and share amounts in these financial statements have been adjusted to reflect this stock split.

                      RESPONSE USA, INC. AND SUBSIDIARIES

16. SUBSEQUENT EVENTS (CONTINUED)
    On October 30, 1997, Mellon Bank agreed to increase the revolving credit facility from $15.0 million to $18.0 million under the same terms and conditions as the original Loan and Security Agreement except for the amortization of the outstanding loan. The amended amortization on the outstanding loan balance is interest only for one year, and the reduction of principal in the amount of $250,000 per quarter, thereafter. The increase in the line of credit is conditional upon net proceeds received, totaling at least $7.0 million, after the redemption of preferred shareholders and expenses, from the planned secondary offering.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder of

Triple A Security Systems, Inc.:

    We have audited the accompanying balance sheets of Triple A Security Systems, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triple A Security Systems, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Terry H. Jones, CPA
West Hazleton, PA
March 27, 1997

                        TRIPLE A SECURITY SYSTEMS, INC.

                                 BALANCE SHEETS

                                                            SEPTEMBER
                                                               30,          DECEMBER 31,
                                                           -----------  --------------------
                                                              1997        1996       1995
                                                           -----------  ---------  ---------
                                                           (UNAUDITED)  (AUDITED)  (AUDITED)
                                     ASSETS
Current Assets:
Cash.....................................................   $  69,328   $ 126,941  $ 235,963
Marketable securities....................................     114,853     110,176    108,583
Accounts receivable, net of allowance for doubtful
  accounts of $30,000, $50,000 and $29,000,
  respectively...........................................     307,024     551,432    343,589
Employee advance.........................................       2,803       6,871      5,658
Inventory and work-in-progress...........................     523,383     483,875    384,553
Prepaid expenses.........................................      58,882      14,981      8,693
Deposits.................................................      31,845       7,950      7,370
Due from stockholder.....................................       8,562       9,857     14,068
Due from affiliate.......................................      76,465      84,169    103,135
Other current assets.....................................      11,405       5,951     --
                                                           -----------  ---------  ---------
      Total Current Assets...............................   1,204,550   1,402,203  1,211,612
                                                           -----------  ---------  ---------
PROPERTY AND EQUIPMENT:
Property and equipment, net of accumulated
  depreciation...........................................   1,133,561   1,185,326    821,916
Property and equipment held for lease, net of accumulated
  depreciation...........................................     720,479     611,251    542,624
                                                           -----------  ---------  ---------
                                                            1,854,040   1,796,577  1,364,540
                                                           -----------  ---------  ---------
INTANGIBLE ASSETS, net...................................     230,312     210,980    281,304
                                                           -----------  ---------  ---------
                                                            $3,288,902  $3,409,760 $2,857,456
                                                           -----------  ---------  ---------
                                                           -----------  ---------  ---------
                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Demand notes payable.....................................   $  55,000   $  65,000  $  --
Current portion of long-term.............................     356,452     344,224    259,582
Accounts payable.........................................     408,285     583,504    188,031
Deferred revenue.........................................     769,345     683,338    702,992
Accrued expenses.........................................     144,851     118,912    209,319
Payroll taxes withheld and accrued.......................      11,402      10,635     16,741
Sales and use tax payable................................       3,456       2,555      2,881
                                                           -----------  ---------  ---------
      Total Current Liabilities..........................   1,748,791   1,808,168  1,379,546
LONG-TERM DEBT, net of current portion...................   1,105,149   1,215,348  1,121,678
                                                           -----------  ---------  ---------
      Total Liabilities..................................   2,853,940   3,023,516  2,501,224
                                                           -----------  ---------  ---------
COMMITMENT AND CONTINGENCY STOCKHOLDER'S EQUITY:
Common stock, $100 par, 5,000 shares authorized, 1,250
  issued and outstanding.................................     125,000     125,000    125,000
Additional paid-in capital...............................     215,814     215,814    215,814
Net unrealized loss on marketable securities.............         391      (4,286)    (5,696)
Retained earnings........................................      93,757      49,716     21,114
                                                           -----------  ---------  ---------
      Total Stockholder's Equity.........................     434,962     386,244    356,232
                                                           -----------  ---------  ---------
                                                            3,288,902   $3,409,760 $2,857,456
                                                           -----------  ---------  ---------
                                                           -----------  ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                        TRIPLE A SECURITY SYSTEMS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                               FOR THE NINE MONTHS      FOR THE YEARS
                                               ENDED SEPTEMBER 30,    ENDED DECEMBER 31,
                                               --------------------  --------------------
                                                 1997       1996       1996       1995
                                               ---------  ---------  ---------  ---------
                                               (UNAUDITED) (UNAUDITED) (AUDITED) (AUDITED)
REVENUES.....................................  $3,906,544 $3,637,204 $5,041,574 $5,158,440
COST OF REVENUES.............................  1,776,496  1,721,048  2,319,741  2,652,662
                                               ---------  ---------  ---------  ---------
    Gross Profit.............................  2,130,048  1,916,156  2,721,833  2,505,778
                                               ---------  ---------  ---------  ---------
OPERATING EXPENSES:
Selling expenses.............................    526,550    461,389    644,213    761,250
General and administrative expenses..........  1,042,489    937,512  1,312,056  1,106,715
                                               ---------  ---------  ---------  ---------
    Total Operating Expenses.................  1,569,039  1,398,901  1,956,269  1,867,965
                                               ---------  ---------  ---------  ---------
Income Before Depreciation and
  Amortization...............................    561,009    517,255    765,564    637,813
                                               ---------  ---------  ---------  ---------
DEPRECIATION AND AMORTIZATION:
Depreciation of property and equipment.......    325,109    252,338    380,375    325,230
Amortization of intangibles..................     41,576     60,302     70,323     77,204
                                               ---------  ---------  ---------  ---------
    Total Depreciation and Amortization......    366,685    312,640    450,698    402,434
                                               ---------  ---------  ---------  ---------
Income From Operations.......................    194,324    204,615    314,866    235,379
                                               ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
Finance and service charge income............      5,416     46,968     65,930     31,134
Miscellaneous income.........................     22,720     14,104     31,028     17,034
Interest income..............................      3,650     10,471     14,303     22,310
Gain on sale of assets.......................     --         --          4,890        207
Dividend income..............................      2,851      2,453      3,957      4,335
Interest expense.............................    (92,475)   (83,906)  (120,219)  (140,007)
Loss on abandonment..........................     --         --        (55,783)    --
Conversion costs.............................     --         --        (41,214)   (45,352)
Relocation expense...........................     (5,255)    --        (29,130)    --
                                               ---------  ---------  ---------  ---------
    Other Expense, Net.......................    (63,093)    (9,910)  (126,238)  (110,339)
                                               ---------  ---------  ---------  ---------
NET INCOME...................................    131,231    194,705    188,628    125,040
RETAINED EARNINGS:
Beginning of year............................     49,716     21,114     21,114     39,724
Distributions................................    (87,190)  (136,800)  (160,026)  (143,650)
                                               ---------  ---------  ---------  ---------
End of year..................................  $  93,757  $  79,019  $  49,716  $  21,114
                                               ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                        TRIPLE A SECURITY SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE NINE MONTHS       FOR THE YEARS ENDED
                                                                ENDED SEPTEMBER 30,           DECEMBER 31,
                                                              ------------------------  ------------------------
                                                                 1997         1996         1996         1995
                                                              -----------  -----------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)   (AUDITED)    (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $ 131,231    $ 194,705    $ 188,628    $ 125,040
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................     325,105      252,338      380,375      325,230
  Amortization of intangible assets.........................      41,576       60,302       70,323       77,204
  Other amortization........................................          --           --         (182)        (231)
  Gain on sale of assets....................................      (2,800)          --       (4,890)        (207)
  Loss on abandonment.......................................          --           --       55,783       --
  Changes in assets and liabilities:
    (Increase) decrease in assets:
      Accounts receivable...................................     244,408      (84,511)    (207,843)     100,408
      Employee advances.....................................       4,068        3,175       (1,213)      12,566
      Inventory and work-in-progress........................     (39,508)     (74,254)     (99,322)     100,591
      Prepaid expenses......................................     (43,902)      (7,692)     (14,551)      52,563
      Deposits..............................................     (23,895)      (3,080)        (580)       1,347
      Due from affiliate....................................       7,704       18,940       27,246       17,701
      Other current assets..................................      (5,454)     (20,785)      (5,951)      --
    Increase (decrease) in liabilities:
      Accounts payable......................................    (175,219)     273,935      395,473     (108,596)
      Deferred revenue......................................      85,907       19,913      (19,654)     (47,954)
      Accrued expenses......................................      23,733     (151,901)     (90,407)      88,898
      Payroll taxes withheld and accrued....................         767       (1,561)      (6,106)       2,043
      Sales and use tax payable.............................         900           47         (326)        (793)
                                                              -----------  -----------  -----------  -----------
Net Cash Provided by Operating Activities...................     574,625      479,571      666,803      745,810
                                                              -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities.........................          --           --       --           (3,200)
  Proceeds from sale of equipment...........................       2,800           --        4,890        2,900
  Capital expenditures......................................    (443,481)    (489,565)    (652,452)    (354,199)
  Advances to stockholder...................................       1,295      (42,306)     (52,216)     (19,657)
                                                              -----------  -----------  -----------  -----------
Net Cash Used in Investing Activities.......................     439,386     (531,871)    (699,788)    (374,156)
                                                              -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on demand notes................................     (10,000)      --           65,000       --
  Proceeds from long-term debt..............................     198,495      141,900      292,650      105,274
  Payments on long-term debt................................    (294,157)    (221,035)    (330,097)    (233,846)
  Distributions to stockholder..............................     (87,190)     (95,800)    (103,600)     (70,900)
                                                              -----------  -----------  -----------  -----------
Net Cash used in Financing Activities.......................    (192,852)    (174,935)     (76,047)    (199,472)
                                                              -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH.............................     (57,613)    (227,235)    (109,022)     172,182
CASH--BEGINNING.............................................     126,941      235,963      235,963       63,781
                                                              -----------  -----------  -----------  -----------
CASH--ENDING................................................   $  69,328    $   8,728    $ 126,941    $ 235,963
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................   $  98,558    $  83,906    $ 118,567    $ 140,076
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Fair value of property and equipment acquired and
    liabilities assumed.....................................      --        $ 215,750    $ 215,750    $  31,941
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
  Payment on stockholder loan through non-cash
    distributions...........................................      --           --           56,426       72,750
  Payment on stockholder loan from personal assumption of
    note payable--unsecured.................................   $  --           --           --        $ 148,254
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                        TRIPLE A SECURITY SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

    NATURE OF OPERATIONS

    Triple A Security Systems, Inc. (the company) is engaged in the sale, lease, installation, service and monitoring of security systems to commercial and residential customers. The company grants credit to customers throughout Northeastern Pennsylvania. Consequently, the company's ability to collect the amounts due from customers is affected by economic fluctuations within the geographic area.

    REVENUE RECOGNITIONS

    Rental, monitoring and service fees related to operating leases, monitoring and service contracts are recorded as income when earned. All contracts contain an initial noncancellable three or five year term with subsequent annual renewals cancellable within sixty days of the anniversary date. Advance billings are reflected as deferred revenue in the accompanying balance sheet. Installation fees are recognized when the leased equipment is installed.

    At December 31, 1996, the retail monthly recurring revenues were approximately $245,576 and the wholesale monthly recurring revenues were approximately $13,567.

    INVENTORY AND WORK-IN-PROGRESS

    Inventory consisting of equipment held for sale or lease and related repair parts is valued at the lower of cost or market determined on a first-in, first-out basis. Work-in-progress inventory is valued at cost.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                                                          YEARS
                                                                                        ---------
Monitoring equipment..................................................................      10-12
Other equipment.......................................................................       3-12
Office furniture and fixtures.........................................................       5-12
Vehicles..............................................................................          5
Leasehold improvements................................................................       7-40

    Expenditures for maintenance and repairs are charged to operations as incurred. Cost of replacement and renewals are capitalized.

    Upon sale or other disposition, the asset account and related deprecation account are relieved, and any gain or loss is included in operations.

    MARKETABLE SECURITIES

    Effective January 1, 1995, the company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The company's investment securities are classified as available-for-sale. Accordingly, unrealized gains and losses are

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED) excluded from earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

    SFAS No. 115 superseded SFAS No. 12, "Accounting for Certain Marketable Securities," under which investment securities were generally carried at the lower of aggregate market or amortized cost and unrealized gains were not recognized. The effect of the initial adoption of SFAS No. 115 was not material.

    INTANGIBLE ASSETS

    Costs incurred in connection with the organization of the company and purchases of contracts from predecessor entities are being amortized using the straight-line method over the following lives:

                                                                                            YEARS
                                                                                            -----
Monitoring contracts...................................................................         7-8
Goodwill...............................................................................           5
Noncompete agreements..................................................................        3-11
Loan origination fees..................................................................        5-11
Deferred acquisition costs.............................................................           5

    INCOME TAXES

    The company has elected to be taxed as an "S" Corporation as provided in the Federal and State Income Tax Codes. All income and losses are passed through to the stockholder and are taxed at the individual level. As such, no provision for federal or state income taxes is included in the financial statements.

    RECLASSIFICATIONS

    Certain accounts for the year ended December 31, 1995 have been reclassified for comparative purposes to conform with the year ended December 31, 1996.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 2: MARKETABLE SECURITIES

    The following tables reflect the amortized cost and estimated fair values of marketable debt and equity securities held at December 31, 1996 and 1995. All investments held by the company are classified as available-for-sale.

                                                                                               1996
                                                                                            -----------
                                                                                  GROSS        GROSS
                                                                               UNREALIZED   UNREALIZED
                                                                   AMORTIZED     HOLDING      HOLDING       FAIR
                                                                      COST        GAINS       LOSSES       VALUE
                                                                   ----------  -----------  -----------  ----------
Equity securities................................................  $    7,805   $   1,525    $      16   $    9,314
U.S. government obligations......................................      12,292       2,873       --           15,165
Mortgage-backed securities.......................................      40,664      --            2,927       37,737
Mutual funds.....................................................      53,700      --            5,740       47,960
                                                                   ----------  -----------  -----------  ----------
                                                                   $  114,461   $   4,398    $   8,683   $  110,176
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

                                                                                               1995
                                                                                            -----------
                                                                                  GROSS        GROSS
                                                                               UNREALIZED   UNREALIZED
                                                                   AMORTIZED     HOLDING      HOLDING       FAIR
                                                                      COST        GAINS       LOSSES       VALUE
                                                                   ----------  -----------  -----------  ----------
Equity securities................................................  $    7,805   $     588    $     279   $    8,114
U.S. government obligations......................................      12,086       2,644       --           14,730
Mortgage-backed securities.......................................      40,688      --            3,266       37,422
Mutual funds.....................................................      53,700      --            5,383       48,317
                                                                   ----------  -----------  -----------  ----------
                                                                   $  114,279   $   3,232    $   8,928   $  108,583
                                                                   ----------  -----------  -----------  ----------
                                                                   ----------  -----------  -----------  ----------

    U.S. government obligations mature in 2024 and mortgage-backed securities mature in 2023. The change in net unrealized holding losses on marketable debt and equity securities in the amount of $1,359 and $11,632 has been charged to stockholder's equity for the years ended December 31, 1996 and 1995, respectively.

NOTE 3: INVENTORY AND WORK-IN-PROGRESS

    Inventory and work-in-progress consists of the following at December 31:

                                                                           1996        1995
                                                                        ----------  ----------
Raw materials.........................................................  $  347,679  $  264,942
Work-in-progress......................................................     136,196     119,611
                                                                        ----------  ----------
                                                                        $  483,875  $  384,553
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 4: RELATED PARTY TRANSACTIONS

    The balance due from stockholder is an unsecured loan requiring interest only at 5.65%. The balance at December 31, 1996 and 1995 due from affiliate of $84,169 and $103,135 represents money advanced to a

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 4: RELATED PARTY TRANSACTIONS (CONTINUED) company which is substantially owned by the stockholder of Triple A Security Systems, Inc. Interest has been accrued on the 1996 and 1995 average balance at prime plus 1%. Interest accrued for the years ended December 31, 1996 and 1995 was $8,280 and $9,341, respectively.

NOTE 5: PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31:

                                                                        1996         1995
                                                                     -----------  -----------
Monitoring equipment...............................................  $   686,851  $   686,851
Other equipment....................................................    1,266,810    1,378,284
Office furniture & fixtures........................................      267,595      402,975
Vehicles...........................................................      470,447      355,615
Leasehold improvements.............................................      328,746      123,781
                                                                     -----------  -----------
                                                                       3,020,449    2,947,506
Less accumulated depreciation......................................   (1,835,123)  (2,125,590)
                                                                     -----------  -----------
                                                                     $ 1,185,326  $   821,916
                                                                     -----------  -----------
                                                                     -----------  -----------

NOTE 6: OPERATING LEASES

    LESSOR TRANSACTIONS

    The company is the lessor of security monitoring equipment under operating leases expiring in various years through 2001.

    Property on or held for lease consists of the following at December 31:

                                                                        1996          1995
                                                                    ------------  ------------
Monitoring equipment..............................................  $  1,480,778  $  1,303,611
Less accumulated depreciation.....................................      (869,527)     (760,987)
                                                                    ------------  ------------
                                                                    $    611,251  $    542,624
                                                                    ------------  ------------
                                                                    ------------  ------------

    LESSEE TRANSACTIONS

    The company is currently leasing its facilities under several one year or month-to-month renewable operating lease agreements. Annual rentals were $47,715 and $43,478, in 1996 and 1995, respectively.

    RELATED PARTY TRANSACTIONS

    The company leases two of its facilities from the stockholder on a triple net basis. One agreement is a noncancellable lease requiring payments that increase annually at predetermined amounts through June, 2000. Thereafter, payments are adjusted annually in accordance with the Consumer Price Index. The other

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 6: OPERATING LEASES (CONTINUED)
is a month-to-month lease at $1,070 per month. Rent expense for the year ended December 31, 1996 was $69,533.

    At December 31, 1996, minimum future lease payments under the noncancellable lease are as follows:

                                  YEAR ENDING                                        LEASE
                                  DECEMBER 31                                      OBLIGATION
--------------------------------------------------------------------------------  ------------
1997............................................................................  $     97,067
1998............................................................................       109,867
1999............................................................................       122,667
2000............................................................................       128,000
2001............................................................................       128,000
Thereafter......................................................................     1,845,000
                                                                                  ------------
                                                                                  $  2,430,601
                                                                                  ------------
                                                                                  ------------

NOTE 7: INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization consist of the following at December 31:

                                                                           1996        1995
                                                                        ----------  ----------
Monitoring contracts..................................................  $   82,051  $  112,507
Goodwill..............................................................         605       1,815
Noncompete agreements.................................................     114,824     132,642
Loan origination fees.................................................       4,147       6,280
Deferred acquisition costs............................................       9,353      28,060
                                                                        ----------  ----------
                                                                        $  210,980  $  281,304
                                                                        ----------  ----------
                                                                        ----------  ----------

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 8: DEMAND NOTES PAYABLE

    The company has available $130,000 under a line of credit agreement with Summit Bank, expiring June 30, 1997. The terms are interest payable monthly at prime plus 1% on the outstanding balance, with principal and interest due in full at the expiration of the term. This note is cross-collateralized with the company's other notes with Summit Bank. At December 31, 1996, the company had $55,000 outstanding on this line of credit.

    The company has available $158,000 under a revolving line of credit agreement with Summit Bank, expiring April, 1997. The terms are interest payable monthly at prime plus .25% on the outstanding balance, with principal and interest due in full at the expiration of the term. This note is cross-collateralized and cross-defaulted with the company's other notes with Summit Bank. At December 31, 1996, the company had $10,000 outstanding on this line of credit.

NOTE 9: LONG-TERM DEBT

    Long-term debt consists of the following at December 31:

                                                                                            1996          1995
                                                                                        ------------  ------------
Summit Bank:

Term loan payable in monthly installments of $15,946, including interest at 8.13%, maturing October, 2000. Pledged as collateral is accounts receivable. The loan is personally guaranteed by the stockholder. The loan has cross-default provisions with
  the other Summit Bank notes.........................................................  $    642,544  $    774,783
Term loan payable in monthly installments of $1,200, including interest at 8.13%, maturing October, 2000. Pledged as collateral is accounts receivable. The loan is personally guaranteed by the stockholder. The loan has cross-default provisions with
  the other Summit Bank notes.........................................................        48,355        58,306
Revolving line of credit, payable monthly, at 1.67% of the outstanding principal balance plus interest at prime plus 1%, with a floor of 6% and a ceiling of 10%, maturing October, 1999. Maximum borrowing under this agreement is $500,000. Pledged as collateral are accounts receivable, inventory, machinery, equipment, furniture and fixtures. The loan is personally guaranteed by the stockholder. The note is cross-collateralized and has cross-default provisions with the other summit Bank
  notes...............................................................................       234,731       176,321
Term note payable in monthly installments of $1,670, including interest at 8.5%, maturing September, 1997. Pledged as collateral are accounts receivable, inventory, machinery, equipment, furniture and fixtures. The loan is personally guaranteed by the stockholder. The note is cross-collateralized and has cross-default provisions
  with the other Summit Bank notes....................................................        16,428        34,204
Term note payable in monthly installments of $2,556, including interest at 8.35%, maturing October, 2001. Pledged as collateral are accounts receivable, inventory, machinery, equipment, furniture and fixtures. The loan is personally guaranteed by the stockholder. The note is cross-collateralized and has cross-default provisions
  with the other Summit Bank notes....................................................       121,180       --

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 9: LONG-TERM DEBT (CONTINUED)

                                                                                            1996          1995
                                                                                        ------------  ------------
Former owner--Acquired Company:

Promissory note payable in monthly installments of $3,744, including interest at 8%
  maturing October, 2003. Pledged as collateral are assets acquired in acquisition as well as the personal guarantee of the stockholder and the common stock of Triple A
  Security Systems, Inc...............................................................       233,757       258,886

Fidelity Bank:

Two notes payable in monthly installments of $706, including interest at prime plus
  .5%, maturing in April, 1997 and January, 1998. Pledged as collateral are vehicles
  with a book value of $11,292........................................................         7,340        14,781
Note payable in monthly installments of $1,707, including interest at prime plus .75%, maturing April, 1997. Pledged as collateral are vehicles with a book value of
  $20,660.............................................................................         6,237        25,176

First Heritage Bank:

Note payable in monthly installments of $266, including interest at prime plus .5%, maturing December, 1998. Pledged as collateral is a vehicle with a book value of
  $3,917..............................................................................         5,827         8,390
Note payable in monthly installments of $798, including interest at prime plus .5%, maturing January, 1999. Pledged as collateral are vehicles with book value of
  $19,690.............................................................................        18,173        25,734
Note payable in monthly installments of $6,252, including interest at 8.75%, maturing
  June, 2000. Interest of $1,640 was payable monthly through December, 1996. Pledged
  as collateral are vehicles with a book value of $193,934............................       225,000       --

Lake Ariel Bank:

Installment note payable matured November, 1996.......................................       --              4,679
                                                                                        ------------  ------------
                                                                                           1,559,572     1,381,260
    Less current portion..............................................................       344,224       259,582
                                                                                        ------------  ------------
                                                                                        $  1,215,348  $  1,121,678
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                        TRIPLE A SECURITY SYSTEMS, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 9: LONG-TERM DEBT (CONTINUED)
    The aggregate principal payments required on the long-term debt obligations at December 31, 1996 are as follows:

YEAR ENDING
DECEMBER 31                                                                          AMOUNT
--------------------------------------------------------------------------------  ------------
1997............................................................................  $    344,224
1998............................................................................       332,404
1999............................................................................       465,758
2000............................................................................       282,587
2001............................................................................        61,433
Thereafter......................................................................        73,166
                                                                                  ------------
                                                                                  $  1,559,572
                                                                                  ------------
                                                                                  ------------

NOTE 10: COMMITMENT AND CONTINGENCY

    COMMITMENT--SUMMIT BANK LOAN COVENANTS

    Under the terms of the company's loan agreements with Summit Bank there are various covenants including minimum debt coverage ratio requirements, maximum officer salary, limitations on distributions to the stockholder, and limitations on acquisitions of other companies. The company must also maintain a primary depository relationship with Summit Bank. The company was in compliance with all covenants at December 31, 1996 and 1995.

    CONTINGENCY

    A customer, to which the company provides installation, repair and alarm monitoring service, incurred a loss of approximately $817,008, due to a burglary at its warehouse in October, 1993. Counsel for the company's customer has advised the company that it has considered the possibility of seeking contribution or indemnity from the company to the extent of its loss.

    Counsel for the company has advised that there is no litigation with regard to this matter at the time of the release of these financial statements. The company believes that any potential claim would be without merit and will defend its position vigorously. The company maintains $10 million of commercial general liability/errors and omissions insurance.

NOTE 11: PROFIT SHARING PLAN

    The company maintains a voluntary 401K profit-sharing plan that covers substantially all of the employees. Contributions to the plan are at the discretion of the Board of Directors. For the years ended December 31, 1996 and 1995, contributions of $8,792 and $5,772 have been made to the plan.

NOTE 12: SUBSEQUENT EVENT

    The company borrowed $50,000 from Summit Bank in February, 1997. The note requires monthly payments of $1,019, including interest at 8.22% through February, 2002. The note is cross-collateralized and has cross-default provisions with the other Summit Bank notes.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
The Jupiter Group, Inc.:

    We have audited the accompanying balance sheets of The Jupiter Group, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Jupiter Group, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Terry H. Jones, CPA
West Hazleton, PA
November 21, 1997

                            THE JUPITER GROUP, INC.

                                 BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1996        1995
                                                                               SEPT. 30,   ----------  ----------
                                                                              -----------
                                                                                 1997      (AUDITED)   (AUDITED)
                                                                              -----------
                                                                              (UNAUDITED)
                                   ASSETS
CURRENT ASSETS:
  Cash......................................................................   $ 163,879   $   70,010  $   64,911
  Accounts receivable, net of allowance for doubtful accounts of $9,000,
    $5,390, and $5,390, respectively:
    Trade...................................................................     149,426      132,716     129,497
    Affiliate...............................................................                    5,024       3,790
  Prepaid expenses..........................................................      13,333       16,398      16,939
                                                                              -----------  ----------  ----------
      Total Current Assets..................................................     326,638      224,148     215,137

EQUIPMENT, net of accumulated depreciation..................................     108,678       60,904      86,390

OTHER ASSETS:
  Intangible assets, net of amortization....................................      23,769       33,727      47,006
  Deposits..................................................................         300          300         300
                                                                              -----------  ----------  ----------
                                                                               $ 459,385   $  319,079  $  348,833
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt.........................................   $  77,494   $   46,074  $   51,577
  Accounts payable..........................................................      10,679       13,294      11,338
  Accrued expenses..........................................................      29,270       19,097      38,495
  Payroll taxes withheld and accrued........................................      13,788       12,175       7,452
  Due to affiliate..........................................................      76,465       84,169     103,135
                                                                              -----------  ----------  ----------
      Total Current Liabilities.............................................     207,686      174,809     211,997

LONG-TERM DEBT, net of current portion......................................      59,444       52,746      68,235
                                                                              -----------  ----------  ----------
      Total Liabilities.....................................................     267,140      227,555     280,232
                                                                              -----------  ----------  ----------

STOCKHOLDERS' EQUITY
  Common stock, $1 par, 10,000 shares authorized, 625 shares issued and
    outstanding.............................................................         625          625         625
  Additional paid-in capital................................................      22,375       22,375      22,375
  Retained earnings.........................................................     169,245       68,524      45,601
                                                                              -----------  ----------  ----------
      Total Stockholders' Equity............................................     192,245       91,524      68,601
                                                                              -----------  ----------  ----------
                                                                               $ 459,385   $  319,079  $  348,833
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                            THE JUPITER GROUP, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                            NINE MONTHS ENDED SEPT.
                                                                      30,               YEARS ENDED DECEMBER 31,
                                                           --------------------------  --------------------------
                                                               1997          1996          1996          1995
                                                           ------------  ------------  ------------  ------------
                                                           (UNAUDITED)   (UNAUDITED)    (AUDITED)     (AUDITED)
REVENUES.................................................     1,339,872     1,153,108  $  1,524,984  $  1,321,433

COST OF REVENUES.........................................     1,080,798       940,442     1,277,571     1,102,480
                                                           ------------  ------------  ------------  ------------

  Gross Profit...........................................       259,074       212,666       247,413       218,953
                                                           ------------  ------------  ------------  ------------

OPERATING EXPENSES:
  Selling................................................         5,095         5,178         8,068         4,948
  General and administrative.............................       123,519       134,852       173,002       148,272
                                                           ------------  ------------  ------------  ------------
    Total Operating Expenses.............................       128,614       140,030       181,070       153,220
                                                           ------------  ------------  ------------  ------------
    Income From Operations...............................       130,460        72,636        66,343        65,733
                                                           ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSE):
  Interest income........................................         1,338         1,067         1,379         1,351
  Gain (loss) on sale of asset...........................         1,800        (1,150)       (1,150)        1,500
  Interest expense.......................................        (7,881)      (14,707)      (18,649)      (19,724)
                                                           ------------  ------------  ------------  ------------
    Other Expense, Net...................................        (4,743)      (14,790)      (18,420)      (16,873)
                                                           ------------  ------------  ------------  ------------

NET INCOME...............................................       125,717        57,846        47,923        48,860

RETAINED EARNINGS (DEFICIT):
  Beginning of year......................................        68,526        45,601        45,601        (3,259)
  Distributions..........................................       (25,000)      (25,000)      (25,000)      --
                                                           ------------  ------------  ------------  ------------
  End of year............................................       169,243        78,447  $     68,524  $     45,601
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                            THE JUPITER GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   NINE MONTHS ENDED      YEAR ENDED DECEMBER
                                                                     SEPTEMBER 30,                31,
                                                                 ----------------------  ----------------------
                                                                    1997        1996        1996        1995
                                                                 ----------  ----------  ----------  ----------

                                                                 (UNAUDITED) (UNAUDITED) (AUDITED)   (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................     125,719      57,847  $   47,923  $   48,860
  Adjustments to reconcile net income to net cash provided by operating activities.......................................
    Depreciation...............................................      49,752      52,838      70,451      60,837
    Amortization...............................................       9,959       9,959      13,279      13,279
    Gain (loss) on sale of assets..............................       1,800       1,150       1,150      (1,500)
    Change in assets and liabilities:
      (Increase) decrease in assets:
        Accounts receivable....................................     (11,686)      2,542      (4,453)    (44,774)
        Prepaid expenses.......................................       3,065     (12,548)        541      (4,236)
        Deposits...............................................                              --            (300)
      Increase (decrease) in liabilities:
        Accounts payable.......................................      (2,615)      2,812       1,956         664
        Accrued expenses.......................................      10,173     (17,692)    (19,398)     29,088
        Payroll taxes withheld and accrued.....................       1,614       3,412       4,723       4,473
        Due to affiliate.......................................      (7,704)    (18,940)    (18,966)    (17,701)
                                                                 ----------  ----------  ----------  ----------
    Net Cash Provided by Operating Activities..................     180,077      81,380      97,206      88,690
                                                                 ----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets.................................       1,800      10,850      10,850       1,500
  Capital expenditures.........................................     (97,526)    (11,005)    (11,005)    (47,055)
                                                                 ----------  ----------  ----------  ----------
  Net Cash Used by Investing Activities........................     (95,726)       (155)       (155)    (45,555)
                                                                 ----------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing on long-term debt..................................      93,326      --          --          42,259
  Payment on long-term debt....................................     (58,808)    (61,611)    (66,952)    (61,874)
  Distributions to stockholders................................     (25,000)    (25,000)    (25,000)     --
                                                                 ----------  ----------  ----------  ----------
  Net Cash Used by Financing Activities........................       9,518     (86,611)    (91,952)    (19,615)
                                                                 ----------  ----------  ----------  ----------

NET INCREASE IN CASH...........................................      93,869      (5,386)      5,099      23,520
CASH -- BEGINNING..............................................      70,010      64,911      64,911      41,391
                                                                 ----------  ----------  ----------  ----------
CASH -- ENDING.................................................  $  163,879  $   59,525  $   70,010  $   64,911
                                                                 ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during year for interest...........................  $    7,881  $    8,497  $   10,369  $   10,382
                                                                 ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING
  ACTIVITIES:
  Fair value of equipment acquired and liabilities assumed.....      --      $   46,758  $   46,758  $   27,851
                                                                 ----------  ----------  ----------  ----------
                                                                 ----------  ----------  ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                            THE JUPITER GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

NATURE OF OPERATIONS

    The company provides guard and patrol service to commercial and residential customers. Operations are conducted from rented facilities in Hamlin, Pennsylvania. The company grants credit to commercial and residential customers throughout Northeastern Pennsylvania. Consequently, the company's ability to collect the amounts due from customers is affected by economic fluctuations within the geographic area.

EQUIPMENT

    Equipment is carried at cost with depreciation computed primarily using the straight-line method over the following estimated useful lives:

                                                                                          YEARS
                                                                                        ---------
Vehicles..............................................................................      2
Office equipment......................................................................    3 - 7
Guard and patrol equipment............................................................    5 - 7

    Expenditures for maintenance and repairs are charged to operations as incurred. Cost of replacement and renewals are capitalized.

    Upon sale or other disposition, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

INTANGIBLE ASSETS

    Costs incurred in connection with the organization of the company and the purchase of the predecessor entity are being amortized on a straight-line basis over the following lives:

                                                                                         YEARS
                                                                                       ---------
Goodwill.............................................................................      5
Noncompete agreements................................................................   5 - 11
Organization costs...................................................................      5

INCOME TAXES

    The company has elected to be taxed as an "S" Corporation as provided in the Federal and State Income Tax Codes. All income and losses are passed through to the stockholder and are taxed at the individual level. As such, no provision for federal or state income taxes is included in the financial statements.

RECLASSIFICATIONS

    Certain accounts for the year ended December 31, 1995 have been reclassified for comparative purposes to conform with the year ended December 31, 1996.

                            THE JUPITER GROUP, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS (CONTINUED)
ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2: EQUIPMENT

    Equipment consists of the following at December 31:

                                                                           1996        1995
                                                                        ----------  ----------
Vehicles..............................................................  $  184,244  $  214,475
Office equipment......................................................      23,063      12,308
Guard and patrol equipment............................................       5,200       5,200
                                                                        ----------  ----------
                                                                           212,507     231,983
                                                                        ----------  ----------
Less accumulated depreciation.........................................     151,603     145,593
                                                                        ----------  ----------
                                                                        $   60,904  $   86,390
                                                                        ----------  ----------
                                                                        ----------  ----------

NOTE 3: INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization, consist of the following at December 31:

                                                                            1996       1995
                                                                          ---------  ---------
Goodwill................................................................  $     349  $     973
Noncompete agreements...................................................     30,310     37,674
Organization costs......................................................      3,068      8,359
                                                                          ---------  ---------
                                                                          $  33,727  $  47,006
                                                                          ---------  ---------
                                                                          ---------  ---------

                            THE JUPITER GROUP, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 4: LONG-TERM DEBT

    Long-term debt consists of the following at December 31:

                                                                                                1996       1995
                                                                                              ---------  ---------

Former owner:

Promissory note payable in monthly installments of $822, including interest at 8%, maturing
December, 2002. Pledged as collateral is equipment with book value of $2,836, customer
accounts and customer contracts.                                                              $  51,313  $  56,829

Bank:

Installment notes payable in monthly installments of $2,592, including interest at prime plus .5%, maturing February through June, 1997. The notes contain a floor of 7% and a
ceiling of 12%. Vehicles with a book value of $8,990 are pledged as collateral.                   9,774     38,547

Installment note payable in monthly installments of $629, including interest at prime plus
 .5%, maturing December, 1997. The note contains a floor of 6.75% and a ceiling of 11.75%. A
vehicle with a book value of $6,494 is pledged as collateral.                                     7,131     13,732

Installment note payable in monthly installments of $632, including interest at prime plus
 .5%, maturing March, 1998. The note contains a floor of 6.25% and a ceiling of 11.25%. A
vehicle with a book value of $8,298 is pledged as collateral.                                     8,938     --

Installment note payable in monthly installments of $1,442, including interest at 8.25%,
maturing April, 1998. Vehicles with a book value of $20,656 are pledged as collateral.           21,664     --

Installment note payable, matured December, 1996............................................     --          5,554

Installment note payable, matured April, 1996...............................................     --          5,150
                                                                                              ---------  ---------

                                                                                                 98,820    119,812

    Less current portion....................................................................     46,074     51,577
                                                                                              ---------  ---------

                                                                                              $  52,746  $  68,235
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            THE JUPITER GROUP, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 4: LONG-TERM DEBT (CONTINUED)
    The aggregate principal payments required on the long-term debt obligations at December 31, 1996 are as follows:

YEAR ENDING
DECEMBER 31,                                                                          AMOUNT
-----------------------------------------------------------------------------------  ---------
1997...............................................................................  $  46,074
1998...............................................................................     13,875
1999...............................................................................      7,007
2000...............................................................................      7,588
2001...............................................................................      8,218
Thereafter.........................................................................     16,058
                                                                                     ---------
                                                                                     $  98,820
                                                                                     ---------
                                                                                     ---------

NOTE 5: DUE TO AFFILIATE

    At December 31, 1996 and 1995, the balance due to affiliate of $84,169 and $103,135, respectively, represents money advanced from a company which is wholly owned by the majority stockholder of the Jupiter Group, Inc. Interest has been accrued on the 1996 and 1995 average balance at prime plus 1%. Interest accrued for the years ended December 31, 1996 and 1995 was $8,280 and $9,341, respectively.

NOTE 6: OPERATING LEASES

    For the years ended December 31, 1996 and 1995, total rental expense under a vehicle operating lease was $3,863 and $1,783, respectively. At December 31, 1996, the company was obligated under the noncancellable lease as follows:

YEAR ENDING                                                                           LEASE
DECEMBER 31,                                                                       OBLIGATIONS
---------------------------------------------------------------------------------  -----------
1997.............................................................................   $   1,783
                                                                                   -----------
                                                                                   -----------

TRANSACTIONS WITH RELATED PARTIES

    The company leases its offices from an affiliated company which is owned by the majority stockholder of The Jupiter Group, Inc. The lease is classified as a month-to-month operating lease and provides for rental of $500 per month.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements as of September 30, 1997 and for the three months and year ended September 30, 1997, and June 30, 1997, respectively, gives effect for the following: (i) the sale of 2,400,000 shares of common stock through a secondary offering and the use of the net proceeds therefrom to redeem preferred stock, (ii) a one-for-three reverse stock split, (iii) the Company's acquisition of Triple A Security Systems, Inc. (Triple A), and (iv) the Company's acquisition of The Jupiter Group, Inc. (Jupiter) as if such events had been completed at July 1, 1996 for purposes of the pro forma statements of operations and as of September 30, 1997 for purposes of the pro forma balance sheet. The pro forma information is based on the historical financial statements of the Company, Triple A, and Jupiter, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. In the preparation of the pro forma combined balance sheet, the columns pertaining to Triple A and Jupiter contain information as to the assets and the liabilities acquired as of its date of acquisition.

    These pro forma statements of operations may not be indicative of the results that actually would have occurred if the acquisition had occurred on July 1, 1996.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                                                           HISTORICAL                        PRO FORMA
                                                                ---------------------------------  ------------------------------
                                                                 RESPONSE     TRIPLE A   JUPITER     ADJUSTMENTS       COMBINED
                                                                -----------  ----------  --------  ----------------   -----------
                            ASSETS
Current Assets
  Cash........................................................  $   682,813  $   69,328  $163,879  $17,820,000(a)     $   916,020
                                                                                                   (10,000,000)(b)
                                                                                                    (7,820,000)(d)
  Marketable securities.......................................       56,250     114,853                                   171,103
  Accounts receivable (net)...................................    1,669,234     307,024   149,426                       2,125,684
  Inventory...................................................      829,453     523,382                                 1,352,835
  Prepaid expenses and other current assets...................      446,524     158,118    13,333      (85,027)(b)        532,948
                                                                -----------  ----------  --------  ----------------   -----------
        Total current assets..................................    3,684,274   1,172,705   326,638      (85,027)         5,098,590
                                                                -----------  ----------  --------  ----------------   -----------

  Monitoring Contract Costs (net).............................   18,045,284     230,312               (230,312)(b)     28,872,112
                                                                                                    10,026,828(b)
                                                                                                       800,000(c)
                                                                -----------  ----------  --------  ----------------   -----------

Property and Equipment (net)..................................    1,522,023   1,854,040   108,678                       3,484,741
                                                                -----------  ----------  --------  ----------------   -----------

Other Assets
  Accounts receivable (net)...................................      202,073                                               202,073
  Deposits....................................................       45,935      31,845       300                          78,080
  Investment in joint venture.................................    2,963,096                                             2,963,096
  Intangible assets, net of amortization......................                             23,769      (23,769)(c)
  Deferred compensation expense...............................      517,500                                               517,500
  Deferred financing costs (net)..............................    3,316,249                                             3,316,249
                                                                -----------  ----------  --------  ----------------   -----------
                                                                  7,044,853      31,845    24,069      (23,769)         7,076,998
                                                                -----------  ----------  --------  ----------------   -----------
                                                                $30,296,434  $3,288,902  $459,385  $10,487,720        $44,532,441
                                                                -----------  ----------  --------  ----------------   -----------
                                                                -----------  ----------  --------  ----------------   -----------
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt...........................  $   157,815  $  411,452  $ 77,494  $  (411,452)(b)    $   235,309
  Accounts payable-Trade......................................      738,909     408,285    10,679     (408,285)(b)        749,588
  Purchase holdbacks..........................................      571,120                                               571,120
  Accrued expenses and other current liabilities..............    1,076,485     159,809    43,058     (159,809)(b)      1,119,543
  Due to affiliate............................................                             76,465      (76,465)(c)
  Deferred revenue                                                1,981,698     769,245                                 2,750,943
                                                                -----------  ----------  --------  ----------------   -----------
                                                                  4,526,027   1,748,791   207,696   (1,056,011)         5,426,503
                                                                -----------  ----------  --------  ----------------   -----------
Long term Liabilities
  Long-term debt..............................................   12,944,996   1,105,149    59,444   (1,105,149)(b)     13,834,440
                                                                                                    (7,820,000)(d)
                                                                                                     8,650,000(e)
  Deferred compensation expense...............................    1,725,000                                             1,725,000
                                                                -----------  ----------  --------  ----------------   -----------
                                                                 14,669,996   1,105,149    59,444     (275,149)        15,559,440
                                                                -----------  ----------  --------  ----------------   -----------
  Stockholders' Equity
  Preferred stock-Series A....................................    6,818,055                         (6,818,055)(e)
  Preferred stock-Series B....................................           31                                                    31
  Common stock................................................       17,514     125,000       625     (125,000)(b)         39,890
                                                                                                         2,163(b)
                                                                                                        19,200(a)
                                                                                                          (625)(c)
                                                                                                         1,013(c)
  Additional paid-in capital..................................   36,755,463     215,814    22,375     (215,814)(b)     55,996,838
                                                                                                     2,228,592(b)
                                                                                                    17,800,800(a)
                                                                                                    (1,831,945)(e)
                                                                                                       (22,375)(c)
                                                                                                     1,043,928(c)
  Unrealized holding losses...................................      (18,750)        391                                   (18,359)
  Accumulated Deficit.........................................  (32,471,902)     93,757   169,245      (93,757)(b)    (32,471,902)
                                                                                                      (169,245)(c)
                                                                -----------  ----------  --------  ----------------   -----------
                                                                 11,100,411     434,962   192,245   11,818,880         23,546,498
                                                                -----------  ----------  --------  ----------------   -----------
                                                                $30,296,434  $3,288,902  $459,385  $10,487,720        $44,532,441
                                                                -----------  ----------  --------  ----------------   -----------
                                                                -----------  ----------  --------  ----------------   -----------

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

                                                                         HISTORICAL                        PRO FORMA
                                                              --------------------------------  -------------------------------
                                                               RESPONSE    TRIPLE A   JUPITER   ADJUSTMENTS         COMBINED
                                                              -----------  ---------  --------  ------------     --------------
Operating Revenues
  Product Sales.............................................  $   662,846  $ 408,596                               $  1,071,442
  Monitoring and service....................................    2,585,038    911,076  $535,949                        4,032,063
                                                              -----------  ---------  --------  ------------     --------------
                                                                3,247,884  1,319,672   535,949                        5,103,505
Cost of Revenues............................................    1,167,181    560,273   432,319                        2,159,773
                                                              -----------  ---------  --------  ------------     --------------
Gross Profit................................................    2,080,703    759,399   103,630                        2,943,732
                                                              -----------  ---------  --------  ------------     --------------
Operating Expenses
  Selling, general and administrative.......................    1,615,635    568,617    22,143                        2,206,395
  Compensation-Employment Contracts.........................     (450,000)                                             (450,000)
  Depreciation and amortization.............................      837,539    128,120    19,705      ($17,199)(f)      1,238,836
                                                                                                     270,671(g)
  Interest..................................................      643,780     24,011     2,601       (24,011)(h)        667,650
                                                                                                      21,269(i)
                                                              -----------  ---------  --------  ------------     --------------
                                                                2,646,954    720,748    44,449       250,730          3,662,881
                                                              -----------  ---------  --------  ------------     --------------
Income/(Loss) From Operations...............................     (566,251)    38,651    59,181      (250,730)          (719,149)
                                                              -----------  ---------  --------  ------------     --------------
Other Income/(Expense)
  Interest income...........................................        1,708      1,876       442                            4,026
  Joint venture loss........................................     (130,138)                                             (130,138)
                                                              -----------  ---------  --------  ------------     --------------
                                                                 (128,430)     1,876       442             0           (126,112)
                                                              -----------  ---------  --------  ------------     --------------
Net Income/(Loss)...........................................     (694,681)    40,527    59,623      (250,730)          (845,261)
Dividends and accretion on preferred stock..................     (335,272)                           335,272(j)               0
                                                              -----------  ---------  --------  ------------     --------------
Net Loss Applicable to Common Shareholders..................  ($1,029,953) $  40,527  $ 59,623  $     84,542       ($   845,261)
                                                              -----------  ---------  --------  ------------     --------------
                                                              -----------  ---------  --------  ------------     --------------
Loss per common share
  Loss before extraordinary item............................       ($0.33)                                               ($0.17)
  Extraordinary item........................................  $      0.00                                          $       0.00
                                                              -----------                                        --------------
  Net loss                                                         ($0.33)                                               ($0.17)
                                                              -----------                                        --------------
                                                              -----------                                        --------------
Net loss applicable to common shareholders..................       ($0.48)                                               ($0.17)
                                                              -----------                                        --------------
                                                              -----------                                        --------------
Weighted average number of shares outstanding...............    2,132,533                          2,797,055(k)       4,929,588
                                                              -----------                       ------------     --------------
                                                              -----------                       ------------     --------------

                       RESPONSE USA INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE FISCAL YEAR ENDED JUNE 30, 1997

                                                       HISTORICAL                            PRO FORMA
                                       ------------------------------------------  ------------------------------
                                          RESPONSE       TRIPLE A      JUPITER      ADJUSTMENTS       COMBINED
                                       --------------  ------------  ------------  --------------  --------------
Operating Revenues
  Product Sales......................  $    2,938,618  $  1,787,897                                $    4,726,515
  Monitoring and service.............       9,784,285     3,345,642  $  1,646,808                      14,776,735
                                       --------------  ------------  ------------  --------------  --------------
                                           12,722,903     5,133,539     1,646,808                      19,503,250
Cost of Revenues.....................       4,097,415     2,353,190     1,352,105                       7,802,710
                                       --------------  ------------  ------------  --------------  --------------
Gross Profit.........................       8,625,488     2,780,349       294,703                      11,700,540
                                       --------------  ------------  ------------  --------------  --------------
Operating Expenses
  Selling, general and
  administrative.....................       9,126,641     2,044,430        95,914                      11,266,985
  Compensation--Options/ Employment
  contracts..........................       3,689,700                                                   3,689,700
  Depreciation and amortization......       2,976,433       463,914        81,274         (68,812 (f)      4,535,493
                                                                                        1,082,684(g)
  Interest...........................       1,349,480       128,574        14,525        (128,574 (h)      1,449,080
                                                                                         85,075(i)
                                       --------------  ------------  ------------  --------------  --------------
                                           17,142,254     2,636,918       191,713         970,373      20,941,258
                                       --------------  ------------  ------------  --------------  --------------
Income/(Loss) From Operations........      (8,516,766)      143,431       102,990        (970,373)     (9,240,718)
                                       --------------  ------------  ------------  --------------  --------------
Other Income/(Expense)
  Interest Income....................          12,176        13,755         1,573                          27,504
  Joint Venture Loss.................        (123,325)                                                   (123,325)
                                       --------------  ------------  ------------  --------------  --------------
                                             (111,149)       13,755         1,573               0         (95,821)
                                       --------------  ------------  ------------  --------------  --------------
Income/Loss Before Extraordinary
  Item...............................      (8,627,915)      157,186       104,563        (970,373)     (9,336,539)
Extraordinary Item
  Loss on debt extinguishment........       2,549,708                                                   2,549,708
                                       --------------  ------------  ------------  --------------  --------------
Net Income/(Loss)....................     (11,177,623)      157,186       104,563        (970,373)    (11,886,247)
Dividends and accretion on preferred
  stock..............................      (6,876,521)                                  6,876,521(j)              0
                                       --------------  ------------  ------------  --------------  --------------
Net Loss Applicable to Common
  Shareholders.......................  ($  18,054,144) $    157,186  $    104,563  $    5,906,148  $  (11,886,247)
                                       --------------  ------------  ------------  --------------  --------------
                                       --------------  ------------  ------------  --------------  --------------
Loss per common share
  Loss before extraordinary item.....  ($        5.80)                                             ($        2.18)
  Extraordinary item.................  ($        1.71)                                             ($        0.59)
                                       --------------                                              --------------
  Net loss...........................  ($        7.51)                                             ($        2.77)
                                       --------------                                              --------------
                                       --------------                                              --------------
  Net loss applicable to common
  shareholders.......................  ($       12.14)                                             ($        2.77)
                                       --------------                                              --------------
                                       --------------                                              --------------
Weighted average number of shares
  outstanding........................       1,487,574                                2,797,055 (k)      4,284,629
                                       --------------                              --------------  --------------
                                       --------------                              --------------  --------------

    The accompanying notes are an integral part of the financial statements.

                       RESPONSE USA INC. AND SUBSIDIARIES

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                       UNAUDITED PRO FORMA BALANCE SHEET

    (a) To reflect the net proceeds from the Secondary Offering as if it occurred on September 30, 1997 of $17,820,000

    (b) To record the acquisition of Triple A. The purchase price of $13,000,000 (payable in cash of $10,000,000, stock valued at $2,230,755, and assumption of $769,245 in liabilities) which was allocated to the assets acquired and liabilities assumed based on their fair value with the remainder, $10,026,828, classified as Monitoring Contract Costs.

    (c) To record the acquisition of Jupiter. The purchase price of $1,044,941 (payable in stock) which was allocated to the assets acquired and liabilities assumed based on their fair value with the remainder, $800,000, classified as Monitoring Contract Costs.

    (d) To record principal paid on the line of credit from the remaining proceeds from the Secondary Offering of $7,820,000.

    (e) To record the redemption of the preferred stock for $8,650,000.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

    (f) To eliminate amortization of monitoring contracts purchased from Triple A and amortization of intangible assets not acquired from Jupiter previously recorded in Triple A's and Jupiter's historical financial statements.

    (g) To provide amortization on the net increase of purchased monitoring contracts. Monitoring contracts purchased from Triple A and Jupiter are amortized using the straight-line method over a ten-year estimated life.

    (h) To eliminate interest expense on debt not acquired from Triple A.

    (i) To record additional interest expense on the net increase in long-term debt as a result of additional borrowings needed to redeem the preferred stock after the acquisition of Triple A with the proceeds from the offering.

    (j) To eliminate dividends and accretion on preferred stock, since this preferred stock is presumed to have been retired in these pro forma financial statements.

    (k) In calculating earnings per share, effect has been given to the shares issued in the acquisitions of Triple A (270,395 shares) and Jupiter (126,660 shares), and the Secondary Offering (2,400,000) shares.

                 (This page has been left blank intentionally.)

The Company's logo appears on the top of the page. Beneath the logo is the phrase "Providing Security for Living, Protection for Life" followed by three rows of three pictures each depicting the Company's products, services and customers. Beneath the pictures is the phrase "Making Your World a Safer Place."

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    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................          8
Use of Proceeds.................................         17
Price Range of Common Stock.....................         18
Dividend Policy.................................         18
Capitalization..................................         19
Selected Financial Information..................         20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         23
Business........................................         31
Management......................................         46
Principal Stockholders..........................         53
Certain Relationships and Related
  Transactions..................................         54
Description of Securities.......................         55
Shares Eligible for Future Sale.................         60
Underwriting....................................         61
Legal Matters...................................         63
Experts.........................................         63
Available Information...........................         63
Index to Financial Statements...................        F-1

                                2,400,000 SHARES

                               RESPONSE USA, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             GRUNTAL & CO., L.L.C.

                              HAMPSHIRE SECURITIES
                                  CORPORATION

                                        , 1998

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